                                                                   EXHIBIT 17(h)

                                W&R TARGET FUNDS

                            Asset Strategy Portfolio
                               Balanced Portfolio
                                 Bond Portfolio
                              Core Equity Portfolio
                                Growth Portfolio
                              High Income Portfolio
                             International Portfolio
                           Limited-Term Bond Portfolio
                             Money Market Portfolio
                        Science and Technology Portfolio
                               Small Cap Portfolio
                                 Value Portfolio

                                     Annual
                                     Report
                                     ------
                                December 31, 2002

CONTENTS

  3     Asset Strategy Portfolio

 17     Balanced Portfolio

 30     Bond Portfolio

 46     Core Equity Portfolio

 57     Growth Portfolio

 69     High Income Portfolio

 86     International Portfolio

 98     Limited-Term Bond Portfolio

110     Money Market Portfolio

121     Science and Technology Portfolio

133     Small Cap Portfolio

144     Value Portfolio

156     Notes to Financial Statements

169     Independent Auditors' Report

170     Directors & Officers

181     Annual Privacy Notice

MANAGERS' DISCUSSION

                                December 31, 2002

An interview with Michael L. Avery and Daniel J. Vrabac, portfolio managers of W&R Target Funds, Inc. - Asset Strategy Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Asset Strategy Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year? In a year that brought a consistently difficult environment for equities, the Portfolio performed fairly well, as it had a positive return and significantly outperformed its stock benchmark index and its peer group. Given that the environment was much more conducive to fixed income investments, however, it underperformed its bond benchmark index. The Portfolio increased 3.28 percent during the fiscal year, compared with the S&P 500 Index (reflecting the performance of securities that generally represent the stock market), which declined 22.10 percent for the year, the Salomon Brothers Broad Investment Grade Index (reflecting the performance of securities that generally represent the bond market), which increased 10.09 percent, the Salomon Brothers Short-Term Index for 1 Month Certificates of Deposit (reflecting the performance of securities that generally represent one-month certificates of deposit), which increased 1.79 percent, and the Lipper Variable Annuity Flexible Portfolio Funds Universe Average (generally reflecting the performance of the universe of funds with similar investment objectives), which declined 10.89 percent during the year. A variety of indexes is presented because the Portfolio invests in stocks, bonds and other instruments.

What factors impacted the Portfolio's performance during the fiscal year? Primarily, we believe that our ongoing focus on asset preservation helped the Portfolio outperform its stock benchmark and its peer group. The Portfolio has generally been heavily weighted in short-term treasury securities, gold bullion and gold-related equities. Given that we did hold some equities, and the market environment was more friendly to fixed income investments, we did not perform as well as the bond benchmark index.

What other market conditions or events influenced the Portfolio's performance during the fiscal year?
Geopolitics was a major theme impacting the markets throughout the period. In addition, we believe that monetary policy -- as a tool to stimulate domestic economic growth -- influenced the equity markets, as many stocks continued to grasp for traction in a weak and sluggish economic environment. The best way we can think of to describe the fiscal year overall is as an environment of high valuations, low earnings growth, lack of trust in corporate management, and lost credibility on Wall Street. Additionally, the U.S. dollar peaked, and then began to decline, relative to European currencies (and gold), resulting in marginal capital flows away from the U.S.

What strategies and techniques did you employ that specifically affected the Portfolio's performance?
The Portfolio remains invested primarily in short-term U.S. Treasuries (approximately 50 percent of our holdings). Also, we remain focused on gold-related equities and gold bullion, which, together, represent approximately 20 percent of portfolio holdings. As noted above, this is a rather defensive strategy, aimed at asset preservation, but we believe it has served us well in the challenging environment.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
We do not anticipate many changes to our current strategy in the near term. However, we are mindful that our shareholders only truly win when we achieve a respectable absolute return. Unfortunately, we continue to believe that it may be harder to achieve a more dramatically positive absolute return. We intend to continue to focus on finding what we believe are appropriate income-producing securities, recognizing that returns may be dependent upon this portion of the calculation. We also remain respectful of the market environment, which we believe mandates an adherence to asset preservation.

Respectfully,

Michael L. Avery
Daniel J. Vrabac
Managers
Asset Strategy Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target Asset Strategy Portfolio, The S&P 500 Index, The Salomon Brothers Broad Investment Grade Index, Salomon Brothers Short-Term Index for 1 Month Certificates of Deposit and Lipper Variable Annuity Flexible Portfolio Funds Universe Average

                                                             Lipper
                                                Salomon     Variable
                                  Salomon       Brothers     Annuity
                                  Brothers     Short-Term   Flexible
            W&R Target             Broad        Index       Portfolio
              Asset      S&P     Investment   for 1 Month    Funds
             Strategy    500       Grade      Certificates  Universe
            Portfolio   Index      Index       of Deposit   Average
            ---------  -------   ----------   ------------  ---------
05/01/95     $10,000   $10,000     $10,000       $10,000     $10,000
12/31/95      10,182    12,179      11,130        10,401      11,540
12/31/96      10,795    14,975      11,533        10,976      13,228
12/31/97      12,307    19,961      12,644        11,599      15,804
12/31/98      13,531    25,689      13,746        12,257      18,053
12/31/99      16,639    31,102      13,632        12,909      20,241
12/31/00      20,388    28,245      15,212        13,753      20,499
12/31/01      18,358    24,882      16,508        14,322      19,554
12/31/02      18,960    19,383      18,173        14,578      17,425

=== W&R Target Asset Strategy Portfolio(1) -- $18,960 +++ S&P 500 Index(2) -- $19,383

.... Salomon Brothers Broad Investment Grade Index(2) -- $18,173 *-*-Salomon
Brothers Short-Term Index for 1 Month Certificates of Deposit(2) - - $14,578

****Lipper Variable Annuity Flexible Portfolio Funds Universe Average(2) -- $17,425

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes was effected as of April 30, 1995.

          Average Annual Total Return(3)

1-year period ended
     12-31-02                     3.28%
5-year period ended
     12-31-02                     9.03%
7+ year period ended
    12-31-02(4)                   8.69%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)5-1-95 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE ASSET STRATEGY PORTFOLIO
     December 31, 2002

                                                             Troy
                                                            Ounces            Value
BULLION - 5.80%
 Gold ...............................................          27,836     $   9,688,356
 (Cost: $8,885,492)                                                       -------------

                                                              Shares

COMMON STOCKS
Business Equipment and Services - 0.40%
 SI International, Inc.* ............................          61,150           660,726
                                                                          -------------

Communications Equipment - 0.47%
 Nokia Corporation, Series A, ADR ...................          50,300           779,650
                                                                          -------------

Computers -- Peripherals - 0.47%
 Electronic Arts Inc.* ..............................          15,800           785,813
                                                                          -------------

Food and Related - 0.19%
 American Italian Pasta Company, Class A*                       8,800           316,624
                                                                          -------------

Gold and Precious Metals - 10.19%
 Agnico-Eagle Mines Limited .........................         129,500         1,924,370
 Barrick Gold Corporation ...........................         375,605         5,788,073
 Glamis Gold Ltd.* ..................................          84,600           959,364
 Meridian Gold Inc. (A)* ............................          79,540         1,397,100
 Placer Dome Inc. ...................................         605,501         6,963,261
                                                                          -------------
                                                                             17,032,168
                                                                          -------------

Hospital Supply and Management - 0.31%
 Health Management Associates, Inc.,
   Class A ..........................................          29,400           526,260
                                                                          -------------

Mining -- 3.67%
 Newmont Mining Corporation .........................         211,079         6,127,623
                                                                          -------------

Petroleum -- Canada - 0.37%
 Nabors Industries Ltd. (B)* ........................          17,400           613,698
                                                                          -------------

Petroleum -- Domestic - 2.79%
 Anadarko Petroleum Corporation .....................          40,323         1,931,472
 Burlington Resources Inc. ..........................          47,110         2,009,241
 Patterson-UTI Energy, Inc. (B)* ....................          24,200           730,235
                                                                          -------------
                                                                              4,670,948
                                                                          -------------

Petroleum -- International - 1.19%
 Exxon Mobil Corporation ............................          57,091         1,994,760
                                                                          -------------

Petroleum -- Services - 1.06%
 Baker Hughes Incorporated (B) ......................          55,095         1,773,508
                                                                          -------------

TOTAL COMMON STOCKS - 21.11%                                              $  35,281,778
 (Cost: $34,542,238)

                                                         Principal
                                                         Amount in
                                                         Thousands
CORPORATE DEBT SECURITIES
Aircraft - 0.32%
 Raytheon Company,
   6.5%, 7-15-05 ....................................   $         500           539,289
                                                                          -------------

Banks - 0.96%
 Banco Nacional de Comercio Exterior,
   S.N.C.,
   7.25%, 2-2-04 ....................................           1,000         1,048,750
 Norwest Financial, Inc.,
   7.6%, 5-3-05 .....................................             500           558,961
                                                                          -------------
                                                                              1,607,711
                                                                          -------------

Beverages - 0.55%
 Companhia Brasileira de Bebidas,
   10.5%, 12-15-11 ..................................             500           452,500
 Diageo Capital plc,
   6.0%, 3-27-03 ....................................             200           201,875
 Pepsi-Gemex, S.A. de C.V.,
   9.75%, 3-30-04 ...................................             250           271,250
                                                                          -------------
                                                                                925,625
                                                                          -------------

Construction Materials - 0.64%
 Hanson Overseas B.V.,
   6.75%, 9-15-05 ...................................             500           542,691
 Stanley Works (The),
   5.75%, 3-1-04 ....................................             500           521,384
                                                                          -------------
                                                                              1,064,075
                                                                          -------------

Cosmetics and Toiletries - 0.31%
 Gillette Company (The),
   3.75%, 12-1-04 (C) ...............................             500           516,451
                                                                          -------------

Finance Companies - 0.49%
 Exxon Capital Corporation,
   6.0%, 7-1-05 .....................................             750           817,252
                                                                          -------------

Food and Related - 1.98%
 ConAgra, Inc.,
   7.4%, 9-15-04 ....................................             300           325,076
 GRUMA, S.A. de C.V.,
   7.625%, 10-15-07 .................................             350           343,000
 Kellogg Company,
   6.625%, 1-29-04 ..................................           2,000         2,088,894
 Sara Lee Corporation,
   6.45%, 9-26-05 ...................................             500           552,304
                                                                          -------------
                                                                              3,309,274
                                                                          -------------

Health Care -- Drugs - 0.96%
 Abbott Laboratories,
   5.125%, 7-1-04 ...................................             500           524,873
 Merck & Co., Inc.,
    6.75%, 9-19-05 ..................................             500           555,276
 Pfizer Inc.,
   3.625%, 11-1-04 ..................................             500           515,368
                                                                          -------------
                                                                              1,595,517
                                                                          -------------

Household -- General Products - 0.33%
 Procter & Gamble Company (The),
   6.6%, 12-15-04 ...................................             500           545,068
                                                                          -------------

Multiple Industry - 1.04%
 Ford Motor Credit Company,
   6.125%, 4-28-03 ..................................           1,000         1,005,856
 National Rural Utilities Cooperative
   Finance Corporation,
   5.5%, 1-15-05 ....................................             500           529,865
 Tyco International Group S.A.,
   6.25%, 6-15-03 ...................................             200           198,500
                                                                          -------------
                                                                              1,734,221
                                                                          -------------

Petroleum -- Services - 0.65%
 Pemex Finance Ltd. and Petroleos
   Mexicanos,
   8.02%, 5-15-07 ...................................             500           562,055
 Petroleos Mexicanos,
   6.5%, 2-1-05 (C) .................................             500           529,375
                                                                          -------------
                                                                              1,091,430
                                                                          -------------

Railroad - 0.43%
 Union Pacific Corporation,
   5.84%, 5-25-04 ...................................             685           718,800
                                                                          -------------

Retail -- Specialty Stores - 0.32%
 Home Depot, Inc. (The),
   6.5%, 9-15-04 ....................................             500           535,843
                                                                          -------------

Trucking and Shipping - 0.73%
 WMX Technologies, Inc.,
   6.375%, 12-1-03 ..................................           1,200         1,222,931
                                                                          -------------

Utilities -- Electric - 0.66%
 Wisconsin Energy Corporation,
   5.875%, 4-1-06 ...................................             500           543,299
 Wisconsin Power and Light Company,
   7.6%, 7-1-05 .....................................             500           554,324
                                                                          -------------
                                                                              1,097,623
                                                                          -------------

Utilities -- Gas and Pipeline - 1.03%
 Consolidated Natural Gas Company,
   7.25%, 10-1-04 ...................................             500           538,566
 Sonat Inc.,
   6.875%, 6-1-05 ...................................             500           370,000
 Wisconsin Gas Company,
   6.375%, 11-1-05 ..................................             750           817,880
                                                                          -------------
                                                                              1,726,446
                                                                          -------------

Utilities -- Telephone - 0.77%
 Comtel Brasileira Ltda.,
   10.75%, 9-26-04 ..................................             350           302,461
 Telefonos de Mexico, S.A. de C.V.,
   8.25%, 1-26-06 ...................................             400           438,000
 Verizon Global Funding Corp. and
   Verizon Communications Inc.,
   6.75%, 12-1-05 ...................................             500           552,454
                                                                          -------------
                                                                              1,292,915
                                                                          -------------

TOTAL CORPORATE DEBT SECURITIES - 12.17%                                  $  20,340,471
 (Cost: $20,145,347)

OTHER GOVERNMENT SECURITIES
Brazil - 1.00%
 Federative Republic of Brazil (The),
    11.0%, 1-11-12 ..................................           2,500         1,662,500
                                                                          -------------

Canada - 0.32%
 Her Majesty in right of Canada,
   6.375%, 11-30-04 .................................             500           541,080
                                                                          -------------

Mexico - 0.17%
 United Mexican States,
   8.625%, 3-12-08 ..................................             250           287,250
                                                                          -------------

TOTAL OTHER GOVERNMENT SECURITIES - 1.49%                                 $   2,490,830
 (Cost: $2,792,722)

UNITED STATES GOVERNMENT SECURITIES
Mortgage-Backed Obligations - 2.91%
 Government National Mortgage Association
   Pass-Through Certificates:
   5.5%, 11-15-16 ...................................           1,235         1,291,431
   5.5%, 12-15-16 ...................................           3,407         3,562,567
                                                                          -------------
                                                                              4,853,998
                                                                          -------------

United States Treasury - 47.87%
 United States Treasury Notes:
   2.75%, 10-31-03 (D) ..............................          40,225        40,730,950
   3.0%, 2-29-04 ....................................          24,000        24,478,128
   3.375%, 4-30-04 ..................................           9,500         9,757,165
   7.5%, 2-15-05 ....................................           4,500         5,045,976
                                                                          -------------
                                                                             80,012,219
                                                                          -------------

TOTAL UNITED STATES GOVERNMENT SECURITIES - 50.78%                        $  84,866,217
 (Cost: $83,205,007)

                                                             Face
                                                          Amount in
                                                          Thousands
UNREALIZED LOSS ON OPEN FORWARD
CURRENCY CONTRACTS - (0.12%)
   Eurodollar, 11-7-03 (E) ..........................       EUR1,602            (80,793)
   Eurodollar, 11-7-03 (E) ..........................          1,602            (70,338)
   Eurodollar, 11-7-03 (E) ..........................          1,602            (52,233)
                                                                          -------------
                                                                          $    (203,364)
                                                                          -------------

                                                          Number of
                                                          Contracts
PUT OPTION - 0.03%
 Cisco Systems, Inc., January 15,
   Expires 1-18-03 ..................................         282         $      56,400
                                                                          -------------

(Cost: $36,096)

                                                          Principal
                                                          Amount in
                                                          Thousands
SHORT-TERM SECURITIES
Chemicals -- Petroleum and Inorganic - 3.72%
   du Pont (E.I.) de Nemours and Company,
     1.30036%, Master Note ..........................   $       6,218         6,218,000
                                                                          -------------

  Finance Companies - 1.20%
   USAA Capital Corp.,
     1.35%, 1-10-03 .................................           2,000         1,999,325
                                                                          -------------

  Health Care -- Drugs - 2.39%
   Merck & Co., Inc.,
     1.3%, 1-9-03 ...................................           4,000         3,998,844
                                                                          -------------

  Security and Commodity Brokers - 1.93%
   UBS Finance Delaware LLC,
     1.2%, 1-2-03 ...................................           3,226         3,225,893
                                                                          -------------

  TOTAL SHORT-TERM SECURITIES - 9.24%                                     $  15,442,062
   (Cost: $15,442,062)

  TOTAL INVESTMENTS - 100.50%                                             $ 167,962,750
   (Cost: $165,048,964)

  LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.50%)                          (828,998)

  NET ASSETS - 100.00%                                                    $ 167,133,752

Notes to Schedule of Investments
*No dividends were paid during the preceding 12 months.

(A)Listed on an exchange outside of the United States.

(B)These securities serve as collateral for the following open futures contracts at December 31, 2002 (See Note 6 to financial statements):

             Number of  Expiration     Market
Description  Contracts     Date        Value
-----------  ---------  ----------   ----------
  S&P 500       7        3/20/03     $1,538,075
                                     ==========

(C)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, the total value of these securities amounted to $1,045,826 or 0.63% of net assets.

(D)As of December 31, 2002, a portion of the security was used as cover for the following written call option (See Note 5 to financial statements):

                         Contracts
     Underlying           Subject   Expiration Month/Premium   Market
      Security            to Call   Exercise Price  Received   Value
     ----------          ------------------------   --------  --------
Cheesecake Factory
  Incorporated (The)        454       April/35      $173,655  $172,066
                                                    ========  ========

(E)Principal amounts are denominated in the indicated foreign currency, where applicable (EUR - Euro).

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
ASSET STRATEGY PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investments--at value (Notes 1 and 3):
   Bullion (cost - $8,886) ............................  $  9,688
   Securities (cost - $156,163) .......................   158,275
                                                         --------
                                                          167,963
 Cash .................................................         1
 Receivables:
   Dividends and interest .............................     1,210
   Fund shares sold ...................................       329
   Investment securities sold .........................        97
 Prepaid insurance premium ............................         1
                                                         --------
    Total assets ......................................   169,601
                                                         --------
LIABILITIES
 Payable for investment securities purchased ..........     2,255
 Outstanding call options--at value (Note 5) ..........       172
 Payable to Fund shareholders .........................        20
 Accrued accounting services fee (Note 2) .............         4
 Accrued management fee (Note 2) ......................         3
 Variation margin payable (Note 6) ....................         2
 Accrued service fee (Note 2) .........................         1
 Other ................................................        10
                                                         --------
    Total liabilities .................................     2,467
                                                         --------
      Total net assets ................................  $167,134
NET ASSETS                                               ========
 $0.001 par value capital stock:
   Capital stock ......................................  $     26
   Additional paid-in capital .........................   171,205
 Accumulated undistributed income (loss):
   Accumulated undistributed net realized loss on
    investment transactions ...........................    (7,043)
   Net unrealized appreciation in value of securities .     3,097
   Net unrealized appreciation in value of written
    options ...........................................         2
   Net unrealized appreciation in value of purchased
    options ...........................................        20
   Net unrealized appreciation in value of futures
    contracts .........................................        30
   Net unrealized depreciation in value of forward
    currency contracts ................................      (203)
                                                         --------
    Net assets applicable to outstanding
      units of capital ................................  $167,134
                                                         ========
Net asset value, redemption and offering
 price per share ......................................  $ 6.3078
                                                          =======
Capital shares outstanding ............................    26,496
Capital shares authorized .............................    45,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
ASSET STRATEGY PORTFOLIO
For the Fiscal Year Ended December 31, 2002

                                 (In Thousands)

INVESTMENT INCOME
 Income (Note 1B):
   Interest and amortization ..........................    $3,658
   Dividends (net of foreign withholding taxes of $15)        362
                                                           ------
    Total income ......................................     4,020
                                                           ------
 Expenses (Note 2):
   Investment management fee ..........................       965
   Service fee ........................................       345
   Accounting services fee ............................        44
   Custodian fees .....................................        40
   Audit fees .........................................         6
   Legal fees .........................................         3
   Other ..............................................        26
                                                           ------
       Total expenses .................................     1,429
                                                           ------
         Net investment income ........................     2,591
                                                           ------
REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net gain on securities ......................     1,405
 Realized net loss on written options .................    (1,302)
 Realized net gain on purchased options ...............        88
 Realized net gain on futures contracts ...............       282
 Realized net gain on foreign currency transactions....        25
                                                           ------
   Realized net gain on investments ...................       498
                                                           ------
 Unrealized appreciation in value of securities
   during the period ..................................     1,693
 Unrealized depreciation in value of written
   options during the period ..........................       (29)
 Unrealized appreciation in value of purchased
   options during the period ..........................        20
 Unrealized appreciation in value of
   futures contracts during the period ................        30
 Unrealized depreciation in value of forward
   currency contracts during the period ...............      (306)
                                                           ------
   Unrealized appreciation in value of
    investments during the period .....................     1,408
                                                           ------
    Net gain on investments ...........................     1,906
                                                           ------
      Net increase in net assets resulting
       from operations ................................    $4,497
                                                           ======

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
ASSET STRATEGY PORTFOLIO

                                 (In Thousands)

                                              For the fiscal year ended
                                                     December 31,
                                              -------------------------
                                                2002             2001
                                              ---------       ---------
INCREASE IN NET ASSETS
Operations:
 Net investment income  ....................  $   2,591       $   2,398
 Realized net gain (loss) on investments            498          (7,262)
 Unrealized appreciation (depreciation)           1,408          (3,329)
                                              ---------       ---------
   Net increase (decrease) in net assets
    resulting from operations ..............      4,497          (8,193)
                                              ---------       ---------
Dividends to shareholders from (Note 1E):(1)
 Net investment income  ....................     (2,616)         (2,418)
 Realized gains on
   securities transactions .................        ---            (234)
                                              ---------       ---------
                                                 (2,616)         (2,652)
                                              ---------       ---------
Capital share transactions(2) ..............     50,063          66,933
                                              ---------       ---------
   Total increase ..........................     51,944          56,088
NET ASSETS
Beginning of period ........................    115,190          59,102
                                              ---------       ---------
End of period ..............................  $ 167,134       $ 115,190
                                              =========       =========
 Undistributed net investment income........  $     ---       $     ---
                                              =========       =========

(1)See "Financial Highlights" on page 16.

(2)Shares issued from sale of shares .......     11,528          16,814
Shares issued from reinvestment of dividend
 and/or capital gains distribution..........        415             428
Shares redeemed ............................     (4,012)         (7,055)
                                              ---------       ---------
Increase in outstanding capital shares......      7,931          10,187
                                              =========       =========
Value issued from sale of shares............  $  72,762       $ 110,309
Value issued from reinvestment of dividend
 and/or capital gains distribution..........      2,616           2,652
Value redeemed .............................    (25,315)        (46,028)
                                              ---------       ---------
Increase in outstanding capital.............  $  50,063       $  66,933
                                              =========       =========

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
ASSET STRATEGY PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                    For the fiscal year ended December 31,
                               -----------------------------------------------
                                 2002      2001     2000      1999      1998
                               -------   -------   -------   -------   -------
Net asset value,
 beginning of
 period......................  $6.2046   $7.0540   $6.2625   $5.3868   $5.1969
                               -------   -------   -------   -------   -------
Income (loss) from investment
 operations:
 Net investment
   income....................   0.1005    0.1323    0.0908    0.1138    0.1391
 Net realized and
   unrealized gain (loss)
   on investments............   0.1032   (0.8354)   1.3211    1.1232    0.3779
                               -------   -------   -------   -------   -------
Total from investment
 operations..................   0.2037   (0.7031)   1.4119    1.2370    0.5170
                               -------   -------   -------   -------   -------
Less distributions from:
 Net investment
   income....................  (0.1005)  (0.1334)  (0.0906)  (0.1136)  (0.1391)
 Capital gains...............  (0.0000)  (0.0129)  (0.5298)  (0.2477)  (0.1880)
                               -------   -------   -------   -------   -------
Total distributions            (0.1005)  (0.1463)  (0.6204)  (0.3613)  (0.3271)
                               -------   -------   -------   -------   -------
Net asset value,
 end of period...............  $6.3078   $6.2046   $7.0540   $6.2625   $5.3868
                               =======   =======   =======   =======   =======
Total return.................     3.28%    -9.96%    22.53%    22.96%     9.95%
Net assets, end of
 period (in
 millions)...................  $   167   $   115   $    59   $    22   $    14
Ratio of expenses
 to average net
 assets......................     1.04%     1.03%     0.97%     0.73%     1.07%
Ratio of net investment
 income to average
 net assets..................     1.90%     2.63%     1.97%     2.18%     2.97%
Portfolio turnover
 rate........................    95.22%   187.87%   155.27%   179.63%   189.02%

See Notes to Financial Statements.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with Cynthia P. Prince-Fox, portfolio manager of W&R Target Funds, Inc. - Balanced Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Balanced Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year? The Portfolio outperformed its stock benchmark index, but underperformed its bond benchmark index. The Portfolio's one-year return declined 8.41 percent, compared with the S&P 500 Index (reflecting the performance of securities that generally represent the stock market), which declined 22.10 percent for the year, the Salomon Brothers Treasury/Government Sponsored/Credit Index (generally reflecting the performance of funds in the bond market), which increased 10.81 percent for the year, and the Lipper Variable Annuity Balanced Funds Universe Average (reflecting the universe of funds with similar investment objectives), which declined 10.34 percent for the period. Multiple indexes are presented because the Portfolio invests in both stocks and bonds. The Salomon Brothers Treasury/Government Sponsored/Credit Index replaces the Salomon Brothers Treasury/Government Sponsored/Corporate Index in this year's report. We believe that the new index provides a more accurate basis for comparing the Portfolio's performance to the types of securities in which the Portfolio invests. Both indexes are presented in this year's report for comparison purposes.

What factors affected the Portfolio's performance during the fiscal year? Several factors played into overall performance. First and foremost was the contribution from the fixed income portion of the Portfolio, which significantly outperformed the equity portion, in addition to outperforming its fixed income benchmark. The primary reason for this, we feel, is that the fixed income securities held in the portfolio were primarily high quality, government-issued Treasury bonds. U.S. Treasuries outperformed most other fixed income instruments because they became a safe haven as corporate bonds experienced declines when concerns about the overall recovery in the economy came into question. On the other side of the Portfolio, our equity holdings posted declines, although the declines were not as significant as those experienced by the S&P 500 Index. Many of our defensive holdings performed well, despite a difficult economic environment. Additionally, we maintained a meaningful level of cash during the period, which also helped performance.

What other market conditions or events influenced the Portfolio's performance during the fiscal year?
This marked the third consecutive year of declines for the broad equity markets. Equity investments were simply a difficult place to be, as the S&P 500 Index experienced its sharpest decline since 1974, while the technology-laden Nasdaq Composite Index lost nearly a third of its value. Nearly every industry classification in the S&P 500 saw negative returns during the year. As a result, high quality fixed income instruments were one of the few positive places to invest during most of the year.

What strategies and techniques did you employ that specifically affected the Portfolio's performance?
We attempted to maintain a high quality fixed income portfolio and kept some cash holdings. In addition, we attempted to further protect the downside in the Portfolio by focusing our equity positions in companies with balance sheets that we felt could withstand protracted weakness in the overall economy. Our strategy of maintaining a relatively defensive equity portfolio during the year was based on our belief that equity valuations were still somewhat high and were unsustainable, given the potential for a slower economic environment.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
Areas of emphasis during the year were in aerospace/defense, health care and energy. We continue to believe that these sectors offer further upside in 2003. However, we remain optimistic about an economic recovery and a rebound in the financial markets. Thus we will likely shift our emphasis to companies that could benefit from a better economic environment as the year progresses.

Respectfully,

Cynthia P. Prince-Fox
Manager
Balanced Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target Balanced Portfolio, The S&P 500 Index Salomon Brothers Treasury/Government
Sponsored/Corporate Index, Salomon Brothers Treasury/Government Sponsored/Credit Index and Lipper Variable Annuity Balanced Funds Universe Average

                                          Salomon     Salomon      Lipper
                                          Brothers    Brothers    Variable
                                          Treasury/   Treasury/    Annuity
                                         Government  Government   Balanced
                   W&R Target    S&P     Sponsored/  Sponsored/    Funds
                    Balanced     500      Corporate    Credit     Universe
                    Portfolio   Index       Index      Index       Average
                   ----------  -------   ----------  ----------  ----------
05/03/94 Purchase   $10,000    $10,000    $10,000     $10,000      $10,000
12/31/94              9,963     10,398     10,046      10,046       10,028
12/31/95             12,374     14,306     11,978      11,978       12,524
12/31/96             13,758     17,591     12,327      12,327       14,197
12/31/97             16,301     23,447     13,535      13,535       16,910
12/31/98             17,714     30,176     14,814      14,814       19,310
12/31/99             19,510     36,533     14,514      14,514       21,035
12/31/00             20,903     33,178     16,219      16,219       21,488
12/31/01             19,661     29,227     17,613      17,626       20,822
12/31/02             18,007     22,768     19,495      19,531       18,669

===== W&R Target Balanced Portfolio(1) -- $18,007 ----- S&P 500 Index(2) -- $22,768

+++++ Salomon Brothers Treasury/Government Sponsored/Corporate Index(2) --
$19,495

...... Salomon Brothers Treasury/Government Sponsored/Credit Index(2) -- $19,531

***** Lipper Variable Annuity Balanced Funds Universe Average(2) -- $18,669

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes was effected as of April 30, 1994.

Please note that the performance of the Salomon Brothers Treasury/Government Sponsored/Credit Index (Credit Index) is substantially similar to the performance of the Salomon Brothers Treasury/Government Sponsored/Corporate Index (Corporate Index). The Credit Index was introduced by Salomon Brothers in April of 2001. In creating the performance history for the Credit Index, Salomon Brothers used the performance history of the Corporate Index for the period prior to April of 2001.

       Average Annual Total Return(3)

1-year period ended
     12-31-02                  -8.41%
5-year period ended
     12-31-02                   2.01%
8+ year period ended
    12-31-02(4)                 7.02%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)5-3-94 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE BALANCED PORTFOLIO

     December 31, 2002

                                                           Shares       Value
COMMON STOCKS
Air Transportation - 0.66%
 Southwest Airlines Co. ............................        80,000   $ 1,112,000
                                                                     -----------

Aircraft - 2.41%
 Lockheed Martin Corporation .......................        39,300     2,269,575
 Raytheon Company ..................................        58,000     1,783,500
                                                                     -----------
                                                                       4,053,075
                                                                     -----------

Banks - 2.30%
 U.S. Bancorp ......................................        74,900     1,589,378
 Wells Fargo & Company .............................        48,500     2,273,195
                                                                     -----------
                                                                       3,862,573
                                                                     -----------

Beverages - 1.62%
 Anheuser-Busch Companies, Inc. ....................        29,000     1,403,600
 Coca-Cola Company (The) ...........................        30,000     1,314,600
                                                                     -----------
                                                                       2,718,200
                                                                     -----------

Broadcasting - 1.66%
 Cox Communications, Inc., Class A* ................        38,979     1,107,004
 Fox Entertainment Group, Inc., Class A* ...........        64,800     1,680,264
                                                                     -----------
                                                                       2,787,268
                                                                     -----------

Business Equipment and Services - 1.81%
 Genuine Parts Company .............................        42,000     1,293,600
 Manpower Inc. .....................................        55,000     1,754,500
                                                                     -----------
                                                                       3,048,100
                                                                     -----------

Capital Equipment - 2.45%
 Caterpillar Inc. ..................................        15,000       685,800
 Cooper Cameron Corporation* .......................        44,200     2,202,044
 Ingersoll-Rand Company Limited, Class A ...........        28,300     1,218,598
                                                                     -----------
                                                                       4,106,442
                                                                     -----------

Chemicals -- Petroleum and Inorganic - 1.06%
 Dow Chemical Company (The) ........................        30,000       891,000
 du Pont (E.I.) de Nemours and Company .............        21,100       894,640
                                                                     -----------
                                                                       1,785,640
                                                                     -----------

Chemicals -- Specialty - 0.76%
 Air Products and Chemicals, Inc. ..................        30,000     1,282,500
                                                                     -----------

Communications Equipment - 1.43%
 Cisco Systems, Inc.* ..............................        80,000     1,047,600
 Nokia Corporation, Series A, ADR ..................        87,000     1,348,500
                                                                     -----------
                                                                       2,396,100
                                                                     -----------

Computers -- Micro - 0.42%
 Dell Computer Corporation* ........................        26,100       699,089
                                                                     -----------

Computers -- Peripherals - 3.56%
 EMC Corporation* ..................................       205,000     1,258,700
 Microsoft Corporation* ............................        70,400     3,641,088
 SAP Aktiengesellschaft, ADR .......................        55,000     1,072,500
                                                                     -----------
                                                                       5,972,288
                                                                     -----------

Cosmetics and Toiletries - 1.45%
 Estee Lauder Companies Inc. (The),
   Class A .........................................        50,000     1,320,000
 Gillette Company (The) ............................        36,700     1,114,212
                                                                     -----------
                                                                       2,434,212
                                                                     -----------

Electrical Equipment - 1.03%
 Emerson Electric Co. ..............................        34,000     1,728,900
                                                                     -----------

Electronic Components - 1.53%
 Analog Devices, Inc.* .............................        15,500       369,985
 Intel Corporation .................................        95,000     1,479,625
 Texas Instruments Incorporated ....................        48,000       720,480
                                                                     -----------
                                                                       2,570,090
                                                                     -----------

Electronic Instruments - 1.23%
 Applied Materials, Inc.* ..........................        82,400     1,073,672
 Molex Incorporated, Class A .......................        50,000       998,500
                                                                     -----------
                                                                       2,072,172
                                                                     -----------

Food and Related - 1.03%
 ConAgra Foods, Inc. ...............................        51,100     1,278,011
 Dean Foods Company* ...............................        12,000       445,200
                                                                     -----------
                                                                       1,723,211
                                                                     -----------

Forest and Paper Products - 1.85%
 International Paper Company .......................        32,138     1,123,866
 Sealed Air Corporation* ...........................        53,000     1,976,900
                                                                     -----------
                                                                       3,100,766
                                                                     -----------

Furniture and Furnishings - 0.67%
 Leggett & Platt, Incorporated .....................        50,000     1,122,000
                                                                     -----------

Gold and Precious Metals - 0.62%
 Barrick Gold Corporation ..........................        67,184     1,035,305
                                                                     -----------

Health Care -- Drugs - 3.16%
 Pfizer Inc. .......................................        79,850     2,441,015
 Pharmacia Corporation .............................        68,380     2,858,284
                                                                     -----------
                                                                       5,299,299
                                                                     -----------

Health Care -- General - 1.59%
 Johnson & Johnson .................................        30,200     1,622,042
 Wyeth .............................................        28,000     1,047,200
                                                                     -----------
                                                                       2,669,242
                                                                     -----------

Hospital Supply and Management - 2.65%
 HCA - The Healthcare Company ......................        35,500     1,473,250
 Health Management Associates, Inc.,
   Class A .........................................        90,000     1,611,000
 Medtronic, Inc. ...................................        30,000     1,368,000
                                                                     -----------
                                                                       4,452,250
                                                                     -----------

Insurance - Property and Casualty - 3.40%
 American International Group, Inc. ................        26,000     1,504,100
 Berkshire Hathaway Inc., Class B* .................           600     1,453,800
 Chubb Corporation (The) ...........................        32,100     1,675,620
 Hartford Financial Services Group Inc. (The)               23,700     1,076,691
                                                                     -----------
                                                                       5,710,211
                                                                     -----------

Leisure Time Industry - 0.78%
 Walt Disney Company (The)* ........................        80,800     1,317,848
                                                                     -----------

Motor Vehicle Parts - 0.78%
 Danaher Corporation ...............................        20,000     1,314,000
                                                                     -----------

Petroleum -- Canada - 0.73%
 Nabors Industries Ltd.* ...........................        35,000     1,234,450
                                                                     -----------

Petroleum -- Domestic - 1.48%
 Burlington Resources Inc. .........................        58,200     2,482,230
                                                                     -----------

Petroleum -- International - 1.20%
 Exxon Mobil Corporation ...........................        57,746     2,017,645
                                                                     -----------

Petroleum -- Services - 0.23%
 Schlumberger Limited ..............................         9,000       378,810
                                                                     -----------

Publishing - 0.82%
 New York Times Company (The), Class A .............        30,000     1,371,900
                                                                     -----------

Restaurants - 0.51%
 McDonald's Corporation ............................        53,400       858,672
                                                                     -----------

Retail -- General Merchandise - 1.46%
 Target Corporation ................................        54,600     1,638,000
 Wal-Mart Stores, Inc. .............................        16,000       808,160
                                                                     -----------
                                                                       2,446,160
                                                                     -----------

Security and Commodity Brokers - 1.66%
 Fannie Mae ........................................        29,700     1,910,601
 Goldman Sachs Group, Inc. (The) ...................        13,000       885,300
                                                                     -----------
                                                                       2,795,901
                                                                     -----------

Trucking and Shipping - 0.22%
 Hunt (J.B.) Transport Services, Inc.* .............        12,500       366,312
                                                                     -----------

Utilities -- Electric - 0.79%
 Exelon Corporation ................................        25,000     1,319,250
                                                                     -----------

Utilities -- Telephone - 1.75%
 BellSouth Corporation .............................        26,700       690,729
 SBC Communications Inc. ...........................        49,700     1,347,367
 Vodafone Group Plc, ADR ...........................        50,000       906,000
                                                                     -----------
                                                                       2,944,096
                                                                     -----------

TOTAL COMMON STOCKS - 52.76% .......................                 $88,588,207
 (Cost: $91,572,880)

                                                         Principal
                                                         Amount in
                                                         Thousands
CORPORATE DEBT SECURITIES
Air Transportation - 0.24%
 Southwest Airlines Co.,
   7.875%, 9-1-07 ..................................   $         360          405,158
                                                                        -------------

Aircraft - 1.61%
 Raytheon Company,
   6.5%, 7-15-05 ...................................           2,500        2,696,442
                                                                        -------------

Beverages - 0.33%
 Coca-Cola Enterprises Inc.,
   6.7%, 10-15-36 ..................................             500          549,730
                                                                        -------------

Health Care -- General - 0.16%
 American Home Products Corporation,
   7.9%, 2-15-05 ...................................             250          276,481
                                                                        -------------

Multiple Industry - 1.59%
 Household Finance Corporation,
   6.5%, 1-24-06 ...................................           2,500        2,662,305
                                                                        -------------

Utilities -- Telephone - 0.09%
 Southwestern Bell Telephone Company,
   5.77%, 10-14-03 .................................             150          154,623
                                                                        -------------

TOTAL CORPORATE DEBT SECURITIES - 4.02%                                 $   6,744,739
 (Cost: $6,324,193)

UNITED STATES GOVERNMENT SECURITIES
Agency Obligations - 4.48%
 Federal Home Loan Mortgage Corporation,
   7.0%, 2-15-03 ...................................           5,000        5,033,965
 Federal National Mortgage Association:
   6.51%, 5-6-08 ...................................             750          762,228
   6.19%, 7-7-08 ...................................             500          511,131
   7.25%, 1-15-10 ..................................           1,000        1,211,720
                                                                        -------------
                                                                            7,519,044
                                                                        -------------

Mortgage-Backed Obligations - 4.93%
 Federal Home Loan Mortgage Corporation Fixed Rate
   Participation Certificates,
   6.0%, 5-1-16 ....................................           6,359        6,658,207
 Federal National Mortgage Association Fixed Rate
   Pass-Through Certificates,
   7.0%, 9-1-25 ....................................             750          793,608
 Government National Mortgage Association Fixed Rate

   Pass-Through Certificates,
   6.5%, 8-15-28 ...................................             792          832,255
                                                                        -------------
                                                                            8,284,070
                                                                        -------------

Treasury Obligations - 13.18%
 United States Treasury Bonds:
   7.25%, 8-15-22 ..................................           4,000        5,205,780
   6.25%, 8-15-23 ..................................           5,250        6,167,931
   6.75%, 8-15-26 ..................................           3,000        3,753,399
 United States Treasury Notes:
   7.5%, 2-15-05 ...................................           2,250        2,522,988
   6.5%, 8-15-05 ...................................           4,000        4,474,064
                                                                        -------------
                                                                           22,124,162
                                                                        -------------

Treasury Inflation Protected Obligation - 0.63%
United States Treasury Note,
   3.0%, 7-15-12 (A) ...............................           1,000        1,062,656
                                                                        -------------

TOTAL UNITED STATES GOVERNMENT
 SECURITIES - 23.22%                                                    $  38,989,932
 (Cost: $36,043,233)

SHORT-TERM SECURITIES
Banks - 2.98%
 Wells Fargo & Company,
   1.29%, 1-16-03 ..................................           5,000        4,997,313
                                                                        -------------

Chemicals -- Petroleum and Inorganic - 2.87%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note ...........................           4,825        4,825,000
                                                                        -------------

Food and Related - 5.63%
 General Mills, Inc.,
   1.53%, Master Note ..............................           4,461        4,461,000
 Sara Lee Corporation,
   1.48%, 1-6-03 ...................................           5,000        4,998,972
                                                                        -------------
                                                                            9,459,972
                                                                        -------------

Health Care -- Drugs - 4.76%
 Merck & Co., Inc.,
   1.3%, 1-9-03 ....................................           4,000        3,998,844
 Pfizer Inc.,
   1.29%, 1-16-03 ..................................           4,000        3,997,850
                                                                        -------------
                                                                            7,996,694
                                                                        -------------

Health Care -- General - 2.08%
 Johnson & Johnson,
   1.27%, 2-3-03 ...................................           3,500        3,495,925
                                                                        -------------

Petroleum -- International - 1.27%
 BP America Inc.,
   1.2%, 1-2-03 ....................................           2,128        2,127,929
                                                                        -------------

Utilities -- Telephone - 0.54%
 BellSouth Corporation,
   1.28%, 1-23-03 ..................................             907          906,291
                                                                        -------------

TOTAL SHORT-TERM SECURITIES - 20.13%                                    $  33,809,124
 (Cost: $33,809,124)

TOTAL INVESTMENT SECURITIES - 100.13%                                   $ 168,132,002
 (Cost: $167,749,430)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.13%)                          (222,491)

NET ASSETS - 100.00%                                                    $ 167,909,511

Notes to Schedule of Investments
*No dividends were paid during the preceding 12 months.

(A)The interest rate for this security is a stated rate, but the interest payments are determined by multiplying the inflation-adjusted principal by one half of the stated rate for each semiannual interest payment date.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
BALANCED PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3) .....   $ 168,132
 Cash ................................................           1
 Receivables:
   Dividends and interest ............................         996
   Fund shares sold ..................................          54
 Prepaid insurance premium ...........................           2
                                                         ---------
    Total assets .....................................     169,185
                                                         ---------
LIABILITIES
 Payable for investment securities purchased .........       1,168
 Payable to Fund shareholders ........................          91
 Accrued accounting services fee (Note 2) ............           4
 Accrued management fee (Note 2) .....................           3
 Accrued service fee (Note 2) ........................           1
 Other ...............................................           8
                                                         ---------
    Total liabilities ................................       1,275
                                                         ---------
      Total net assets ...............................   $ 167,910
                                                         =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock .....................................   $      28
   Additional paid-in capital ........................     188,900
 Accumulated undistributed income (loss):
   Accumulated undistributed net realized loss on
    investment transactions ..........................     (21,401)
   Net unrealized appreciation in value of investments         383
                                                         ---------
    Net assets applicable to outstanding units
      of capital .....................................   $ 167,910
                                                         =========
Net asset value, redemption
 and offering price per share ........................   $  6.0423
                                                         =========
Capital shares outstanding ...........................      27,789
Capital shares authorized ............................      50,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
BALANCED PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME

Income (Note 1B):
  Interest and amortization ..........................   $  3,634
  Dividends (net of foreign withholding taxes of $3) .      1,247
                                                         --------
   Total income ......................................      4,881
                                                         --------
Expenses (Note 2):
  Investment management fee ..........................      1,219
  Service fee ........................................        435
  Accounting services fee ............................         44
  Custodian fees .....................................         15
  Audit fees .........................................          7
  Legal fees .........................................          3
  Other ..............................................         35
                                                         --------
   Total expenses ....................................      1,758
                                                         --------
     Net investment income ...........................      3,123
                                                         --------
REALIZED AND UNREALIZED LOSS
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on investments ....................    (14,068)
 Unrealized depreciation in value of investments
   during the period .................................     (4,705)
                                                         --------
   Net loss on investments ...........................    (18,773)
                                                         --------
    Net decrease in net assets resulting
      from operations ................................   $(15,650)
                                                         ========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
BALANCED PORTFOLIO
                                 (In Thousands)

                                               For the fiscal year ended
                                                     December 31,
                                                ----------------------
                                                  2002         2001
                                                ---------    ---------
INCREASE (DECREASE) IN NET ASSETS
 Operations:
   Net investment income ....................   $   3,123    $   4,123
   Realized net loss on investments .........     (14,068)      (7,129)
   Unrealized depreciation ..................      (4,705)      (7,291)
                                                ---------    ---------
    Net decrease in net assets
      resulting from operations .............     (15,650)     (10,297)
                                                ---------    ---------
 Dividends to shareholders from (Note 1E):(1)
   Net investment income ....................      (3,123)      (4,123)
   Realized gains on securities
    transactions ............................         ---         (204)
                                                ---------    ---------
                                                   (3,123)      (4,327)
                                                ---------    ---------
 Capital share transactions(2) ..............       8,303       35,032
                                                ---------    ---------
      Total increase (decrease) .............     (10,470)      20,408
NET ASSETS
 Beginning of period ........................     178,380      157,972
                                                ---------    ---------
 End of period ..............................   $ 167,910    $ 178,380
                                                =========    =========
   Undistributed net investment income ......   $     ---    $     ---
                                                =========    =========
(1)See "Financial Highlights" on page 29.....
(2)Shares issued from sale of shares ........       6,716       14,523
Shares issued from reinvestment of dividend
 and/or capital gains distribution ..........         517          643
Shares redeemed .............................      (5,979)     (10,195)
                                                ---------    ---------
Increase in outstanding capital shares ......       1,254        4,971
                                                =========    =========
Value issued from sale of shares ............   $  43,362    $ 101,894
Value issued from reinvestment of dividend
 and/or capital gains distribution ..........       3,123        4,327
Value redeemed ..............................     (38,182)     (71,189)
                                                ---------    ---------
Increase in outstanding capital .............   $   8,303    $  35,032
                                                =========    =========

SEE NOTES TO FINANCIAL STATEMENTS

FINANCIAL HIGHLIGHTS
BALANCED PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                      For the fiscal year ended December 31,
                               ---------------------------------------------------
                                 2002       2001      2000       1999       1998
                               -------    -------    -------    -------    -------
Net asset value,
 beginning of
 period  ...........           $ 6.7224   $ 7.3258   $ 7.3120   $ 7.1081   $ 6.7686

Income (loss) from investment
operations:
 Net investment
   income ..........             0.1145     0.1593     0.1873     0.1760     0.1865
 Net realized and
   unrealized gain (loss)
   on investments ..            (0.6801)   (0.5955)    0.3361     0.5446     0.4003

Total from investment
 operations  .......            (0.5656)   (0.4362)    0.5234     0.7206     0.5868
                               --------   --------   --------   --------   --------
Less distributions from:
 Net investment
   income ..........            (0.1145)   (0.1593)   (0.1873)   (0.1759)   (0.1865)
 Capital gains .....            (0.0000)   (0.0079)   (0.3223)   (0.3408)   (0.0608)
                               --------   --------   --------   --------   --------
Total distributions             (0.1145)   (0.1672)   (0.5096)   (0.5167)   (0.2473)
                               --------   --------   --------   --------   --------
Net asset value,
 end of period  ....           $ 6.0423   $ 6.7224   $ 7.3258   $ 7.3120   $ 7.1081
                               ========   ========   ========   ========   ========
Total return .......              -8.41%     -5.94%      7.14%     10.14%      8.67%
Net assets, end of period
 (in millions)  ....           $    168   $    178   $    158   $    117   $     92
Ratio of expenses
 to average net
 assets  ...........               1.01%      1.00%      1.01%      0.95%      0.74%
Ratio of net investment
 income to average
 net assets  .......               1.79%      2.44%      2.81%      2.56%      2.92%
Portfolio turnover
 rate  .............              58.18%     38.82%     42.32%     62.90%     54.62%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with James C. Cusser, CFA, portfolio manager of W&R Target Funds, Inc. - Bond Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Bond Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year?
The Portfolio performed about on par with its peer group during the period, although it underperformed its benchmark index. The Portfolio increased 8.98 percent for the year, compared with the Salomon Brothers Broad Investment Grade Index (reflecting the performance of securities that generally represent the bond market), which increased 10.09 percent, and the Lipper Variable Annuity Corporate Debt Funds A-Rated Universe Average (reflecting the universe of funds with similar investment objectives), which increased 8.54 percent for the year.

Why did the Portfolio slightly lag its benchmark index during the fiscal year? The Portfolio focused generally on higher credit quality than similar funds and, while that helped us perform on par with the peer group, we didn't quite achieve the earnings of the benchmark index. The Portfolio is typically focused on corporate bonds, but during the fiscal year we decided to emphasize higher credit quality Treasury securities, U.S. government collateralized mortgage obligations, and U.S. agency debentures. Performance was therefore more like a general taxable bond market fund than a traditional corporate bond fund. We believe that this strategy, however, helped us avoid a most miserable year among corporate bond issuers.

What other market conditions or events influenced the Portfolio's performance during the fiscal year?
Accounting scandals and the threats of war took their toll on corporate bond issuers. Nonetheless, higher-credit-quality issuers, such as the U.S. government, did well with the significant decline in interest rates. Furthermore, we feel that the Portfolio's "elastic" response to interest rate movements proved valuable this year. For example, the Portfolio has an approximately 13 percent weighting in "put bonds," or bonds that can be sold back to the issuer prior to maturity when interest rates rise, and bond prices fall. These bonds thereby do well when interest rates are volatile over the course of the year. This year was especially interest-rate volatile, and the put bonds' optionality thus generally increased in value. The Portfolio's longer-term bonds became more sensitive to interest rates, that is they went up in value more, as yields declined in response to the slowing economy, falling stock prices and the increasing fear of war.

What strategies and techniques did you employ that specifically affected Portfolio performance?
The Portfolio remains well balanced and diversified, we believe, which should help mitigate some of the uncertainty in the markets. It also is fairly liquid and nimble in order to take advantage of opportunities as they arise. We'd expect in 2003 that the economy will improve and, with it, corporate credit quality will improve, although we feel that interest rates likely will rise. We think that the Federal government will spend more money on both domestic and, especially, international affairs. We would expect this to help the economy and raise longer-term interest rates as well. Therefore we intend to return the Portfolio to a greater weighting in corporate bonds, even some non-investment grade, high yield corporate bonds, and keep the sensitivity to interest rates lower than usual.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
We think the Federal Reserve is through lowering money market rates, and that corporate bond issuance will decline. We believe that a wave of financing activity took place in 2002 in response to a greater liquidity need on corporate balance sheets. This fact, plus the improving economy, likely will bring more focus to corporate bond investments. Initially, we intend to seek out higher quality corporate credits and, as the corporate economy proves itself, we likely will add more and more cyclical, lower-rated, credits. During the fiscal year, we emphasized the highest quality among corporate issuers. In the coming year, we would expect to seek out issuers among more cyclical industries, such as paper and forest products, automotive and chemical industries. We believe that higher current yield will be important in a year that likely will feature rising interest rates. Furthermore, with the expected decline in mortgage refinancings, we would anticipate a better environment for mortgage-backed securities, which represent more than 30 percent of the portfolio's holdings.

Respectfully,

James C. Cusser
Manager
Bond Portfolio

Comparison of Change in Value of $10,000 Investment
                           W&R Target Bond Portfolio,
               Salomon Brothers Broad Investment Grade Index and
     Lipper Variable Annuity Corporate Debt Funds A-Rated Universe Average

                                                     Lipper
                                                    Variable
                                                    Annuity
                                    Salomon        Corporate
                                   Brothers        Debt Funds
                     W&R Target      Broad           A-Rated
                       Bond        Investment       Universe
                     Portfolio    Grade Index       Average
                     ----------   -----------      ----------
12/31/92  Purchase    $10,000       $10,000         $10,000
12/31/93               10,905        10,989          11,113
12/31/94               10,572        10,676          10,687
12/31/95               12,749        12,657          12,744
12/31/96               13,182        13,115          13,106
12/31/97               14,470        14,377          14,339
12/31/98               15,533        15,629          15,489
12/31/99               15,310        15,500          15,211
12/31/00               16,816        17,296          16,793
12/31/01               18,073        18,770          18,084
12/31/02               19,695        20,663          19,628

+++++ W&R Target Bond Portfolio(1) - $19,695
...... Salomon Brothers Broad Investment Grade Index - $20,663
***** Lipper Variable Annuity Corporate Debt Funds A-Rated Universe Average -- $19,628

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

    AVERAGE ANNUAL TOTAL RETURN(2)

1-year period ended
  12-31-02                   8.98%
5-year period ended
  12-31-02                   6.36%
10-year period ended
  12-31-02                   7.01%

(2)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE BOND PORTFOLIO

       December 31, 2002

                                                         Principal
                                                         Amount in
                                                         Thousands          Value
CORPORATE DEBT SECURITIES
Aircraft - 0.57%
 Raytheon Company,
   6.5%, 7-15-05 ..................................   $       1,300    $   1,402,150
                                                                       -------------

Banks - 6.00%
 AmSouth Bancorporation,
   6.75%, 11-1-25 .................................           2,000        2,192,620
 Banco Nacional de Comercio Exterior,
   S.N.C.,
   7.25%, 2-2-04 ..................................           1,000        1,048,750
 First Union Corporation,
   6.824%, 8-1-26 .................................           1,132        1,333,231
 HSBC Holdings plc,
   5.25%, 12-12-12 ................................           1,250        1,281,224
 ING Groep N.V.,
   5.5%, 5-11-05 (A) ..............................        EUR1,000        1,101,704
 NBD Bank, National Association,
   8.25%, 11-1-24 .................................   $       1,000        1,264,728
 NationsBank Corporation,
   8.57%, 11-15-24 ................................           1,000        1,287,519
 Nordic Investment Bank,
   2.75%, 1-11-06 .................................             750          757,630
 SouthTrust Bank of Alabama, National
   Association,
   7.69%, 5-15-25 .................................           3,000        3,480,996
 Wachovia Corporation,
   6.605%, 10-1-25 ................................           1,000        1,087,530
                                                                       -------------
                                                                          14,835,932
                                                                       -------------

Beverages - 1.00%
 Coca-Cola Company (The),
   4.0%, 6-1-05 ...................................             500          523,455
 Coca-Cola Enterprises Inc.,
   6.7%, 10-15-36 .................................             400          439,784
 Diageo Capital plc,
   3.5%, 11-19-07 .................................           1,500        1,507,644
                                                                       -------------
                                                                           2,470,883
                                                                       -------------

Broadcasting - 0.52%
 British Sky Broadcasting Group plc,
   7.3%, 10-15-06 .................................           1,250        1,300,000
                                                                       -------------

Business Equipment and Services - 1.43%
 Pemex Project Funding Master Trust:
   8.5%, 2-15-08 ..................................             800          892,000
   9.125%, 10-13-10 ...............................             500          572,500
 Postal Square Limited Partnership,
   6.5%, 6-15-22 ..................................             225          254,791
 Quebecor Printing Capital Corporation,
   6.5%, 8-1-27 ...................................           1,750        1,810,503
                                                                       -------------
                                                                           3,529,794
                                                                       -------------

Communications Equipment - 0.47%
 Norse CBO, Ltd. and Norse CBO, Inc.,
   6.515%, 8-13-10 (B) ............................           1,154        1,154,488
                                                                       -------------

Computers - Main and Mini - 0.44%
 International Business Machines Corporation,
   5.375%, 3-31-05 (A) ............................        EUR1,000        1,095,897
                                                                       -------------

Containers - 0.29%
 Owens-Illinois, Inc.,
   7.15%, 5-15-05 .................................   $         750          720,938
                                                                       -------------

Finance Companies - 7.30%
 Abitibi-Consolidated Company of Canada,
   6.95%, 12-15-06 ................................           1,000        1,038,745
 Asset Securitization Corporation,
   7.49%, 4-14-29 .................................           1,244        1,431,483
 Associates Corporation of North America,
   6.25%, 11-1-08 .................................             750          826,772
 Bell Atlantic Financial Services, Inc.,
   7.6%, 3-15-07 ..................................           2,950        3,364,378
 California Infrastructure and Economic
   Development Bank, Special Purpose
   Trust PG&E-1,
   6.42%, 9-25-08 .................................           1,000        1,088,564
 Chase Manhattan - First Union Commercial
   Mortgage Trust,
   7.439%, 7-15-09 ................................           1,500        1,757,844
 Countrywide Home Loans, Inc.,
   6.5%, 8-25-29 ..................................           1,984        2,036,315
 First Union National Bank Commercial Mortgage,
   7.841%, 3-15-10 ................................           2,500        3,008,501
 General Motors Acceptance Corporation:
   5.5%, 2-2-05 (A) ...............................        EUR1,250        1,318,441
   6.125%, 9-15-06 ................................   $       1,000        1,016,126
   8.875%, 6-1-10 .................................             500          552,602
 Westinghouse Electric Corporation,
   8.875%, 6-14-14 ................................             500          628,374
                                                                       -------------
                                                                          18,068,145
                                                                       -------------

Food and Related - 0.99%
 ConAgra, Inc.,
   7.125%, 10-1-26 ................................           1,750        1,961,502
 GRUMA, S.A. de C.V.,
   7.625%, 10-15-07 ...............................             500          490,000
                                                                       -------------
                                                                           2,451,502
                                                                       -------------

Forest and Paper Products - 2.08%
 Abitibi-Consolidated Inc.,
   8.3%, 8-1-05 ...................................             750          799,228
 Bowater Canada Finance Corporation,
   7.95%, 11-15-11 ................................           1,000        1,056,664
 Champion International Corporation:
   6.4%, 2-15-26 ..................................           1,500        1,625,018
   6.65%, 12-15-37 ................................           1,500        1,669,911
                                                                       -------------
                                                                           5,150,821
                                                                       -------------

Health Care -- General - 0.86%
 Bristol-Myers Squibb Company,
   5.75%, 10-1-11 .................................           2,000        2,129,710
                                                                       -------------

Hospital Supply and Management - 1.09%
 Anthem, Inc.,
   4.875%, 8-1-05 .................................           1,500        1,557,445
 HCA - The Healthcare Company,
   8.75%, 9-1-10 ..................................           1,000        1,150,897
                                                                       -------------
                                                                           2,708,342
                                                                       -------------

Household -- General Products - 1.69%
 Kimberly-Clark Corporation,
   4.5%, 7-30-05 (B) ..............................           1,500        1,584,137
 Procter & Gamble Company (The),
   8.0%, 9-1-24 ...................................           2,000        2,598,282
                                                                       -------------
                                                                           4,182,419
                                                                       -------------

Insurance -- Life - 0.01%
 Reliance Group Holdings, Inc.,
   9.0%, 11-15-00 (C) .............................             250           10,000
                                                                       -------------

Motor Vehicle Parts - 0.03%
 Federal-Mogul Corporation,
   7.75%, 7-1-06 (C) ..............................             500           75,000
                                                                       -------------

Multiple Industry - 4.04%
 CHYPS CBO 1997-1 Ltd.,
   6.72%, 1-15-10 (B) .............................           1,458          947,375
 Chevy Chase Savings Bank, F.S.B.,
   9.25%, 12-1-05 .................................             500          495,000
 Ford Motor Credit Company,
   7.6%, 8-1-05 ...................................           2,000        2,042,090
 General Electric Capital Corporation,
   5.0%, 6-15-07 ..................................           2,750        2,911,832
 Tele-Communications, Inc.,
   8.35%, 2-15-05 .................................           1,000        1,057,751
 Tyco International Group S.A.,
   6.375%, 2-15-06 ................................           1,000          970,000
 Union Electric Co.,
   8.25%, 10-15-22 ................................           1,500        1,565,874
                                                                       -------------
                                                                           9,989,922
                                                                       -------------

Petroleum -- Domestic - 0.42%
 Ocean Energy, Inc.,
   8.375%, 7-1-08 .................................           1,000        1,052,500
                                                                       -------------

Petroleum -- International - 0.95%
 ChevronTexaco Capital Company,
   3.5%, 9-17-07 ..................................           2,300        2,341,280
                                                                       -------------

Petroleum -- Services - 0.81%
 Halliburton Company,
   6.75%, 2-1-27 ..................................           2,000        2,000,000
                                                                       -------------

Restaurants - 0.20%
 Host Marriott, L.P.,
   8.375%, 2-15-06 ................................             500          495,000
                                                                       -------------

Retail -- General Merchandise - 0.85%
 Wal-Mart Stores, Inc.,
   4.375%, 7-12-07 ................................           2,000        2,108,422
                                                                       -------------

Retail -- Specialty Stores - 0.57%
 Fred Meyer, Inc.,
   7.45%, 3-1-08 ..................................           1,250        1,420,785
                                                                       -------------

Security and Commodity Brokers - 0.66%
 CIT Group, Inc. (The),
   7.375%, 4-2-07 .................................           1,500        1,635,313
                                                                       -------------

Utilities --Electric - 2.61%
 Cleveland Electric Illuminating Co. (The),
   9.5%, 5-15-05 ..................................             678          680,258
 Dominion Resources, Inc.,
   7.82%, 9-15-04 .................................           2,250        2,410,632
 Entergy Arkansas, Inc.,
   7.5%, 8-1-07 ...................................             750          763,981
 HQI Transelec Chile S.A.,
   7.875%, 4-15-11 ................................             750          830,770
 Kansas Gas and Electric Company,
   7.6%, 12-15-03 .................................           1,000        1,013,834
 Niagara Mohawk Power Corporation,
   7.375%, 7-1-03 .................................             756          773,810
                                                                       -------------
                                                                           6,473,285
                                                                       -------------

Utilities -- Gas and Pipeline - 0.94%
 Tennessee Gas Pipeline Company,
   7.0%, 3-15-27 ..................................           2,000        1,820,000
 Williams Companies, Inc. (The),
   6.5%, 8-1-06 ...................................             500          347,500
 Williams Holdings of Delaware, Inc.,
   6.5%, 12-1-08 ..................................             250          160,000
                                                                       -------------
                                                                           2,327,500
                                                                       -------------

Utilities -- Telephone - 2.11%
 AirTouch Communications, Inc.,
   6.65%, 5-1-08 ..................................           1,500        1,696,870
 BellSouth Corporation,
   5.0%, 10-15-06 .................................             500          533,870
 Deutsche Telekom International Finance B.V.,
   8.75%, 6-15-30 .................................           1,000        1,155,151
 Pacific Bell,
   7.25%, 11-1-27 .................................             750          815,878
 Qwest Communications International Inc.,
   7.5%, 11-1-08 ..................................           1,250        1,012,500
                                                                       -------------
                                                                           5,214,269
                                                                       -------------

TOTAL CORPORATE DEBT SECURITIES - 38.93% ..........                    $  96,344,297
 (Cost: $92,466,003)

OTHER GOVERNMENT SECURITIES
Canada - 1.28%
 Hydro-Quebec,
   8.05%, 7-7-24 ..................................           1,000        1,310,425
 Province de Quebec,
   7.14%, 2-27-26 .................................           1,500        1,843,038
                                                                       -------------
                                                                           3,153,463
                                                                       -------------

Supranational - 0.51%
 Inter-American Development Bank,
   8.4%, 9-1-09 ...................................           1,000        1,267,687
                                                                       -------------

TOTAL OTHER GOVERNMENT SECURITIES - 1.79%                              $   4,421,150
 (Cost: $3,580,324)

UNITED STATES GOVERNMENT SECURITIES
Agency Obligations - 10.81%
 Federal Home Loan Bank:
   3.1%, 12-16-05 .................................           1,500        1,516,011
   4.375%, 8-15-07 ................................           1,500        1,527,402
 Federal Home Loan Mortgage Corporation:
   4.625%, 4-11-05 ................................           1,000        1,008,054
   5.95%, 1-19-06 .................................           2,000        2,220,214
 Federal National Mortgage Association:
   4.0%, 12-10-04 .................................           1,000        1,012,326
   3.75%, 7-29-05 .................................           1,000        1,025,464
   3.0%, 11-28-05 .................................           1,500        1,506,678
   5.5%, 2-15-06 ..................................           5,000        5,468,048
   5.25%, 8-14-06 .................................           1,500        1,535,568
   6.25%, 7-19-11 .................................           1,000        1,057,106
   6.0%, 12-21-11 .................................           4,750        5,052,000
 Tennessee Valley Authority:
   4.875%, 12-15-16 ...............................           2,500        2,688,990
   5.88%, 4-1-36 ..................................           1,000        1,143,056
                                                                       -------------
                                                                          26,760,917
                                                                       -------------

Mortgage-Backed Obligations - 33.95%
 Federal Home Loan Mortgage Corporation Agency
   REMIC/CMO:
   6.5%, 9-25-18 ..................................             483          497,021
   6.25%, 1-15-21 .................................           2,166        2,174,547
   6.5%, 11-25-21 .................................           2,088        2,187,996
   6.5%, 1-15-27 ..................................           2,424        2,501,268
   6.5%, 7-15-28 ..................................           2,018        2,065,210
   7.5%, 9-15-29 ..................................             638          720,787
   6.5%, 11-15-29 .................................           1,665        1,752,724
 Federal Home Loan Mortgage Corporation Fixed
   Rate Participation Certificates:
   5.5%, 9-1-08 ...................................           3,376        3,501,345
   6.5%, 1-1-18 ...................................           3,500        3,691,408
   9.0%, 6-1-27 ...................................             930        1,036,948
   7.0%, 5-1-31 ...................................             914          960,579
   6.5%, 10-1-31 ..................................           1,542        1,607,231
   6.0%, 2-1-32 ...................................           2,339        2,421,997
   6.5%, 6-1-32 ...................................           2,210        2,303,360
   6.0%, 1-1-33 ...................................           3,500        3,618,125
 Federal Home Loan Mortgage Corporation
   Non-Agency REMIC/CMO:
   5.5%, 3-15-14 ..................................           3,500        3,734,599
   5.5%, 2-15-29 ..................................           1,000        1,033,710
   6.0%, 3-15-29 ..................................           3,139        3,250,522
   6.5%, 11-15-29 .................................           3,082        3,254,770
 Federal National Mortgage Association Agency
   REMIC/CMO:
   6.0%, 3-25-14 ..................................           3,500        3,755,997
   6.0%, 2-25-28 ..................................           1,634        1,679,190
 Federal National Mortgage Association Fixed Rate
   Pass-Through Certificates:
   6.09%, 4-1-09 ..................................           1,919        2,125,727
   5.5%, 1-1-17 ...................................           4,786        4,968,715
   6.0%, 1-1-17 ...................................           2,187        2,289,834
   6.0%, 2-1-17 ...................................             857          896,770
   5.5%, 7-1-17 ...................................           1,837        1,907,246
   7.0%, 6-1-24 ...................................             983        1,042,137
   6.0%, 12-1-28 ..................................           1,506        1,563,469
 Federal National Mortgage Association
   Non-Agency REMIC/CMO:
   5.0%, 4-25-15 ..................................           3,500        3,633,438
   5.5%, 12-25-15 .................................           1,000        1,053,986
   6.0%, 2-25-24 ..................................             500          513,238
   4.0%, 11-25-32 .................................           3,464        3,466,003
 Government National Mortgage Association Fixed
   Rate Pass-Through Certificates:
   8.0%, 11-15-17 .................................           1,142        1,253,543
   7.5%, 7-15-23 ..................................             334          359,248
   7.5%, 12-15-23 .................................             600          645,419
   8.0%, 9-15-25 ..................................             336          367,453
   7.0%, 7-20-27 ..................................             201          212,804
   7.0%, 8-20-27 ..................................             388          410,132
   6.5%, 7-15-28 ..................................           1,773        1,864,105
   6.5%, 5-15-29 ..................................             809          850,295
   7.5%, 7-15-29 ..................................             557          594,213
   7.75%, 10-15-31 ................................             307          344,069
 United States Department of Veterans Affairs,
   Guaranteed Remic Pass-Through Certificates,
   Vendee Mortgage Trust:
   2000-1 Class 2-C,
   7.25%, 11-15-21 ................................             500          520,957
   2000-2 Class 1-D,
   7.5%, 9-15-26 ..................................           2,000        2,166,060
   2001-2 Class 1-D,
   6.75%, 9-15-19 .................................             750          776,648
   2001-3 Class G,
   6.5%, 4-15-27 ..................................             500          543,948
   2002-1 Class 2-G,
   6.5%, 10-15-25 .................................           1,750        1,901,274
                                                                       -------------
                                                                          84,020,065
                                                                       -------------

Treasury Obligations - 10.92%
 United States Treasury Bonds:
   11.25%, 2-15-15 ................................           3,250        5,412,394
   8.75%, 5-15-17 .................................           1,000        1,445,781
   8.875%, 8-15-17 ................................           1,000        1,461,523
   6.125%, 11-15-27 ...............................           7,000        8,178,786
 United States Treasury Notes:
   6.5%, 8-15-05 ..................................           1,250        1,398,145
   5.75%, 11-15-05 ................................           2,000        2,210,860
   7.0%, 7-15-06 ..................................           3,000        3,478,242
   6.5%, 10-15-06 .................................           3,000        3,445,782
                                                                       -------------
                                                                          27,031,513
                                                                       -------------

TOTAL UNITED STATES GOVERNMENT SECURITIES - 55.68%                     $ 137,812,495
 (Cost: $131,379,415)

SHORT-TERM SECURITIES
Chemicals -- Petroleum and Inorganic - 1.71%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note ..........................           4,232        4,232,000
                                                                       -------------

Finance Companies - 0.63%
 PACCAR Financial Corp.,
   1.3%, 1-27-03 ..................................           1,562        1,560,534
                                                                       -------------

Food and Related - 0.80%
 General Mills, Inc.,
   1.53%, Master Note .............................           1,972        1,972,000
                                                                       -------------

Petroleum -- Internationals - 2.22%
 BP America Inc.,
   1.2%, 1-2-03 ...................................           5,511        5,510,816
                                                                       -------------

TOTAL SHORT-TERM SECURITIES - 5.36% ...............                    $  13,275,350
 (Cost: $13,275,350)

TOTAL INVESTMENT SECURITIES - 101.76% .............                    $ 251,853,292
 (Cost: $240,701,092)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (1.76%)                       (4,365,596)

NET ASSETS - 100.00% ..............................                    $ 247,487,696

NOTES TO SCHEDULE OF INVESTMENTS

(A)Principal amounts are denominated in the indicated foreign currency, where applicable (EUR-Euro).

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, the total value of these securities amounted to $3,686,000 or 1.49% of net assets.

(C)Non-income producing as the issuer has either missed its most recent interest payment or declared bankruptcy.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
BOND PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3)   $ 251,853
 Cash ..........................................          18
 Receivables:
   Interest ....................................       2,838
   Fund shares sold ............................          65
 Prepaid insurance premium .....................           2
                                                   ---------
    Total assets ...............................     254,776
                                                   ---------
LIABILITIES
 Payable for investment securities purchased ...       7,231
 Payable to Fund shareholders ..................          23
 Accrued accounting services fee (Note 2) ......           5
 Accrued management fee (Note 2) ...............           4
 Accrued service fee (Note 2) ..................           2
 Other .........................................          23
                                                   ---------
    Total liabilities ..........................       7,288
                                                   ---------
      Total net assets .........................   $ 247,488
                                                   =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ...............................   $      44
   Additional paid-in capital ..................     237,982
 Accumulated undistributed income (loss):
   Accumulated undistributed net realized loss
    on investment transactions .................      (1,702)
   Net unrealized appreciation in value
    of investments .............................      11,164
                                                   ---------
    Net assets applicable to outstanding units
      of capital ...............................   $ 247,488
                                                   =========
Net asset value, redemption
 and offering price per share ..................   $  5.6032
                                                   =========
Capital shares outstanding .....................      44,169
Capital shares authorized ......................      80,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
BOND PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME

 Income (Note 1B):
   Interest and amortization ..........................   $ 11,824
                                                          --------
 Expenses (Note 2):
   Investment management fee ..........................      1,083
   Service fee ........................................        515
   Accounting services fee ............................         50
   Custodian fees .....................................         17
   Audit fees .........................................          7
   Legal fees .........................................          4
   Other ..............................................         44
                                                          --------
    Total expenses ....................................      1,720
                                                          --------
      Net investment income ...........................     10,104
                                                          --------
REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities ......................       (668)
 Realized net gain on foreign currency transactions ...         44
                                                          --------
   Realized net loss on investments ...................       (624)
   Unrealized appreciation in value of
    investments during the period .....................      8,420
                                                          --------
    Net gain on investments ...........................      7,796
                                                          --------
      Net increase in net assets
       resulting from operations ......................   $ 17,900
                                                          ========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
BOND PORTFOLIO

                                 (IN THOUSANDS)

                                            For the fiscal year ended
                                                   December 31,
                                             ----------------------
                                                2002         2001
                                             ---------    ---------
INCREASE IN NET ASSETS
Operations:
 Net investment income ....................   $  10,104    $   7,842
 Realized net loss on investments .........        (624)         (59)
 Unrealized appreciation ..................       8,420        1,937
                                              ---------    ---------
   Net increase in net assets resulting
    from operations .......................      17,900        9,720
                                              ---------    ---------
Dividends to shareholders from net
 investment income (Note 1E):(1) ..........     (10,148)      (7,838)
                                              ---------    ---------
Capital share transactions(2) .............      69,232       51,392
                                              ---------    ---------
    Total increase ........................      76,984       53,274
NET ASSETS
Beginning of period .......................     170,504      117,230
                                              ---------    ---------
End of period .............................   $ 247,488    $ 170,504
                                              =========    =========
 Undistributed net investment income ......   $     ---    $     ---
                                              =========    =========

(1)See "Financial Highlights" on page 45.

(2)Shares issued from sale of shares ......      18,149       19,079
Shares issued from reinvestment of dividend       1,811        1,462
Shares redeemed ...........................      (7,593)     (11,150)
                                              ---------    ---------
Increase in outstanding capital shares ....      12,367        9,391
                                              =========    =========
Value issued from sale of shares ..........   $ 101,434    $ 104,584
Value issued from reinvestment of dividend       10,148        7,838
Value redeemed ............................     (42,350)     (61,030)
                                              ---------    ---------
Increase in outstanding capital ...........   $  69,232    $  51,392
                                              =========    =========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
BOND PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                    For the fiscal year ended December 31,
                               ----------------------------------------------
                                2002       2001      2000     1999     1998
                               -------   -------   -------  -------   -------
Net asset value,
 beginning of
 period  ...........           $5.3615   $5.2308   $5.0497  $5.4451   $5.3686
                               -------   -------   -------  -------   -------
Income (loss) from investment
 operations:
 Net investment
   income ..........            0.2396    0.2585    0.3172   0.3173    0.3180
 Net realized and
   unrealized gain
   (loss) on
   investments .....            0.2417    0.1306    0.1811  (0.3954)   0.0765
                               -------   -------   -------  -------   -------
Total from investment
 operations  .......            0.4813    0.3891    0.4983  (0.0781)   0.3945
                               -------   -------   -------  -------   -------
Less distributions from net
 investment income             (0.2396)  (0.2584)  (0.3172) (0.3173)  (0.3180)
                               -------   -------   -------  -------   -------
Net asset value,
 end of period  ....           $5.6032   $5.3615   $5.2308  $5.0497   $5.4451
                               =======   =======   =======  =======   =======
Total return .......              8.98%     7.47%     9.83%   -1.44%     7.35%
Net assets, end of
 period (in
 millions)  ........           $   247   $   171   $   117  $   111   $   114
Ratio of expenses
 to average net
 assets  ...........              0.83%     0.83%     0.84%    0.81%     0.67%
Ratio of net investment
 income to average
 net assets  .......              4.92%     5.49%     6.08%    5.73%     5.99%
Portfolio turnover
 rate  .............             33.75%    29.06%    32.68%   47.27%    32.75%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with James D. Wineland, portfolio manager of W&R Target Funds, Inc.
- Core Equity Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Core Equity Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year? The Portfolio performed fairly well on a relative basis, as it slightly outperformed the benchmark index, although it had a negative return for the fiscal year. The Portfolio's one-year return declined 21.63 percent during the period, compared with the S&P 500 Index (reflecting the performance of securities that generally represent the stock market), which declined 22.10 percent for the year, and the Lipper Variable Annuity Large Cap Core Funds Universe Average (reflecting the universe of funds with similar investment objectives), which declined 23.41 percent during the period.

What helped the Portfolio outperform its benchmark index during the fiscal year? We positioned the Portfolio rather defensively for most of the period, as we had several concerns about the condition of the U.S. economy. Whether warranted or not, a steady erosion of corporate debt ratings by primary rating agencies (including Standard & Poor's and Moody's Corporation) created a growing perception that corporations generally were facing a meaningful decline in financial strength. In addition to our primarily defensive positioning, we believe that our holdings in the aerospace/defense sector and some of our pharmaceutical positions made important positive contributions to the Portfolio's performance during the year.

What other market conditions or events influenced the Portfolio's performance during the fiscal year? It was a very difficult year for stock investors, as several factors weighed on the market, put pressure on performance and impacted consumer confidence. Potential for a war between the U.S. and Iraq kept a cloud of uncertainty over the global financial markets. In the U.S., financial news was often dominated by corporate scandals, as investor psychology was eroded by the steady stream of reports of violations of corporate accounting and ethical standards. Earnings expectations for U.S. companies continued to be lowered during much of the year, and hopes for a resilient U.S. economy in the second half of 2002 became more subdued as the year progressed.

Finally, concern began to build regarding the strength of the U.S. consumer. While zero percent auto financing and generations-low mortgage rates provided some incentive for consumers to spend, rising rates of unemployment and very high levels of consumer debt relative to disposable income seemed to foretell a slowing rate of U.S. consumption. Global economic problems also weighed heavily on financial markets, as problems in Argentina, Brazil, Japan and Europe all contributed to a rather somber investment environment.

What strategies and techniques did you employ that specifically affected the Portfolio's performance? As mentioned, we kept the Portfolio positioned rather defensively in the face of difficult market conditions. Preservation of capital was a key objective in this very uncertain time. Financial strength, sustainability of earnings, and market dominance are three characteristics we continue to seek in our investment selections.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward? In the difficult environment, we emphasized a few key sectors, including aerospace/defense, energy, health care and pharmaceuticals, electric utilities and financial services. We believe that valuations and earnings prospects in these sectors are reasonable, given the economic challenges. We do expect the U.S. and global economies to recover as 2003 progresses. However, we also expect market returns to be modest when compared to some of the tremendous growth years we generally have experienced since 1982. Going forward, we intend to continue to invest in what we believe are high quality, large cap companies that are leaders in their respective industries.

Respectfully,

James D. Wineland
Manager
Core Equity Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target Core Equity Portfolio, S&P 500 Index and Lipper Variable Annuity Large-Cap Core Funds Universe Average

                                                 Lipper
                                                Variable
                                                 Annuity
                                                Large-Cap
                      W&R Target      S&P      Core Funds
                     Core Equity      500       Universe
                      Portfolio      Index      Average
                     -----------     -----    -----------
12/31/92  Purchase     $10,000      $10,000     $10,000
12/31/93                11,730       11,007      11,252
12/31/94                11,597       11,153      11,206
12/31/95                15,257       15,344      14,939
12/31/96                18,270       18,867      18,161
12/31/97                23,049       25,148      23,250
12/31/98                27,921       32,366      28,788
12/31/99                31,418       39,185      34,749
12/31/00                34,334       35,586      32,250
12/31/01                29,216       31,348      27,763
12/31/02                22,896       24,420      21,263

----- W&R Target Core Equity Portfolio(1) -- $22,896

+++++ S&P 500 Index -- $24,420

***** Lipper Variable Annuity Large-Cap Core Funds Universe Average -- $21,263

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

        AVERAGE ANNUAL TOTAL RETURN(2)

1-year period ended
     12-31-02                       -21.63%
5-year period ended
     12-31-02                        -0.13%
10-year period ended
     12-31-02                         8.64%

(2)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE CORE EQUITY PORTFOLIO

     December 31, 2002

                                                            Shares       Value
COMMON STOCKS
Aircraft - 8.09%
 Lockheed Martin Corporation .......................        659,000   $ 38,057,250
 Raytheon Company ..................................        471,500     14,498,625
                                                                      ------------
                                                                        52,555,875
                                                                      ------------

Aluminum - 2.51%
 Alcoa Incorporated ................................        716,800     16,328,704
                                                                      ------------

Banks - 5.47%
 U.S. Bancorp ......................................      1,002,000     21,262,440
 Wells Fargo & Company .............................        304,600     14,276,602
                                                                      ------------
                                                                        35,539,042
                                                                      ------------

Beverages - 1.68%
 Anheuser-Busch Companies, Inc. ....................        225,300     10,904,520
                                                                      ------------

Broadcasting - 3.03%
 Cox Communications, Inc., Class A* ................        367,627     10,440,607
 Viacom Inc., Class B* .............................        226,800      9,244,368
                                                                      ------------
                                                                        19,684,975
                                                                      ------------

Business Equipment and Services - 1.38%
 Accenture Ltd, Class A* ...........................        497,000      8,941,030
                                                                      ------------

Capital Equipment - 1.11%
 Caterpillar Inc. ..................................        157,800      7,214,616
                                                                      ------------

Chemicals -- Petroleum and Inorganic - 1.23%
 du Pont (E.I.) de Nemours and Company .............        188,100      7,975,440
                                                                      ------------

Chemicals -- Specialty - 2.06%
 Air Products and Chemicals, Inc. ..................        312,900     13,376,475
                                                                      ------------

Communications Equipment - 1.29%
 Cisco Systems, Inc.* ..............................        640,600      8,388,657
                                                                      ------------

Computers -- Peripherals - 6.07%
 Microsoft Corporation* ............................        473,100     24,468,732
 SAP Aktiengesellschaft, ADR .......................        768,900     14,993,550
                                                                      ------------
                                                                        39,462,282
                                                                      ------------

Electronic Components - 1.94%
 Analog Devices, Inc.* .............................        255,200      6,091,624
 Intel Corporation .................................        416,500      6,486,987
                                                                      ------------
                                                                        12,578,611
                                                                      ------------

Farm Machinery - 1.88%
 Deere & Company ...................................        265,800     12,186,930
                                                                      ------------

Health Care -- Drugs - 7.64%
 Forest Laboratories, Inc.* ........................        169,700     16,667,934
 Pfizer Inc. .......................................        637,450     19,486,846
 Pharmacia Corporation .............................        322,527     13,481,629
                                                                      ------------
                                                                        49,636,409
                                                                      ------------

Health Care -- General - 1.17%
 Johnson & Johnson .................................        141,900      7,621,449
                                                                      ------------

Hospital Supply and Management - 0.92%
 Medtronic, Inc. ...................................        130,900      5,969,040
                                                                      ------------

Insurance -- Property and Casualty - 5.82%
 American International Group, Inc. ................        223,037     12,902,690
 Berkshire Hathaway Inc., Class B* .................          4,200     10,176,600
 Chubb Corporation (The) ...........................        281,700     14,704,740
                                                                      ------------
                                                                        37,784,030
                                                                      ------------

Leisure Time Industry - 1.07%
 Walt Disney Company (The)* ........................        426,100      6,949,691
                                                                      ------------

Petroleum -- Canada - 1.00%
 Nabors Industries Ltd.* ...........................        184,600      6,510,842
                                                                      ------------

Petroleum -- Domestic - 5.47%
 Anadarko Petroleum Corporation ....................        401,600     19,236,640
 Burlington Resources Inc. .........................        382,300     16,305,095
                                                                      ------------
                                                                        35,541,735
                                                                      ------------

Petroleum -- International - 3.73%
 Exxon Mobil Corporation ...........................        434,958     15,197,433
 Royal Dutch Petroleum Company, NY Shares ..........        205,500      9,046,110
                                                                      ------------
                                                                        24,243,543
                                                                      ------------

Petroleum -- Services - 4.81%
 Baker Hughes Incorporated .........................        651,800     20,981,442
 Schlumberger Limited ..............................        244,200     10,278,378
                                                                      ------------
                                                                        31,259,820
                                                                      ------------

Retail -- General Merchandise - 2.14%
 Target Corporation ................................        462,700     13,881,000
                                                                      ------------

Retail -- Specialty Stores - 1.01%
 Best Buy Co., Inc.* ...............................        272,400      6,578,460
                                                                      ------------

Security and Commodity Brokers - 4.93%
 Fannie Mae ........................................        103,300      6,645,289
 Freddie Mac .......................................        124,100      7,328,105
 Goldman Sachs Group, Inc. (The) ...................        265,600     18,087,360
                                                                      ------------
                                                                        32,060,754
                                                                      ------------

Trucking and Shipping - 1.81%
United Parcel Service, Inc., Class B ...............        186,500     11,764,420
                                                                      ------------

Utilities -- Electric - 3.99%
 Dominion Resources, Inc. ..........................        336,500     18,473,850
 Duke Energy Corporation ...........................        381,900      7,462,326
                                                                      ------------
                                                                        25,936,176
                                                                      ------------

Utilities -- Telephone - 5.13%
 BellSouth Corporation .............................        336,500      8,705,255
 SBC Communications Inc. ...........................        543,900     14,745,129
 Vodafone Group Plc, ADR ...........................        544,800      9,871,776
                                                                      ------------
                                                                        33,322,160
                                                                      ------------

TOTAL COMMON STOCKS - 88.38%                                          $574,196,686
(Cost: $527,216,181)

                                                          Principal
                                                          Amount in
                                                          Thousands
SHORT-TERM SECURITIES
Banks - 1.54%
 Bank One Corporation,
   1.25%, 1-22-03 ..................................   $     10,000      9,992,708
                                                                      ------------

Chemicals -- Petroleum and Inorganic - 0.18%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note ...........................          1,172      1,172,000
                                                                      ------------

Electronic Equipment - 1.23%
 Emerson Electric Co.,
   1.42%, 1-9-03 ...................................          8,000      7,997,476
                                                                      ------------

Finance Companies - 1.03%
 PACCAR Financial Corp.,
   1.3%, 1-27-03 ...................................          1,000        999,061
 USAA Capital Corp.,
   1.35%, 1-10-03 ..................................          5,672      5,670,086
                                                                      ------------
                                                                         6,669,147
                                                                      ------------

Food and Related - 1.28%
 General Mills, Inc.,
   1.53%, Master Note ..............................          3,285      3,285,000
 Sara Lee Corporation,
   1.39%, 1-28-03 ..................................          5,000      4,994,788
                                                                      ------------
                                                                         8,279,788
                                                                      ------------

Health Care -- Drugs - 3.13%
 Alcon Capital Corporation (Nestle S.A.):
   1.33%, 1-17-03 ..................................         10,000      9,994,089
   1.32%, 2-12-03 ..................................          4,350      4,343,301
 Merck & Co., Inc.,
   1.3%, 1-9-03 ....................................          6,000      5,998,267
                                                                      ------------
                                                                        20,335,657
                                                                      ------------

Health Care -- General - 0.69%
 Johnson & Johnson,
   1.27%, 2-3-03 ...................................          4,500      4,494,761
                                                                      ------------

Household -- General Products - 0.92%
 Procter & Gamble Company (The),
   1.3%, 2-10-03 ...................................          6,000      5,991,333
                                                                      ------------

Petroleum -- International - 0.27%
 BP America Inc.,
   1.2%, 1-2-03 ....................................          1,775      1,774,941
                                                                      ------------

Security and Commodity Brokers - 1.23%
 UBS Finance Delaware LLC,
   1.2%, 1-2-03 ....................................          7,979      7,978,734
                                                                      ------------

TOTAL SHORT-TERM SECURITIES - 11.50%                                  $ 74,686,545
 (Cost: $74,686,545)

TOTAL INVESTMENT SECURITIES - 99.88%                                  $648,883,231
 (Cost: $601,902,726)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.12%                          807,865

NET ASSETS - 100.00%                                                  $649,691,096

Notes to Schedule of Investments
*No dividends were paid during the preceding 12 months.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
CORE EQUITY PORTFOLIO

                        December 31, 2002
          (In Thousands, Except for Per Share Amounts)

ASSETS

 Investment securities--at value (Notes 1 and 3)  .....  $ 648,883
 Cash   ...............................................          1
 Receivables:
   Dividends and interest .............................        946
   Fund shares sold ...................................         70
 Prepaid insurance premium  ...........................          7
                                                         ---------
    Total assets  .....................................    649,907
                                                         ---------
LIABILITIES
 Payable to Fund shareholders  ........................        159
 Accrued management fee (Note 2)  .....................         12
 Accrued accounting services fee (Note 2)  ............          6
 Accrued service fee (Note 2)  ........................          4
 Other  ...............................................         35
                                                         ---------
    Total liabilities  ................................        216
                                                         ---------
      Total net assets ................................  $ 649,691
                                                         =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ......................................  $      80
   Additional paid-in capital .........................    797,366
 Accumulated undistributed income (loss):
   Accumulated undistributed net realized loss on
    investment transactions  ..........................   (194,753)
   Net unrealized appreciation in value of
    investments  ......................................     46,998
                                                         ---------
    Net assets applicable to outstanding units
      of capital ......................................  $ 649,691
                                                         =========
Net asset value, redemption
 and offering price per share  ........................  $  8.0720
                                                         =========
Capital shares outstanding ............................     80,487
Capital shares authorized .............................    160,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
CORE EQUITY PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME
 Income (Note 1B):
   Dividends (net of foreign withholding taxes
    of $100) ..........................................   $   9,796
   Interest and amortization ..........................       1,577
                                                          ---------
    Total income ......................................      11,373
                                                          ---------
 Expenses (Note 2):
   Investment management fee ..........................       5,347
   Service fee ........................................       1,910
   Accounting services fee ............................          85
   Custodian fees .....................................          60
   Audit fees .........................................          10
   Legal fees .........................................          10
   Other ..............................................         162
                                                          ---------
    Total expenses ....................................       7,584
                                                          ---------
      Net investment income ...........................       3,789
                                                          ---------
REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities ......................    (117,256)
 Realized net gain on foreign currency transactions ...          22
                                                          ---------
   Realized net loss on investments ...................    (117,234)
   Unrealized depreciation in value of investments
    during the period .................................     (82,463)
                                                          ---------
      Net loss on investments .........................    (199,697)
                                                          ---------
       Net decrease in net assets resulting
         from operations ..............................   $(195,908)
                                                          =========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
CORE EQUITY PORTFOLIO
         (In Thousands)

                                                 For the fiscal year ended
                                                         December 31,
                                                 --------------------------
                                                    2002            2001
                                                 -----------    -----------
DECREASE IN NET ASSETS
Operations:
 Net investment income ....................      $     3,789    $     2,027
 Realized net loss on investments .........         (117,234)       (77,485)
 Unrealized depreciation ..................          (82,463)       (89,874)
                                                 -----------    -----------
   Net decrease in net assets
    resulting from operations .............         (195,908)      (165,332)
                                                 -----------    -----------
Dividends to shareholders from (Note 1E): (1)
 Net investment income ....................           (3,811)        (2,015)
 Realized gains on
   securities transactions ................               --            (24)
                                                 -----------    -----------
                                                      (3,811)        (2,039)
                                                 -----------    -----------
Capital share transactions(2) .............          (63,102)        (4,068)
                                                 -----------    -----------
    Total decrease ........................         (262,821)      (171,439)
NET ASSETS
Beginning of period .......................          912,512      1,083,951
                                                 -----------    -----------
End of period .............................      $   649,691    $   912,512
                                                 ===========    ===========
 Undistributed net investment income ......      $        --    $        --
                                                 ===========    ===========

(1)See "Financial Highlights" on page 56...

(2)Shares issued from sale of shares ......           12,333         32,587
Shares issued from reinvestment of
 dividend and/or capital gains distribution              472            197
Shares redeemed ...........................          (20,391)       (33,540)
                                                 -----------    -----------
Decrease in outstanding
 capital shares ...........................           (7,586)          (756)
                                                 ===========    ===========
Value issued from sale of shares ..........      $   113,722    $   346,389
Value issued from reinvestment of
 dividend and/or capital gains distribution            3,811          2,039
Value redeemed ............................         (180,635)      (352,496)
                                                 -----------    -----------
Decrease in outstanding
 capital ..................................      $   (63,102)   $    (4,068)
                                                 ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
CORE EQUITY PORTFOLIO
For a Share of Capital Stock Outstanding Throughout Each Period:

                                           For the fiscal year ended December 31,
                                 -------------------------------------------------------
                                   2002       2001       2000        1999        1998
                                 --------   --------   ---------   ---------   ---------
Net asset value,
 beginning of period...........  $10.3608   $12.2027   $ 12.9609   $ 12.3351   $ 11.9615
                                 --------   --------   ---------   ---------   ---------
Income (loss) from investment
 operations:
 Net investment income.........    0.0476     0.0231      0.0376      0.1571      0.1752
 Net realized and
   unrealized gain (loss)
   on investments..............   (2.2888)   (1.8418)     1.1650      1.3879      2.3532
                                 --------   --------   ---------   ---------   ---------
Total from investment
 operations....................   (2.2412)   (1.8187)     1.2026      1.5450      2.5284
                                 --------   --------   ---------   ---------   ---------
Less distributions from:
 Net investment
   income......................   (0.0476)   (0.0229)    (0.0360)    (0.1570)    (0.1752)
 Capital gains.................   (0.0000)   (0.0003)    (1.9248)    (0.7622)    (1.9796)
                                 --------   --------   ---------   ---------   ---------
Total distributions.              (0.0476)   (0.0232)    (1.9608)    (0.9192)    (2.1548)
                                 --------   --------   ---------   ---------   ---------
Net asset value,
 end of period.................  $ 8.0720   $10.3608   $ 12.2027   $ 12.9609   $ 12.3351
                                 ========   ========   =========   =========   =========
Total return...................    -21.63%    -14.91%       9.28%      12.52%      21.14%
Net assets, end of period (in
 millions).....................  $    650   $    913   $   1,084   $     941   $     811
Ratio of expenses to average
 net assets ...................      0.99%      0.98%       0.98%       0.96%       0.80%
Ratio of net investment
 income to average net assets..      0.50%      0.21%       0.28%       1.23%       1.35%
Portfolio turnover rate........     38.37%     30.50%      49.11%      70.20%      62.84%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with Philip J. Sanders, portfolio manager of W&R Target Funds, Inc.
- Growth Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Growth Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year? The fiscal year represented the third consecutive year of broad stock market declines. In the face of this ongoing challenging market, the Portfolio posted a negative return. Nonetheless, it compared favorably with its peer group of large cap growth funds and outperformed its benchmark index. The Portfolio declined 21.30 percent over the fiscal year, compared with the S&P 500 Index (reflecting the performance of securities that generally represent the stock market), which declined 22.10 percent during the period, and the Lipper Variable Annuity Large-Cap Growth Funds Universe Average (reflecting the universe of funds with similar investment objectives), which declined 28.64 percent during the period.

What helped the Portfolio outperform its benchmark index during the fiscal year? The Portfolio's slight outperformance relative to its benchmark can be attributed to several factors. First, we maintained a slightly overweighted position in the energy sector throughout the year. This proved beneficial, as energy stocks benefited from rising oil and natural gas prices. The sector also benefited from increased investor interest in stocks possessing defensive investment characteristics. In addition, we feel that the Portfolio benefited from exposure to the aerospace/defense sector, which gained favor as the country's war on terrorism moved to the forefront. We maintained minimal exposure to the poor performing telecommunications service sector, which also helped performance somewhat.

What other market conditions or events influenced the Portfolio's performance during the fiscal year? The Portfolio's return was negatively influenced by a myriad of economic, fundamental and geopolitical issues. A mostly sluggish economic environment resulted in persistent downward pressure on corporate profits throughout the year. A steady stream of corporate layoffs and several high-profile accounting scandals also affected investor sentiment. Further complicating matters was a significant rise in Middle East tensions and growing prospects for war. Notwithstanding a fourth quarter rally, the environment during the course of the fiscal year resulted in broad-based market weakness throughout the period.

What strategies and techniques did you employ that specifically affected the Portfolio's performance? Our investment philosophy is based on the belief that premium long-term valuations are awarded to those companies that can generate superior levels of profitability and growth on an ongoing basis. Consequently, we continued to focus on what we feel are high quality, industry-leading companies that possess sustainable competitive advantages and are well-positioned to benefit from secular trends in the marketplace. Macroeconomic considerations and individual stock valuations also were taken into account when evaluating prices for particular securities. While we believe our investment approach is sound, it has not been enough to overcome the negative market environment in absolute terms. We believe our high quality, growth orientation will be rewarded when the investment environment improves. Many of the companies in which we invest have greatly enhanced their unique competitive positions during the economic downturn, while weaker competitors have struggled. We feel our approach likely will bring positive results when the corporate profit recovery gains momentum.

What industries or securities did you emphasize during the fiscal year, and what looks attractive to you going forward? During 2002, primary areas of emphasis included health care, technology, financial services and, to a lesser extent, energy. For the time being, the Portfolio is relatively balanced between defensive growth (i.e., health care, consumer staples) and cyclical growth (technology, retail) issues. However, we expect to take on an increasingly cyclical bias as the year progresses. Once the economic recovery takes a firmer hold, technology, consumer cyclical and industrial issues are likely to receive increased investor attention. Most of these companies currently are experiencing below-average levels of profitability and are poised to show a significant acceleration in earnings when market demand improves. Given the relatively low levels of inventory in the system, along with improved balance sheets and cost structures, we believe that the positive earnings leverage for these companies should become increasingly attractive relative to more stable, defensive growth companies. Also, our exposure to financial services holdings is likely to be reduced, as we feel that meaningful interest rate declines are unlikely. We anticipate that our focus will continue to be on high quality companies that possess sustainable competitive advantages (that is, strong barriers to entry, such as proprietary technology and patents, economies of scale, and product differentiation).

Respectfully,

Philip J. Sanders
Manager
Growth Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target Growth Portfolio, S&P 500 Index and Lipper Variable Annuity Large-Cap Growth Funds Universe Average

                                                   Lipper
                                                  Variable
                                                  Annuity
                                                 Large-Cap
                      W&R Target        S&P     Growth Funds
                        Growth          500       Universe
                      Portfolio        Index      Average
                      ----------       -----    -----------
12/31/92  Purchase     $10,000        $10,000     $10,000
12/31/93                11,402         11,007      11,212
12/31/94                11,674         11,153      11,031
12/31/95                16,176         15,344      14,784
12/31/96                18,183         18,867      17,689
12/31/97                22,083         25,148      22,189
12/31/98                28,114         32,366      29,851
12/31/99                37,772         39,185      41,437
12/31/00                38,306         35,586      35,521
12/31/01                32,814         31,348      27,804
12/31/02                25,825         24,420      19,840

----- W&R Target Growth Portfolio(1) -- $25,825

+++++ S&P 500 Index -- $24,420

***** Lipper Variable Annuity Large-Cap Growth Funds Universe Average -- $19,840

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

       AVERAGE ANNUAL TOTAL RETURN(2)

1-year period ended
  12-31-02                       -21.30%
5-year period ended
  12-31-02                         3.18%
10-year period ended
  12-31-02                         9.95%

(2)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE GROWTH PORTFOLIO

     December 31, 2002

                                                             Shares         Value
COMMON STOCKS
Aircraft - 4.01%
 Lockheed Martin Corporation .......................         390,400    $  22,545,600
 Raytheon Company ..................................         185,000        5,688,750
                                                                        -------------
                                                                           28,234,350
                                                                        -------------

Banks - 4.71%
 Bank of America Corporation .......................          75,200        5,231,664
 Citigroup Inc. ....................................         350,100       12,320,019
 Mellon Financial Corporation ......................         150,000        3,916,500
 Wells Fargo & Company .............................         250,200       11,726,874
                                                                        -------------
                                                                           33,195,057
                                                                        -------------

Beverages - 2.82%
 Anheuser-Busch Companies, Inc. ....................         230,000       11,132,000
 Coca-Cola Company (The) ...........................         200,000        8,764,000
                                                                        -------------
                                                                           19,896,000
                                                                        -------------

Broadcasting - 3.04%
 Clear Channel Communications, Inc.* ...............         145,000        5,407,050
 Fox Entertainment Group, Inc., Class A*                     210,000        5,445,300
 Viacom Inc., Class B* .............................         258,442       10,534,096
                                                                        -------------
                                                                           21,386,446
                                                                        -------------

Business Equipment and Services - 4.08%
 Accenture Ltd, Class A* ...........................         708,000       12,736,920
 BearingPoint, Inc.* ...............................         250,000        1,725,000
 Manpower Inc. .....................................         225,000        7,177,500
 Staples, Inc.* ....................................         390,200        7,134,807
                                                                        -------------
                                                                           28,774,227
                                                                        -------------

Capital Equipment - 2.66%
 Cooper Cameron Corporation* .......................         210,200       10,472,164
 Parker Hannifin Corporation .......................         180,000        8,303,400
                                                                        -------------
                                                                           18,775,564
                                                                        -------------

Chemicals -- Specialty - 1.91%
 Air Products and Chemicals, Inc. ..................         200,000        8,550,000
 Praxair, Inc. .....................................          85,000        4,910,450
                                                                        -------------
                                                                           13,460,450
                                                                        -------------

Communications Equipment - 3.91%
 Cisco Systems, Inc.* ..............................       1,541,900       20,191,181
 Nokia Corporation, Series A, ADR ..................         475,000        7,362,500
                                                                        -------------
                                                                           27,553,681
                                                                        -------------

Computers -- Micro - 1.14%
 Dell Computer Corporation* ........................         300,200        8,040,857
                                                                        -------------

Computers - Peripherals - 8.30%
 BEA Systems, Inc.* ................................         600,300        6,888,442
 EMC Corporation* ..................................       1,259,200        7,731,488
 Microsoft Corporation* ............................         494,400       25,570,368
 Oracle Corporation* ...............................         475,600        5,141,236
 SAP Aktiengesellschaft, ADR .......................         675,200       13,166,400
                                                                        -------------
                                                                           58,497,934
                                                                        -------------

Cosmetics and Toiletries - 1.51%
 Gillette Company (The) ............................         350,400       10,638,144
                                                                        -------------

Defense - 0.68%
 General Dynamics Corporation ......................          60,000        4,762,200
                                                                        -------------

Electronic Components - 3.89%
 Altera Corporation* ...............................         260,000        3,218,800
 Analog Devices, Inc.* .............................         210,200        5,017,474
 Maxim Integrated Products, Inc. ...................         135,000        4,459,050
 Microchip Technology Incorporated .................         375,200        9,177,392
 Texas Instruments Incorporated ....................         150,000        2,251,500
 Xilinx, Inc.* .....................................         160,000        3,286,400
                                                                        -------------
                                                                           27,410,616
                                                                        -------------

Electronic Instruments - 0.89%
 Applied Materials, Inc.* ..........................         482,600        6,288,278
                                                                        -------------

Food and Related - 1.41%
 Kraft Foods Inc. ..................................         255,200        9,934,936
                                                                        -------------

Health Care -- Drugs - 10.22%
 AmerisourceBergen Corporation .....................         100,000        5,431,000
 Amgen Inc.* .......................................         190,400        9,206,792
 Forest Laboratories, Inc.* ........................         110,300       10,833,666
 Gilead Sciences, Inc.* ............................         100,000        3,391,500
 Pfizer Inc. .......................................       1,027,725       31,417,553
 Pharmacia Corporation .............................         280,250       11,714,450
                                                                        -------------
                                                                           71,994,961
                                                                        -------------

Health Care -- General - 3.51%
 Biomet, Inc. ......................................         180,000        5,164,200
 Johnson & Johnson .................................         213,800       11,483,198
 Zimmer Holdings, Inc.* ............................         195,000        8,096,400
                                                                        -------------
                                                                           24,743,798
                                                                        -------------

Hospital Supply and Management - 4.49%
 HCA - The Healthcare Company ......................         100,000        4,150,000
 Health Management Associates, Inc.,
   Class A .........................................         935,700       16,749,030
 Medtronic, Inc. ...................................         235,400       10,734,240
                                                                        -------------
                                                                           31,633,270
                                                                        -------------

Hotels and Gaming - 0.81%
 International Game Technology* ....................          75,000        5,694,000
                                                                        -------------

Household -- General Products - 1.55%
 Procter & Gamble Company (The) ....................         126,800       10,897,192
                                                                        -------------

Insurance -- Property and Casualty - 0.89%
 American International Group, Inc. ................         108,812        6,294,774
                                                                        -------------

Motor Vehicle Parts - 2.02%
 AutoZone, Inc.* ...................................         145,200       10,258,380
 Danaher Corporation ...............................          60,000        3,942,000
                                                                        -------------
                                                                           14,200,380
                                                                        -------------

Motor Vehicles - 1.25%
 Harley-Davidson, Inc. .............................         190,800        8,814,960
                                                                        -------------

Petroleum -- Domestic - 3.35%
 Anadarko Petroleum Corporation ....................         235,200       11,266,080
 Burlington Resources Inc. .........................         290,000       12,368,500
                                                                        -------------
                                                                           23,634,580
                                                                        -------------

Petroleum -- International - 1.54%
 Exxon Mobil Corporation ...........................         310,000       10,831,400
                                                                        -------------

Petroleum -- Services - 1.77%
 Baker Hughes Incorporated .........................         255,000        8,208,450
 Smith International, Inc.* ........................         130,200        4,247,124
                                                                        -------------
                                                                           12,455,574
                                                                        -------------

Retail -- General Merchandise - 3.07%
 Kohl's Corporation* ...............................         180,000       10,071,000
 Target Corporation ................................         385,300       11,559,000
                                                                        -------------
                                                                           21,630,000
                                                                        -------------

Retail -- Specialty Stores - 2.30%
 Home Depot, Inc. (The) ............................         300,100        7,190,396
 Lowe's Companies, Inc. ............................         240,400        9,015,000
                                                                        -------------
                                                                           16,205,396
                                                                        -------------

Security and Commodity Brokers - 7.58%
 Charles Schwab Corporation (The) ..................         330,400        3,584,840
 Fannie Mae ........................................         233,800       15,040,354
 Freddie Mac .......................................         240,200       14,183,810
 Goldman Sachs Group, Inc. (The) ...................         190,200       12,952,620
 Prudential Financial, Inc. ........................         240,200        7,623,948
                                                                        -------------
                                                                           53,385,572
                                                                        -------------

Utilities -- Telephone - 0.51%
 Vodafone Group Plc, ADR ...........................         200,000        3,624,000
                                                                        -------------

TOTAL COMMON STOCKS - 89.82% .......................                    $ 632,888,597
 (Cost: $607,565,687)

                                                         Principal
                                                         Amount in
                                                         Thousands
SHORT-TERM SECURITIES
Commercial Paper
 Banks - 1.42%
 Bank One Corporation,
   1.25%, 1-22-03 ..................................          10,000        9,992,708
                                                                        -------------

 Food and Related - 1.15%
 ConAgra Foods, Inc.,
   1.42%, 1-13-03 ..................................           6,895        6,891,737
 General Mills, Inc.,
   1.53%, Master Note ..............................           1,214        1,214,000
                                                                        -------------
                                                                            8,105,737
                                                                        -------------

 Forest and Paper Products - 0.57%
 Sonoco Products Co.,
   1.38%, 1-16-03 ..................................           4,000        3,997,700
                                                                        -------------

 Health Care -- Drugs - 4.11%
 Alcon Finance PLC (Nestle S.A.),
   1.33%, 1-17-03 ..................................           7,000        6,995,862
 Pfizer Inc.,
   1.31%, 1-23-03 ..................................           7,000        6,994,396
 Pharmacia Corporation:
   1.32%, 1-21-03 ..................................           5,000        4,996,334
   1.35%, 1-21-03 ..................................          10,000        9,992,500
                                                                        -------------
                                                                           28,979,092
                                                                        -------------

 Health Care -- General - 1.34%
 Johnson & Johnson:
   1.27%, 2-3-03 ...................................           4,500        4,494,761
   1.26%, 2-5-03 ...................................           5,000        4,993,875
                                                                        -------------
                                                                            9,488,636
                                                                        -------------

 Household -- General Products - 0.99%
 Procter & Gamble Company (The),
   1.3%, 2-10-03 ...................................           7,000        6,989,889
                                                                        -------------

 Utilities -- Telephone - 0.64%
 SBC International Inc.,
   1.32%, 1-16-03 ..................................           4,500        4,497,525
                                                                        -------------

Total Commercial Paper - 10.22%                                            72,051,287

United States Government Security - 0.71%
 United States Treasury Bill,
   1.24%, 5-8-03 ...................................           5,000        4,978,216
                                                                        -------------

TOTAL SHORT-TERM SECURITIES - 10.93%                                    $  77,029,503
 (Cost: $77,029,503)

TOTAL INVESTMENT SECURITIES - 100.75%                                   $ 709,918,100
 (Cost: $684,595,190)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.75%)                        (5,274,053)

NET ASSETS - 100.00% ...............................                    $ 704,644,047

NOTES TO SCHEDULE OF INVESTMENTS

*No dividends were paid during the preceding 12 months.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
GROWTH PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3).   $ 709,918
 Cash ...........................................           1
 Receivables:
   Investment securities sold ...................       2,721
   Dividends and interest .......................         184
   Fund shares sold .............................         110
 Prepaid insurance premium ......................           8
                                                    ---------
    Total assets ................................     712,942
                                                    ---------
LIABILITIES
 Payable for investment securities purchased ....       7,980
 Payable to Fund shareholders ...................         261
 Accrued management fee (Note 2) ................          14
 Accrued accounting services fee (Note 2) .......           6
 Accrued service fee (Note 2) ...................           5
 Other ..........................................          32
                                                    ---------
    Total liabilities ...........................       8,298
                                                    ---------
      Total net assets ..........................   $ 704,644
                                                    =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ................................   $     107
   Additional paid-in capital ...................     845,238
 Accumulated undistributed income (loss):
   Accumulated undistributed net realized loss on
    investment transactions .....................    (166,024)
   Net unrealized appreciation in
    value of investments ........................      25,323
                                                    ---------
    Net assets applicable to outstanding units
      of capital ................................   $ 704,644
                                                    =========
Net asset value, redemption
 and offering price per share ...................   $  6.6041
                                                    =========
Capital shares outstanding ......................     106,698
Capital shares authorized .......................     190,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
GROWTH PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME
 Income (Note 1B):
   Dividends (net of foreign withholding taxes of $16)      $   6,981
   Interest and amortization ............................       1,434
                                                            ---------
    Total income ........................................       8,415
                                                            ---------
 Expenses (Note 2):
   Investment management fee ............................       5,891
   Service fee ..........................................       2,104
   Accounting services fee ..............................          88
   Custodian fees .......................................          42
   Legal fees ...........................................          10
   Audit fees ...........................................           9
   Other ................................................         179
                                                            ---------
    Total expenses ......................................       8,323
                                                            ---------
      Net investment income .............................          92
                                                            ---------
REALIZED AND UNREALIZED LOSS
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on investments .......................     (81,247)
 Unrealized depreciation in value of investments
   during the period ....................................    (126,019)
                                                            ---------
   Net loss on investments ..............................    (207,266)
                                                            ---------
    Net decrease in net assets resulting
      from operations ...................................   $(207,174)
                                                            =========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
GROWTH PORTFOLIO

                                 (In Thousands)

                                                For the fiscal year ended
                                                       December 31,
                                               --------------------------
                                                  2002            2001
                                               -----------    -----------
DECREASE IN NET ASSETS
Operations:
 Net investment income .....................   $        92    $     2,900
 Realized net loss on investments ..........       (81,247)       (78,995)
 Unrealized depreciation ...................      (126,019)      (106,389)
                                               -----------    -----------
   Net decrease in net assets
    resulting from operations ..............      (207,174)      (182,484)
                                               -----------    -----------
Dividends to shareholders from (Note 1E):(1)
 Net investment income .....................           (92)        (2,900)
 Realized gains on securities
   transactions ............................            --         (5,782)
                                               -----------    -----------
                                                       (92)        (8,682)
                                               -----------    -----------
Capital share transactions(2) ..............       (83,472)       (69,828)
                                               -----------    -----------
   Total decrease ..........................      (290,738)      (260,994)
NET ASSETS
Beginning of period ........................       995,382      1,256,376
                                               -----------    -----------
End of period ..............................   $   704,644    $   995,382
                                               ===========    ===========
 Undistributed net investment income .......   $        --    $        --
                                               ===========    ===========
(1)See "Financial Highlights" on page 68....
(2)Shares issued from sale of shares .......        17,139         39,502
Shares issued from reinvestment of
dividend and/or capital gains distribution              14          1,035
Shares redeemed ............................       (29,061)       (49,054)
                                               -----------    -----------
Decrease in outstanding capital shares .....       (11,908)        (8,517)
                                               ===========    ===========
Value issued from sale of shares ...........   $   130,482    $   339,919
Value issued from reinvestment of
dividend and/or capital gains distribution              92          8,682
Value redeemed .............................      (214,046)      (418,429)
                                               -----------    -----------
Decrease in outstanding capital ............   $   (83,472)   $   (69,828)
                                               ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
GROWTH PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                          For the fiscal year ended December 31,
                                -------------------------------------------------------
                                  2002       2001        2000        1999        1998
                                --------   --------   --------   --------     -------
Net asset value,
 beginning of
 period  .....................  $ 8.3923   $ 9.8831   $10.8751    $ 9.2989     $ 7.5679
                                --------   --------   --------    --------     --------
Income (loss) from investment
 operations:
 Net investment
   income  ...................    0.0009     0.0246     0.0163      0.0056       0.0456
 Net realized and
   unrealized gain (loss)
   on investments ............   (1.7882)   (1.4417)    0.1375      3.1886       2.0215
                                --------   --------   --------    --------     --------
Total from investment
 operations  .................   (1.7873)   (1.4171)    0.1538      3.1942       2.0671
                                --------   --------   --------    --------     --------
Less distributions from:
 Net investment
   income ....................   (0.0009)   (0.0246)   (0.0163)    (0.0056)     (0.0456)
 Capital gains  ..............   (0.0000)   (0.0491)   (1.1295)    (1.6124)     (0.2905)
                                --------   --------   --------    --------     --------
Total distributions              (0.0009)   (0.0737)   (1.1458)    (1.6180)     (0.3361)
                                --------   --------   --------    --------     --------
Net asset value,
 end of period  ..............  $ 6.6041   $ 8.3923   $ 9.8831    $10.8751     $ 9.2989
                                ========   ========   ========    ========     ========
Total return .................    -21.30%    -14.34%      1.41%      34.35%       27.31%
Net assets, end of
 period (in
 millions)  ..................  $    705   $    995   $  1,256    $  1,163     $    825
Ratio of expenses
 to average net
 assets  .....................      0.99%      0.97%      0.96%       0.96%        0.80%
Ratio of net investment
 income to average
 net assets  .................      0.01%      0.27%      0.14%       0.06%        0.55%
Portfolio turnover
 rate  .......................     40.58%     50.70%     56.52%      65.82%       75.58%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with William M. Nelson, portfolio manager of W&R Target Funds, Inc.
- High Income Portfolio

This report relates to the operation of W&R Target Funds, Inc. - High Income Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the fiscal year? The Portfolio maintained a more defensive posture for most of the year and performed relatively well, but a rally in the equity markets in late 2002 hindered results, causing a slight underperformance to the benchmark index. For the fiscal year, the Portfolio declined 2.02 percent, compared with the Salomon Brothers High Yield Market Index (generally reflecting the performance of securities that represent the high yield bond market), which declined 1.53 percent during the period, and the Lipper Variable Annuity High Current Yield Funds Universe Average (reflecting the performance of the universe of funds with similar objectives), which declined 0.72 percent for the fiscal year.

Why did the Portfolio slightly lag its benchmark index during the fiscal year? A number of factors affected Portfolio performance. Monthly returns in the high yield sector were extremely volatile. Returns in general appeared to be predicated on whether investors were allocating assets to a particular sector, and also on the general direction equity markets were moving. The Portfolio entered 2002 more defensive than the benchmark. Liquidity became more constrained and spreads widened on those credits that appeared "tainted" with any negative issue. Cable and wireless were no exception, and we significantly reduced our exposure in these sectors.

What other market conditions or events influenced the Portfolio's performance during the fiscal year? The Portfolio's return was significantly impacted by the general uneasiness in most of the markets, as well as the continuing geopolitical risks. Two major market conditions that affected returns in general were the more than 10 percent default rate that occurred again in 2002 and the numerous "fallen angels" of investment grade and crossover markets. Investments in general were tested with the numerous accounting and fraud scandals that plagued all markets, especially those that were more leveraged.

What strategies and techniques did you employ that specifically affected the Portfolio's performance? In response to these issues plaguing the high yield market over the last few years, the Portfolio continued to hold higher quality credits, typically rated B. We also purchased securities of shorter duration in an effort to minimize price volatility.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward? During most of the year, the Portfolio was more defensive in nature. As 2003 opens, we believe the Federal Reserve rate cuts are near or at the end. We believe that the default rate will decline from its recent high. Even though we are not anticipating that interest rates will move upward appreciably in the early part of 2003, we feel that it is possible that they will do so later in 2003. We are looking to become a bit more aggressive in restructuring the Portfolio so that risk is more balanced, as we believe the economy likely will rebound sometime in 2003. In general, we intend to continue to favor quality credits, including those that may be less sensitive to increasing interest rates, which may provide more upside potential in a rebounding economy.

Respectfully,

William M. Nelson
Manager
High Income Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target High Income Portfolio, Salomon Brothers High Yield Market Index and Lipper Variable Annuity High Current Yield Funds Universe Average

                                                   Lipper
                                    Salomon       Variable
                                   Brothers       Annuity
                                     High       High Current
                    W&R Target       Yield       Yield Funds
                   High Income      Market         Universe
                    Portfolio       Index          Average
                   -----------     ---------    ------------
12/31/92  Purchase   $10,000        $10,000        $10,000
12/31/93              11,788         11,738         11,851
12/31/94              11,490         11,592         11,555
12/31/95              13,584         13,878         13,665
12/31/96              15,270         15,443         15,563
12/31/97              17,413         17,481         17,667
12/31/98              17,754         18,111         17,837
12/31/99              18,502         18,425         18,422
12/31/00              16,703         17,379         17,062
12/31/01              18,236         18,324         17,211
12/31/02              17,867         18,044         17,087

+++++ W&R Target High Income Portfolio(1) -- $17,867

----- Salomon Brothers High Yield Market Index -- $18,044

***** Lipper Variable Annuity High Current Yield Funds Universe Average --
$17,087

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

       AVERAGE ANNUAL TOTAL RETURN(2)

1-year period ended
  12-31-02                       -2.02%
5-year period ended
  12-31-02                        0.52%
10-year period ended
  12-31-02                        5.97%

(2)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

Investing in high income securities may carry a greater risk of nonpayment of interest or principal than higher-rated bonds.

THE INVESTMENTS OF THE HIGH INCOME PORTFOLIO

                                December 31, 2002

                                                          Shares         Value
COMMON STOCKS, RIGHTS AND WARRANTS
Communications Equipment - 0.00%
 Primus Telecommunications Group,
   Incorporated, Warrants* .........................            500   $        563
                                                                      ------------

Petroleum -- Services - 0.21%
 Baker Hughes Incorporated .........................          5,000        160,950
 Schlumberger Limited ..............................          2,500        105,225
                                                                      ------------
                                                                           266,175
                                                                      ------------

Retail -- General Merchandise - 0.14%
 United Auto Group, Inc.* ..........................         15,000        187,050
                                                                      ------------

Security and Commodity Brokers - 0.00%
 ONO Finance Plc, Rights (A)* ......................            250              3
                                                                      ------------

Trucking and Shipping - 0.21%
 Pacer International, Inc.* ........................         20,000        266,300
                                                                      ------------

Utilities -- Telephone - 0.00%
 GT Group Telecom, Inc., Warrants (A)* .............            300            300
 IWO Holdings, Inc., Warrants (A)* .................          1,500             15
 Leap Wireless International, Inc.,
   Warrants (A)* ...................................          1,250             12
                                                                      ------------
                                                                               327
                                                                      ------------

TOTAL COMMON STOCKS, RIGHTS AND WARRANTS - 0.56%                      $    720,418
 (Cost: $1,441,123)

PREFERRED STOCKS
Broadcasting - 0.01%
 Adelphia Communications Corporation, 13.0%                  12,500          9,375
                                                                      ------------

Multiple Industry - 0.93%
 Anvil Holdings, Inc., 13.0%* ......................         65,626      1,197,684
                                                                      ------------

Savings and Loans - 0.41%
 California Federal Preferred Capital
   Corporation, 9.125% .............................         20,000        520,200
                                                                      ------------

Utilities -- Telephone - 0.00%
 Intermedia Communications Inc., 13.5%* ............              1              3
                                                                      ------------

TOTAL PREFERRED STOCKS - 1.35%                                        $  1,727,262
 (Cost: $2,427,775)

                                                        Principal
                                                        Amount in
                                                        Thousands
CORPORATE DEBT SECURITIES
Broadcasting - 3.92%
 Gray Communications Systems, Inc.,
   9.25%, 12-15-11 .................................   $        500        538,125
 Insight Communications Company, Inc.,
   0.0%, 2-15-11 (B) ...............................          1,000        551,250
 LIN Television Corporation,
   8.0%, 1-15-08 ...................................          1,000      1,058,750
 Mediacom Broadband LLC and Mediacom
   Broadband Corporation,
   11.0%, 7-15-13 ..................................             50         50,750
 PanAmSat Corporation:
   6.0%, 1-15-03 ...................................             50         50,000
   8.75%, 2-1-12 (A) ...............................          1,250      1,193,750
 Sinclair Broadcast Group, Inc.,
   8.75%, 12-15-11 .................................            500        538,125
 Spanish Broadcasting System, Inc.,
   9.625%, 11-1-09 .................................          1,000      1,035,000
                                                                      ------------
                                                                         5,015,750
                                                                      ------------

Business Equipment and Services - 10.27%
 Alderwoods Group, Inc.,
   12.25%, 1-2-09 ..................................            500        455,000
 Allbritton Communications Company,
   9.75%, 11-30-07 .................................            500        517,500
 Allied Waste North America, Inc.:
   8.5%, 12-1-08 ...................................          2,000      2,010,000
   10.0%, 8-1-09 ...................................          2,000      1,985,000
 Avis Rent A Car, Inc.,
   11.0%, 5-1-09 ...................................          1,746      1,911,870
 Browning-Ferris Industries, Inc.,
   6.1%, 1-15-03 ...................................            470        470,072
 Graphic Packaging Corporation,
   8.625%, 2-15-12 .................................            400        421,000
 IESI Corporation,
   10.25%, 6-15-12 (A) .............................          1,150      1,109,750
 Lamar Advertising Company,
   9.625%, 12-1-06 .................................          1,000      1,032,500
 R.H. Donnelley Finance Corporation I:
   8.875%, 12-15-10 (A) ............................            250        267,500
   10.875%, 12-15-12 (A) ...........................            400        436,000
 Salem Communications Corporation,
   9.5%, 10-1-07 ...................................             45         47,081
 Vertis, Inc.:
   10.875%, 6-15-09 ................................          1,000      1,040,000
   10.875%, 6-15-09 (A) ............................            400        416,000
 Waste Management,
   6.375%, 11-15-12 (A) ............................          1,000      1,029,049
                                                                      ------------
                                                                        13,148,322
                                                                      ------------

Capital Equipment - 3.03%
 AAF-McQuay Inc.,
   8.875%, 2-15-03 .................................          2,000      2,000,000
 CSK Auto, Inc.,
   12.0%, 6-15-06 ..................................          1,500      1,605,000
 Cummins Inc.,
   9.5%, 12-1-10 (A) ...............................            250        266,250
                                                                      ------------
                                                                         3,871,250
                                                                      ------------

Chemicals -- Petroleum and Inorganic - 2.43%
 Berry Plastics Corporation,
   10.75%, 7-15-12 .................................            300        319,500
 Lyondell Chemical Company,
   9.5%, 12-15-08 (A) ..............................          3,000      2,790,000
                                                                      ------------
                                                                         3,109,500
                                                                      ------------

Chemicals -- Specialty - 1.66%
 Buckeye Cellulose Corporation,
   8.5%, 12-15-05 ..................................          1,750      1,583,750
 Salt Holdings Corporation,
   0.0%, 12-15-12 (A) (B) ..........................          1,000        540,000
                                                                      ------------
                                                                         2,123,750
                                                                      ------------

Communications Equipment - 1.13%
 EchoStar DBS Corporation,
   9.375%, 2-1-09 ..................................            500        528,750
 Pliant Corporation,
   13.0%, 6-1-10 ...................................          1,000        915,000

                                                                      ------------
                                                                         1,443,750
                                                                      ------------

Construction Materials - 1.48%
 Brand Services, Inc.,
   12.0%, 10-15-12 (A) .............................            650        682,500
 Interface, Inc.,
   10.375%, 2-1-10 .................................          1,250      1,212,500
                                                                      ------------
                                                                         1,895,000
                                                                      ------------

Consumer Electronics - 3.46%
 ACME Television, LLC and ACME Finance
   Corporation,
   10.875%, 9-30-04 ................................             26         26,455
 LIN Holdings Corp.:
   0.0%, 3-1-08 (B) ................................          2,275      2,323,344
   0.0%, 3-1-08 (B) ................................          2,000      2,077,500
                                                                      ------------
                                                                         4,427,299
                                                                      ------------

Containers - 2.91%
 BWAY Corporation,
   10.0%, 10-15-10 (A) .............................          1,000      1,037,500
 MDP Acquisitions plc,
   9.625%, 10-1-12 (A) .............................            650        676,000
 Owens-Illinois, Inc.,
   7.15%, 5-15-05 ..................................          1,000        961,250
 Silgan Holdings Inc.,
   9.0%, 6-1-09 ....................................          1,000      1,042,500
                                                                      ------------
                                                                         3,717,250
                                                                      ------------

Cosmetics and Toiletries - 0.02%
 Chattem, Inc.,
   8.875%, 4-1-08 ..................................             21         21,630
                                                                      ------------

Electrical Equipment - 3.97%
 Integrated Electrical Services, Inc.,
   9.375%, 2-1-09 ..................................          1,500      1,380,000
 Nortek, Inc.,
   9.875%, 6-15-11 .................................          1,000      1,001,250
 Rexnord Corporation,
   10.125%, 12-15-12 (A) ...........................          1,400      1,435,000
 SPX Corporation,
   7.5%, 1-1-13 ....................................          1,250      1,267,188
                                                                      ------------
                                                                         5,083,438
                                                                      ------------

Finance Companies - 4.88%
 American Seafoods Group LLC and
   American Seafoods, Inc.,
   10.125%, 4-15-10 ................................            860        877,200
 Ferrellgas Partners, L.P. and Ferrellgas
   Partners Finance Corp.,
   8.75%, 6-15-12 ..................................          2,000      2,070,000
 NMHG Holding Co.,
   10.0%, 5-15-09 ..................................          2,000      2,000,000
 Nexstar Finance, L.L.C. and Nexstar
   Finance, Inc.,
   12.0%, 4-1-08 ...................................            500        542,500
 Owens-Brockway Glass Container Inc.,
   8.75%, 11-15-12 (A) .............................            750        761,250
                                                                      ------------
                                                                         6,250,950
                                                                      ------------

Food and Related - 1.67%
 Aurora Foods Inc.,
   9.875%, 2-15-07 .................................          2,250      1,113,750
 Chiquita Brands International, Inc.,
   10.56%, 3-15-09 .................................          1,000      1,023,750
                                                                      ------------
                                                                         2,137,500
                                                                      ------------

Forest and Paper Products - 1.20%
 Jefferson Smurfit Corporation,
   8.25%, 10-1-12 (A) ..............................          1,500      1,530,000
                                                                      ------------

Furniture and Furnishings - 0.41%
 Associated Materials Incorporated,
   9.75%, 4-15-12 ..................................            500        527,500
                                                                      ------------

Health Care -- Drugs - 1.17%
 aaiPharma Inc.,
   11.0%, 4-1-10 ...................................          1,500      1,500,000
                                                                      ------------

Health Care -- General - 2.61%
 Alliance Imaging, Inc.,
   10.375%, 4-15-11 ................................            750        731,250
 AmerisourceBergen Corporation,
   8.125%, 9-1-08 ..................................             30         31,950
 Bergen Brunswig Corporation,
   7.25%, 6-1-05 ...................................            250        255,000
 MedQuest, Inc.,
   11.875%, 8-15-12 (A) ............................          1,500      1,462,500
 Sybron Dental Specialties, Inc.,
   8.125%, 6-15-12 .................................            850        858,500
                                                                      ------------
                                                                         3,339,200
                                                                      ------------

Homebuilders, Mobile Homes - 1.51%
 M.D.C. Holdings, Inc.,
   7.0%, 12-1-12 ...................................          1,000        965,000
 WCI Communities, Inc.,
   10.625%, 2-15-11 ................................          1,000        965,000
                                                                      ------------
                                                                         1,930,000
                                                                      ------------

Hospital Supply and Management - 5.81%
 Columbia/HCA Healthcare Corporation:
   7.0%, 7-1-07 ....................................          2,111      2,241,375
   7.25%, 5-20-08 ..................................            500        535,399
 Coventry Health Care, Inc.,
   8.125%, 2-15-12 .................................          1,500      1,560,000
 Extendicare Health Services, Inc.,
   9.35%, 12-15-07 .................................          1,000        830,000
 Insight Health Services Corp.,
   9.875%, 11-1-11 .................................          1,250      1,200,000
 Triad Hospitals, Inc.,
   8.75%, 5-1-09 ...................................             45         48,206
 United Surgical Partners Holdings, Inc.,
   10.0%, 12-15-11 .................................          1,000      1,025,000
                                                                      ------------
                                                                         7,439,980
                                                                      ------------

Hotels and Gaming - 3.40%
 Ameristar Casinos, Inc.,
   10.75%, 2-15-09 .................................            250        273,750
 CapStar Hotel Company,
   8.75%, 8-15-07 ..................................            500        335,000
 Circus and Eldorado Joint Venture
   and Silver Legacy Capital Corp.,
   10.125%, 3-1-12 .................................            400        394,000
 John Q Hammons Hotels, L.P. and John Q
   Hammons Hotels Finance Corporation III,
   8.875%, 5-15-12 .................................            250        251,250
 Mandalay Resort Group,
   9.375%, 2-15-10 .................................            250        268,750
 Mohegan Tribal Gaming Authority,
   8.0%, 4-1-12 ....................................            600        625,500
 Prime Hospitality Corp.,
   8.375%, 5-1-12 ..................................            650        630,500
 Venetian Casino Resort,
   LLC and Las Vegas Sands, Inc.,
   11.0%, 6-15-10 (A) ..............................          1,500      1,567,500
                                                                      ------------
                                                                         4,346,250
                                                                      ------------

Household -- General Products - 6.79%
 B & G Foods, Inc.,
   9.625%, 8-1-07 ..................................          1,500      1,543,125
 Cott Beverages Inc.,
   8.0%, 12-15-11 ..................................          1,000      1,060,000
 Del Monte Corporation,
   8.625%, 12-15-12 (A) ............................            400        408,000
 JohnsonDiversey, Inc.,
   9.625%, 5-15-12 (A) .............................          1,000      1,052,500
 Levi Strauss & Co.,
   12.25%, 12-15-12 (A) ............................            500        490,000
 Sealy Mattress Company:
   9.875%, 12-15-07 ................................            300        288,000
   10.875%, 12-15-07 ...............................          1,250      1,212,500
 Simmons Company,
   10.25%, 3-15-09 .................................          1,510      1,600,600
 Susquehanna Media Co.,
   8.5%, 5-15-09 ...................................          1,000      1,032,500
                                                                      ------------
                                                                         8,687,225
                                                                      ------------

Leisure Time Industry - 1.49%
 Premier Parks Inc.,
   9.75%, 6-15-07 ..................................          1,000        970,000
 Six Flags, Inc.,
   8.875%, 2-1-10 ..................................          1,000        940,000
                                                                      ------------
                                                                         1,910,000
                                                                      ------------

Metal Fabrication - 0.40%
 Wolverine Tube, Inc.,
   10.5%, 4-1-09 ...................................            500        510,000
                                                                      ------------

Mining - 1.71%
 Compass Minerals Group, Inc.,
   10.0%, 8-15-11 ..................................          2,000      2,190,000
                                                                      ------------

Motion Pictures - 2.88%
 AMC Entertainment Inc.,
   9.5%, 3-15-09 ...................................          2,000      1,980,000
 Cinemark USA, Inc.:
   8.5%, 8-1-08 ....................................          1,000        952,500
   9.625%, 8-1-08 ..................................            750        750,000
                                                                      ------------
                                                                         3,682,500
                                                                      ------------
Motor Vehicle Parts - 0.39%
 Collins & Aikman Floorcoverings, Inc.,
   9.75%, 2-15-10 ..................................            500        500,000
                                                                      ------------

Motor Vehicles - 0.24%
 Sonic Automotive, Inc.,
   11.0%, 8-1-08 ...................................            300        306,000
                                                                      ------------

Multiple Industry - 3.15%
 Fisher Scientific International Inc.,
   8.125%, 5-1-12 ..................................          1,500      1,552,500
 Phoenix Color Corp.,
   10.375%, 2-1-09 .................................          1,500      1,275,000
 WESCO Distribution, Inc.,
   9.125%, 6-1-08 ..................................          1,500      1,200,000
                                                                      ------------
                                                                         4,027,500
                                                                      ------------

Petroleum -- Domestic - 2.31%
 Chesapeake Energy Corporation:
   7.875%, 3-15-04 .................................          1,500      1,560,000
   9.0%, 8-15-12 (A) ...............................            500        530,000
 Giant Industries, Inc.,
   11.0%, 5-15-12 ..................................            500        335,000
 Westport Resources Corporation,
   8.25%, 11-1-11 (A) ..............................            500        525,000
                                                                      ------------
                                                                         2,950,000
                                                                      ------------

Petroleum -- Services - 1.21%
 Key Energy Services, Inc.,
   8.375%, 3-1-08 ..................................            750        783,750
 SESI, L.L.C.,
   8.875%, 5-15-11 .................................            750        765,000
                                                                      ------------
                                                                         1,548,750
                                                                      ------------

Publishing - 2.70%
 Dex Media East LLC and Dex Media East
   Finance Co.:
   9.875%, 11-15-09 (A) ............................            525        561,750
   12.125%, 11-15-12 (A) ...........................            525        581,438
 Hollinger International Publishing Inc.,
   9.0%, 12-15-10 (A) ..............................          1,000      1,008,750
 TransWestern Publishing Company LLC,
   9.625%, 11-15-07 ................................          1,250      1,306,250
                                                                      ------------
                                                                         3,458,188
                                                                      ------------

Railroad - 0.74%
 Kansas City Southern Railway Company (The),
   7.5%, 6-15-09 ...................................            900        949,500
                                                                      ------------

Real Estate Investment Trusts - 1.03%
 Meritage Corporation,
   9.75%, 6-1-11 ...................................          1,260      1,316,700
                                                                      ------------

Retail -- General Merchandise - 3.24%
 Advance Stores Company, Incorporated,
   10.25%, 4-15-08 .................................            750        795,000
 Domino's, Inc.,
   10.375%, 1-15-09 ................................          1,750      1,890,000
 Roundy's, Inc.:
   8.875%, 6-15-12 (A) .............................            750        735,000
   8.875%, 6-15-12 .................................            250        245,000
 United Auto Group, Inc.,
   9.625%, 3-15-12 (A) .............................            500        485,000
                                                                      ------------
                                                                         4,150,000
                                                                      ------------

Retail -- Specialty Stores - 2.64%
 American Achievement Corporation,
   11.625%, 1-1-07 .................................          1,000      1,061,250
 Cole National Group, Inc.,
   8.875%, 5-15-12 .................................            900        846,000
 Jo-Ann Stores, Inc.,
   10.375%, 5-1-07 .................................            400        415,500
 Michaels Stores, Inc.,
   9.25%, 7-1-09 ...................................          1,000      1,055,000
                                                                      ------------
                                                                         3,377,750
                                                                      ------------

Timesharing and Software - 0.78%
 NDCHealth Corporation,
   10.5%, 12-1-12 (A) ..............................          1,000      1,000,000
                                                                      ------------

Trucking and Shipping - 0.40%
 Stena AB,
   9.625%, 12-1-12 (A) .............................            500        516,250
                                                                      ------------

Utilities -- Electric - 0.80%
 National Waterworks, Inc.,
   10.5%, 12-1-12 (A) ..............................            500        521,875
 Nevada Power Company,
   10.875%, 10-15-09 (A) ...........................            500        505,000
                                                                      ------------
                                                                         1,026,875
                                                                      ------------

Utilities -- Gas and Pipeline - 2.83%
 AmeriGas Partners, L.P. and AP Eagle
   Finance Corp.:
   8.875%, 5-20-11 .................................            500        520,000
   8.875%, 5-20-11 (A) .............................          2,500      2,600,000
 Wynn Las Vegas, LLC and Wynn Las Vegas
   Capital Corp.,
   12.0%, 11-1-10 ..................................            500        505,000
                                                                      ------------
                                                                         3,625,000
                                                                      ------------

Utilities -- Telephone - 0.98%
 Triton PCS, Inc.,
   0.0%, 5-1-08 (B) ................................          1,500      1,248,750
                                                                      ------------

TOTAL CORPORATE DEBT SECURITIES - 93.65%                              $119,839,307
 (Cost: $119,454,347)

TOTAL SHORT-TERM SECURITIES - 2.72%                                   $  3,477,572
 (Cost $3,477,572)

TOTAL INVESTMENT SECURITIES - 98.28%                                  $125,764,559
 (Cost: $126,800,817)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.72%                        2,203,311

NET ASSETS - 100.00%                                                  $127,967,870

Notes to Schedule of Investments

*No dividends were paid during the preceding 12 months.

(A)Security was purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, the total value of these securities amounted to $28,721,442 or 22.44% of net assets.

(B)The security does not bear interest for an initial period of time and subsequently becomes interest bearing.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
HIGH INCOME PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3)   $ 125,765
 Cash ..........................................           1
 Receivables:
   Dividends and interest ......................       2,210
   Fund shares sold ............................          33
 Prepaid insurance premium .....................           2
                                                   ---------
   Total assets ................................     128,011
                                                   ---------
LIABILITIES
 Payable to Fund shareholders ..................          30
 Accrued accounting services fee (Note 2) ......           4
 Accrued management fee (Note 2) ...............           2
 Accrued service fee (Note 2) ..................           1
 Other .........................................           6
                                                   ---------
   Total liabilities ...........................          43
                                                   ---------
    Total net assets ...........................   $ 127,968
                                                   =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ...............................   $      43
   Additional paid-in capital ..................     173,052
 Accumulated undistributed loss:
   Accumulated undistributed net realized loss
    on investment transactions .................     (44,091)
   Net unrealized depreciation in
    value of investments .......................      (1,036)
                                                   ---------
    Net assets applicable to outstanding units
      of capital ...............................   $ 127,968
                                                   =========
Net asset value, redemption
 and offering price per share ..................   $  2.9986
                                                   =========
Capital shares outstanding .....................      42,676
Capital shares authorized ......................      70,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
HIGH INCOME PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME

 Income (Note 1B):
   Interest and amortization ...................   $ 11,242
   Dividends ...................................        128
                                                   --------
    Total income ...............................     11,370
                                                   --------
 Expenses (Note 2):
   Investment management fee ...................        759
   Service fee .................................        303
   Accounting services fee .....................         44
   Custodian fees ..............................         14
   Audit fees ..................................          7
   Legal fees ..................................          2
   Other .......................................         24
                                                   --------
    Total expenses .............................      1,153
                                                   --------
      Net investment income ....................     10,217
                                                   --------
REALIZED AND UNREALIZED LOSS
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on investments ..............    (11,835)
 Unrealized depreciation in value of investments
   during the period ...........................       (847)
                                                   --------
   Net loss on investments .....................    (12,682)
                                                   --------
    Net decrease in net assets resulting
      from operations ..........................   $ (2,465)
                                                   ========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
HIGH INCOME PORTFOLIO

                         (In Thousands)

                                           For the fiscal year ended
                                                   December 31,
                                            -----------------------
                                              2002          2001
                                            ---------    ----------
INCREASE IN NET ASSETS
Operations:
 Net investment income ..................   $  10,217    $  10,635
 Realized net loss on investments .......     (11,835)     (10,744)
 Unrealized appreciation (depreciation) .        (847)       9,495
                                            ---------    ---------
   Net increase (decrease) in net assets
    resulting from operations ...........      (2,465)       9,386
                                            ---------    ---------
Dividends to shareholders from net
 investment income (Note 1E)(1) .........     (10,217)     (10,635)
                                            ---------    ---------
Capital share transactions(2) ...........      24,323       15,749
                                            ---------    ---------
   Total increase .......................      11,641       14,500
NET ASSETS
Beginning of period .....................     116,327      101,827
                                            ---------    ---------
End of period ...........................   $ 127,968    $ 116,327
                                            =========    =========
 Undistributed net investment income ....   $     ---    $     ---
                                            =========    =========
(1)See "Financial Highlights" on page 85

(2)Shares issued from sale of shares ....      12,223       15,528
Shares issued from reinvestment of
 dividend ...............................       3,407        3,197
Shares redeemed .........................      (7,928)     (14,109)
                                            ---------    ---------
Increase in outstanding capital shares ..       7,702        4,616
                                            =========    =========
Value issued from sale of shares ........   $  39,863    $  55,473
Value issued from reinvestment of
 dividend ...............................      10,217       10,635
Value redeemed ..........................     (25,757)     (50,359)
                                            ---------    ---------
Increase in outstanding capital .........   $  24,323    $  15,749
                                            =========    =========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
HIGH INCOME PORTFOLIO
For a Share of Capital Stock Outstanding Throughout Each Period:

                                       For the fiscal year ended December 31,
                               ----------------------------------------------------
                                 2002       2001       2000       1999       1998
                               --------   --------   --------   --------   --------
Net asset value,
 beginning of
 period  ...........           $ 3.3261   $ 3.3542   $ 4.1691   $ 4.4143   $ 4.7402
                               --------   --------   --------   --------   --------
Income (loss) from investment
 operations:
 Net investment
   income ..........             0.2602     0.3346     0.4107     0.4313     0.4185
 Net realized and
   unrealized loss
   on investments ..            (0.3275)   (0.0281)   (0.8149)   (0.2452)   (0.3259)
                               --------   --------   --------   --------   --------
Total from investment
 operations  .......            (0.0673)    0.3065    (0.4042)    0.1861     0.0926
                               --------   --------   --------   --------   --------
Less distributions from
 net investment income          (0.2602)   (0.3346)   (0.4107)   (0.4313)   (0.4185)
                               --------   --------   --------   --------   --------
Net asset value,
 end of period  ....           $ 2.9986   $ 3.3261   $ 3.3542   $ 4.1691   $ 4.4143
                               ========   ========   ========   ========   ========
Total return .......              -2.02%      9.18%     -9.73%      4.22%      1.95%
Net assets, end of
 period (in
 millions)  ........           $    128   $    116   $    102   $    121   $    126
Ratio of expenses
 to average net
 assets  ...........               0.95%      0.93%      0.96%      0.92%      0.77%
Ratio of net investment
 income to average
 net assets  .......               8.42%      9.60%     10.02%      9.17%      8.76%
Portfolio turnover
 rate  .............              85.17%    193.71%    118.96%     87.84%     63.64%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with Thomas A. Mengel, portfolio manager of W&R Target Funds, Inc.
- International Portfolio

This report relates to the operation of W&R Target Funds, Inc. - International Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year?
The Portfolio declined 18.15 percent for the fiscal year, underperforming its benchmark index. The Morgan Stanley Capital International E.A.FE. Index (Europe, Australia, Far East -- the index that generally reflects the performance of the international securities markets) declined 15.94 percent during the period, and the Lipper Variable Annuity International Funds Universe Average (reflecting the performance of the universe of funds with similar objectives) declined 16.64 percent for the year.

Why did the Portfolio lag its benchmark index during the fiscal year?
The Portfolio was underweight in Japanese equities and generally overweight in continental Europe during the fiscal year. However, Japan ended 2002 as the best performing developed market, largely because broad market expectations of severe financial stress did not materialize. Continental Europe suffered some of the weakest equity market returns last year, thus affecting overall Portfolio performance.

What other market conditions or events influenced the Portfolio's performance during the fiscal year?
Early in the fiscal year, it appeared as though the unprecedented amount of global monetary ease had pulled the world economy out of a sharp but short downturn. Continental Europe enjoyed a successful introduction of euro notes and coins in January 2002, which we felt was a major step in reducing transaction costs and barriers to business. Consumer and business sentiment in major countries improved for several months in early 2002. Also, purchasing manager indexes, late in the first calendar quarter, broadly reflected what appeared to be a return to economic growth.

In the second half of the fiscal year, however, investor sentiment grew more uncertain, becoming risk-averse at times. Economic growth began to slow again by mid-year, and U.S. employment declined. Structural problems in Europe and Japan (such as inflexible labor markets) tend to become more pronounced during periods of U.S. economic weakness, resulting in relatively weaker foreign stock markets. Major central banks continued to reduce interest rates, but rising budget deficits suggested that fiscal stimulus would be limited, especially in Europe. Adding to the challenges, global geopolitical turmoil increased late in the year, led by concerns surrounding a potential military conflict in Iraq.

Because the Portfolio holds primarily foreign investments, the strong U.S. dollar had a negative impact on our valuation early in the fiscal year. Since that time, we have generally enjoyed a positive currency impact from the dollar's weaker trend. The euro has now stabilized in value and become an acceptable part of European life.

What strategies and techniques did you employ that specifically affected the Portfolio's performance? Early in the fiscal year we increased our holdings of cyclical and growth shares, as global economic growth rebounded. However, we believe that many of our large cap stocks were hurt by broad corporate profit concerns and by corporate accounting issues that remained in the spotlight. The Portfolio continues to hold what we feel are fundamentally sound growth companies that were negatively impacted by these factors.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
We have continued to emphasize growth companies in continental Europe that we feel possess defensive characteristics (consumer products, led by strong management, solid balance sheets, attractive dividend yield, competitive position). In Britain, we have focused on growth stocks that have benefited from the strong domestic economy. Despite continuing imbalances within Japan's economy, we believe that the country still offers good companies with solid balance sheets, good management and growth prospects, especially some of the larger exporters we have selected. In Asia, we have concentrated our holdings on industry leaders that we feel should benefit from continued strong Chinese business demand.

Overall, the difficult business climate of the last few years has forced many foreign companies to accelerate restructuring efforts. This is a positive improvement that we feel should be an important focus for investors once the broader financial and geopolitical environment improves.

Respectfully,

Thomas A. Mengel
Manager
International Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target International Portfolio, Morgan Stanley Capital International E.A.FE. Index and Lipper Variable Annuity International Funds Universe Average

                                                       Lipper
                                       Morgan         Variable
                                       Stanley         Annuity
                                       Capital      International
                      W&R Target    International       Funds
                    International      E.A.FE.        Universe
                      Portfolio        Index           Average
                    -------------  --------------   -------------
05/03/94  Purchase     $10,000        $10,000         $10,000
12/31/94                10,026          9,990           9,821
12/31/95                10,756         11,110          11,065
12/31/96                12,381         11,782          12,646
12/31/97                14,448         11,991          13,385
12/31/98                19,345         14,389          15,256
12/31/99                32,031         18,269          21,853
12/31/00                24,454         15,681          18,587
12/31/01                19,017         12,318          14,566
12/31/02                15,565         10,354          12,142

----- W&R Target International Portfolio(1) -- $15,565 +++++ Morgan Stanley Capital International E.A.FE. Index(2) -- $10,354 ***** Lipper Variable Annuity International Funds Universe Average(2) -- $12,142

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes were effected as of April 30, 1994.

       Average Annual Total Return(3)

1-year period ended
  12-31-02                       -18.15%
5-year period ended
  12-31-02                         1.50%
8+ year period ended
  12-31-02(4)                      5.24%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)5-3-94 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

International investing involves special risks, including political, economic and currency risks.

THE INVESTMENTS OF THE INTERNATIONAL PORTFOLIO

     December 31, 2002

                                                          Shares         Value
COMMON STOCKS
Bermuda - 0.48%
 Johnson Electric Holdings Limited (A) .............      600,000     $    661,657
                                                                      ------------

Denmark - 0.75%
 Novo Nordisk A/S, Class B (A) .....................         36,000      1,039,361
                                                                      ------------

Finland - 3.44%
 Nokia Oyj (A) .....................................        151,400      2,404,955
 Stora Enso Oyj, R Shares (A) ......................         93,400        984,196
 UPM-Kymmene Oyj (A) ...............................         43,000      1,379,616
                                                                      ------------
                                                                         4,768,767
                                                                      ------------

France - 10.56%
 AXA (A) ...........................................         30,000        402,309
 Accor SA (A) ......................................         34,280      1,037,303
 Aventis S.A. (A) ..................................         18,800      1,021,071
 BNP Paribas SA (A) ................................         56,500      2,300,299
 Carrefour SA (A) ..................................         32,200      1,432,509
 Lafarge S.A. (A) ..................................          8,900        670,012
 Publicis Groupe S.A. (A) ..........................         41,170        871,968
 Renault SA (A) ....................................         23,100      1,084,587
 Societe Generale, Class A (A) .....................         20,300      1,181,293
 Suez (A) ..........................................        110,000      1,907,641
 TotalFinaElf, S.A. (A) ............................         19,200      2,739,856
                                                                      ------------
                                                                        14,648,848
                                                                      ------------

Germany - 7.91%
 Altana AG (A) .....................................         32,700      1,479,439
 BASF Aktiengesellschaft (A) .......................         37,400      1,407,779
 Deutsche Boerse AG (A) ............................         36,000      1,430,573
 GEHE AG (A) .......................................         29,838      1,154,422
 Henkel Kommanditgesellschaft
   auf Aktien (A) ..................................         26,000      1,643,838
 Linde AG (A) ......................................         23,800        873,401
 Munchener Ruckversicherungs - Gesellschaft
   Aktiengesellschaft (A) ..........................         13,000      1,552,514
 Siemens AG (A) ....................................          5,950        252,662
 VOLKSWAGEN AKTIENGESELLSCHAFT (A) .................         32,800      1,186,483
                                                                      ------------
                                                                        10,981,111
                                                                      ------------

Hong Kong - 0.95%
 Cheung Kong (Holdings) Limited (A) ................        100,000        650,758
 Hutchison Whampoa Limited,
   Ordinary Shares (A) .............................        106,000        663,299
                                                                      ------------
                                                                         1,314,057
                                                                      ------------

Ireland - 2.00%
 Bank of Ireland (The) (A) .........................        111,501      1,144,537
 DePfa Deutsche Pfandbriefbank AG (A) ..............         31,080      1,629,369
                                                                      ------------
                                                                         2,773,906
                                                                      ------------

Israel - 0.04%
 vi[z]rt (A)(B)* ...................................         60,000         53,473
                                                                      ------------

Italy - 10.12%
 Assicurazioni Generali S.p.A. (A) .................        120,100      2,468,127
 Eni S.p.A. (A) ....................................        152,900      2,428,782
 Saipem S.p.A. (A) .................................        333,700      2,228,764
 Telecom Italia Mobile S.p.A. (A) ..................        413,400      1,885,507
 Telecom Italia S.p.A., Ordinary
   Shares (A) ......................................        364,700      2,764,665
 UniCredito Italiano SpA (A) .......................        566,100      2,261,448
                                                                      ------------
                                                                        14,037,293
                                                                      ------------

Japan - 12.04%
 Canon Inc. (A) ....................................         39,000      1,468,289
 Daito Trust Construction Co., Ltd. (A) ............         71,100      1,571,949
 Eisai Co., Ltd. (A) ...............................         35,600        799,074
 Fuji Photo Film Co., Ltd. (A) .....................         27,000        880,064
 Honda Motor Co., Ltd. (A) .........................         34,300      1,268,230
 Kao Corporation (A) ...............................         75,000      1,645,540
 Nintendo Co., Ltd. (A) ............................          7,100        663,177
 Nissan Motor Co., Ltd. (A) ........................        178,800      1,394,498
 Nomura Holdings, Inc. (A) .........................        190,000      2,134,760
 Sony Corporation (A) ..............................         30,100      1,257,441
 Takeda Chemical Industries, Ltd. (A) ..............         55,000      2,297,650
 Toyota Motor Corporation (A) ......................         49,400      1,327,264
                                                                      ------------
                                                                        16,707,936
                                                                      ------------

Luxembourg - 1.32%
 ARCELOR (A)* ......................................        148,800      1,828,517
                                                                      ------------

Netherlands - 3.44%
 ABN AMRO Holding N.V. (A) .........................         28,000        457,398
 Koninklijke KPN N.V. (A)* .........................        216,200      1,405,451
 Royal Dutch Petroleum Company (A)* ................         19,000        835,707
 Unilever N.V. - Certicaaten Van
   Aandelen (A) ....................................         33,800      2,074,971
                                                                      ------------
                                                                         4,773,527
                                                                      ------------

Portugal - 1.91%
 Banco Comercial Portugues, S.A. (A)(B) ............        183,600        438,910
 Portugal Telecom, SGPS, S.A. (A) ..................        321,300      2,206,584
                                                                      ------------
                                                                         2,645,494
                                                                      ------------

Spain - 2.11%
 Banco Bilbao Vizcaya Argentaria, S.A. (A) .........        144,100      1,377,930
 Banco Santander Central Hispano, S.A. (A) .........        103,000        706,291
 Telefonica, S.A. (A)* .............................         94,000        840,708
                                                                      ------------
                                                                         2,924,929
                                                                      ------------

Sweden - 0.83%
 Nordea AB (A) .....................................        262,200      1,157,975
                                                                      ------------

Switzerland - 3.37%
 Clariant AG, Registered Shares (A) ................         66,300      1,059,381
 Credit Suisse Group, Registered
   Shares (A)* .....................................         56,800      1,232,015
 Nestle S.A., Registered Shares (A) ................          6,470      1,370,624
 Novartis AG, Registered Shares (A) ................         17,300        631,035
 Roche Holdings AG, Genussschein (A) ...............          5,600        390,109
                                                                      ------------
                                                                         4,683,164
                                                                      ------------

United Kingdom - 20.82%
 BHP Billiton Plc (A) ..............................        162,200        866,123
 British American Tobacco Plc (A) ..................         75,000        749,068
 British Sky Broadcasting Group plc (A)* ...........        225,800      2,322,431
 British Sky Broadcasting Group plc (A)(B)* ........         43,000        442,270
 Capita Group plc (The) (A) ........................        149,100        593,979
 Capita Group Plc (The) (A)(B) .....................        215,610        858,938
 Compass Group PLC (A) .............................        140,200        744,698
 Diageo plc (A) ....................................        299,000      3,248,575
 HSBC Holdings plc (A) .............................        147,600      1,630,966
 John Wood Group PLC (A) ...........................        450,600      1,165,897
 Lloyds TSB Group plc (A) ..........................        154,464      1,108,869
 NEXT Group Plc (A) ................................         48,500        574,953
 Pearson plc (A) ...................................        108,786      1,005,961
 Reckitt Benckiser plc (A) .........................        183,000      3,549,409
 Reed Elsevier plc (A) .............................        263,200      2,253,801
 Rio Tinto plc (A) .................................        108,600      2,167,552
 Royal Bank of Scotland Group plc (The) (A)                 119,679      2,866,414
 Vodafone Group Plc (A) ............................      1,499,300      2,733,032
                                                                      ------------
                                                                        28,882,936
                                                                      ------------

TOTAL COMMON STOCKS - 82.09% .......................                  $113,882,951
 (Cost: $122,915,109)

PREFERRED STOCK - 0.44%
Germany
 Fresenius AG (A) ..................................         16,400   $    613,876
                                                                      ------------
 (Cost: $590,280)

                                                        Principal
                                                        Amount in
                                                        Thousands
OTHER GOVERNMENT SECURITY - 6.01%
Germany
 Bundesschwatzanweisungen Treasury Note,
   4.25%, 6-13-03 (C) ..............................     EUR7,900     $  8,335,334
                                                                      ------------
 (Cost: $7,872,714)

                                                          Face
                                                        Amount in
                                                        Thousands
UNREALIZED LOSS ON OPEN FORWARD
 CURRENCY CONTRACTS - (0.35%)
 Japanese Yen, 1-28-03 (C) .........................       Y472,211       (119,544)
 Japanese Yen, 1-28-03 (C) .........................        472,211       (369,011)
                                                                      ------------
                                                                      $   (488,555)
                                                                      ------------


                                                        Principal
                                                        Amount in
                                                        Thousands
SHORT-TERM SECURITIES
Chemicals -- Petroleum and Inorganic - 0.62%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note ...........................   $        864        864,000
                                                                      ------------

Food and Related - 1.29%
 General Mills, Inc.,
   1.53%, Master Note ..............................            285        284,671
 Unilever Capital Corporation,
   1.3%, 1-21-03 ...................................          1,501      1,499,916
                                                                      ------------
                                                                         1,784,587
                                                                      ------------

Forest and Paper Products - 1.80%
 Sonoco Products Co.,
   1.38%, 1-16-03 ..................................          2,500      2,498,562
                                                                      ------------

Health Care -- Drugs - 5.21%
 Alcon Finance PLC (Nestle S.A.),
   1.3%, 1-13-03 ...................................          5,225      5,222,736
 Pharmacia Corporation,
   1.3%, 1-16-03 ...................................          2,000      1,998,917
                                                                      ------------
                                                                         7,221,653
                                                                      ------------

Security and Commodity Brokers - 2.62%
 UBS Finance Delaware LLC,
   1.2%, 1-2-03 ....................................          3,634      3,633,879
                                                                      ------------

TOTAL SHORT-TERM SECURITIES - 11.54% ...............                  $ 16,002,681
 (Cost: $16,002,681)

TOTAL INVESTMENT SECURITIES - 99.73% ...............                  $138,346,287
 (Cost: $147,380,784)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.27% ..                       380,927

NET ASSETS - 100.00% ...............................                  $138,727,214

SEE NOTES TO SCHEDULE OF INVESTMENTS ON PAGE.

THE INVESTMENTS OF THE INTERNATIONAL PORTFOLIO
December 31, 2002

NOTES TO SCHEDULE OF INVESTMENTS

*No dividends were paid during the preceding 12 months.

(A)Not listed on an exchange in the United States.

(B)Security was purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, the total value of these securities amounted to $1,793,591 or 1.29% of net assets.

(C)Principal amounts are denominated in the indicated foreign currency, where applicable(EUR - Euro, Y - Japanese Yen).

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

As a shareholder of W&R Target International Portfolio, for every $100 you had invested on December 31, 2002, your Portfolio was invested by industry, as follows:

    $19.81  Financial Services Stocks
     15.64  Consumer Goods Stocks
     11.46  Cash and Cash Equivalents and Unrealized Loss on
            Open Forward Currency Contracts
      9.91  Utilities Stocks
      6.47  Raw Materials Stocks
      6.35  Health Care Stocks
      6.01  Other Government Security
      5.17  Energy Stocks
      5.09  Consumer Services Stocks
      3.38  Capital Goods Stocks
      3.30  Shelter Stocks
      2.73  Business Equipment and Services Stocks
      2.25  Miscellaneous Stocks
      1.99  Retail Stocks
      0.44  Preferred Stock

STATEMENT OF ASSETS AND LIABILITIES
INTERNATIONAL PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS

 Investment securities--at value (Notes 1 and 3)...  $ 138,346
 Receivables:
   Dividends and interest .........................        426
   Fund shares sold ...............................         15
 Prepaid insurance premium ........................          2
                                                     ---------
    Total assets ..................................    138,789
                                                     ---------
LIABILITIES
 Payable to Fund shareholders .....................         11
 Accrued accounting services fee (Note 2) .........          4
 Accrued management fee (Note 2) ..................          3
 Accrued service fee (Note 2) .....................          1
 Other ............................................         43
                                                     ---------
    Total liabilities .............................         62
                                                     ---------
      Total net assets ............................  $ 138,727
                                                     =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ..................................  $      29
   Additional paid-in capital .....................    221,138
 Accumulated undistributed loss:
   Accumulated undistributed net realized loss on
    investment transactions .......................    (73,445)
   Net unrealized depreciation in value
    of investments ................................     (8,995)
                                                     ---------
    Net assets applicable to outstanding units
      of capital ..................................  $ 138,727
                                                     =========
Net asset value, redemption and offering
 price per share ..................................  $  4.7683
                                                     =========
Capital shares outstanding ........................     29,094
Capital shares authorized .........................     55,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
INTERNATIONAL PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME

Income (Note 1B):
   Dividends (net of foreign withholding taxes of $218)..........   $  2,376
   Interest and amortization ....................................        513
                                                                    --------
    Total income ................................................      2,889
                                                                    --------
 Expenses (Note 2):
   Investment management fee ....................................      1,355
   Service fee ..................................................        398
   Custodian fees ...............................................        235
   Accounting services fee ......................................         44
   Audit fees ...................................................          9
   Legal fees ...................................................          2
   Other ........................................................         35
                                                                    --------
    Total expenses ..............................................      2,078
                                                                    --------
      Net investment income .....................................        811
                                                                    --------
REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities ................................    (36,738)
 Realized net loss on foreign currency transactions .............       (153)
                                                                    --------
   Realized net loss on investments .............................    (36,891)
                                                                    --------
 Unrealized appreciation in value of securities
   during the period ............................................      3,881
 Unrealized depreciation in value of foreign
   currency transactions during the period ......................       (454)
                                                                    --------
   Unrealized appreciation in value of
    investments during the period ...............................      3,427
                                                                    --------
    Net loss on investments .....................................    (33,464)
                                                                    --------
      Net decrease in net assets resulting
       from operations ..........................................   $(32,653)
                                                                    ========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
     INTERNATIONAL PORTFOLIO

                         (In Thousands)

                                              For the fiscal year ended
                                                     December 31,
                                               ----------------------
                                                  2002       2001
                                               ---------    ---------
DECREASE IN NET ASSETS
Operations:
 Net investment income .....................   $     811    $   1,530
 Realized net loss on investments ..........     (36,891)     (30,312)
 Unrealized appreciation
   (depreciation) ..........................       3,427      (28,369)
                                               ---------    ---------
   Net decrease in net assets resulting
    from operations ........................     (32,653)     (57,151)
                                               ---------    ---------
Dividends to shareholders from (Note 1E):(1)
 Net investment income .....................        (658)      (1,278)
 Realized gains on
   securities transactions .................         ---       (6,647)
                                               ---------    ---------
                                                    (658)      (7,925)
                                               ---------    ---------
Capital share transactions(2) ..............     (14,513)     (14,802)
                                               ---------    ---------
    Total decrease .........................     (47,824)     (79,878)
NET ASSETS
Beginning of period ........................     186,551      266,429
                                               ---------    ---------
End of period ..............................   $ 138,727    $ 186,551
                                               =========    =========
 Undistributed net investment income .......   $     ---    $     ---
                                               =========    =========

(1)See "Financial Highlights" on page 97....

(2)Shares issued from sale of shares .......       5,726       10,052
Shares issued from reinvestment of dividend
 and/or capital gains distribution .........         138        1,354
Shares redeemed ............................      (8,639)     (13,430)
                                               ---------    ---------
Decrease in outstanding capital shares .....      (2,775)      (2,024)
                                               =========    =========
Value issued from sale of shares ...........   $  30,256    $  66,669
Value issued from reinvestment of dividend
 and/or capital gains distribution .........         658        7,925
Value redeemed .............................     (45,427)     (89,396)
                                               ---------    ---------
Decrease in outstanding capital ............   $ (14,513)   $ (14,802)
                                               =========    =========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
INTERNATIONAL PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                       For the fiscal year ended December 31,
                               ----------------------------------------------------
                                 2002       2001      2000        1999      1998
                               --------   --------   --------   --------   --------
Net asset value,
 beginning of
 period  ...........           $ 5.8536   $ 7.8610   $11.9354   $ 7.8176   $ 6.3842
                               --------   --------   --------   --------   --------
Income (loss) from investment
 operations:
 Net investment
   income ..........             0.0227     0.0498     0.0298     0.0032     0.0353
 Net realized and
   unrealized gain (loss)
   on investments...            (1.0853)   (1.7977)   (2.8531)    5.1235     2.1283
                               --------   --------   --------   --------   --------
Total from investment
 operations  .......            (1.0626)   (1.7479)   (2.8233)    5.1267     2.1636
                               --------   --------   --------   --------   --------
Less distributions from:
 Net investment
   income ..........            (0.0227)   (0.0419)   (0.0186)   (0.0000)   (0.0353)
 Capital gains .....            (0.0000)   (0.2176)   (1.2325)   (1.0089)   (0.6949)
                               --------   --------   --------   --------   --------
Total distributions.            (0.0227)   (0.2595)   (1.2511)   (1.0089)   (0.7302)
                               --------   --------   --------   --------   --------
Net asset value,
 end of period  ....           $ 4.7683   $ 5.8536   $ 7.8610   $11.9354   $ 7.8176
                               ========   ========   ========   ========   ========
Total return .......             -18.15%    -22.23%    -23.66%     65.58%     33.89%
Net assets, end of
 period (in
 millions)  ........           $    139   $    187   $    266   $    300   $    169
Ratio of expenses
 to average net
 assets  ...........               1.30%      1.25%      1.23%      1.21%      1.02%
Ratio of net investment
 income to average
 net assets  .......               0.41%      0.71%      0.31%      0.04%      0.47%
Portfolio turnover
 rate  .............             116.21%     99.52%    116.84%    118.71%     88.84%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with W. Patrick Sterner, portfolio manager of W&R Target Funds, Inc. - Limited-Term Bond Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Limited-Term Bond Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year? The Portfolio turned in a positive performance during the fiscal year, although it ultimately underperformed its benchmark index. The Portfolio's one-year return increased
5.43 percent, compared with the Salomon Brothers 1-5 Year Treasury/Government-Sponsored/Credit Index (reflecting the performance of securities that generally represent the short-maturity sector of the bond market), which increased 8.08 percent for the year, and the Lipper Variable Annuity Short-Intermediate Investment Grade Debt Funds Universe Average (reflecting the performance of the universe of funds with similar objectives), which increased 5.83 percent during the year. The Salomon Brothers 1-5 Year Treasury/Government Sponsored/Credit Index replaces the Salomon Brothers 1-5 Year Treasury/Government Sponsored/Corporate Index in this year's report. We believe that the new index provides a more accurate basis for comparing the Fund's performance to the types of securities in which the Fund invests. Both indexes are presented in this year's report for comparison purposes.

Why did the Portfolio lag its benchmark index during the fiscal year? There were several factors that contributed negatively to the Portfolio's performance. The most prominent factor, we feel, was our 1 percent position in Worldcom bonds. We failed to react quickly enough to the deteriorating financial condition, and thus suffered a substantial loss upon the sale of the securities. In addition, the Portfolio held the securities of several troubled utility companies with energy trading operations. Although we sold the bonds before major losses were incurred, and the overall exposure to the sector was small, performance was still adversely impacted.

What other market conditions or events influenced the Portfolio's performance during the fiscal year? Another factor that impacted relative performance was a shorter duration during a period of falling interest rates. We had expected rates to rise along with an improving economy during the latter part of the fiscal year. Economic growth, however, was disappointing and relatively sluggish. As a result, the Federal Reserve cut short-term interest rates from
1.75 percent to 1.25 percent in November, and market rates moved lower. In addition, we believe that a substantial weighting in mortgage-backed securities hurt performance during the second half of the fiscal year as rates moved sharply lower.

What strategies and techniques did you employ that specifically affected the Portfolio's performance? Our management style attempts to identify relative value opportunities between sectors of the market. Those sectors include U.S. Treasuries, government agencies, corporate bonds and mortgage-backed securities. Based on our determination that intermediate maturity corporate bonds offered good value, we overweighted that sector. Although corporate bonds outperformed at the very end of the fiscal year, for the year as a whole they lagged, with certain sectors, including utilities and telecommunications, turning in especially poor performances. Although we feel that this strategy still holds some merit over the longer term, it did bring some negative impact to the Portfolio during the period.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward? Although we feel that the next move in interest rates is likely to be upward, we also believe that rates will probably stay in a range around current levels until the economic numbers signal a sustained recovery is in place. We intend to continue to watch initial unemployment claims, capital-spending trends and the size and makeup of the fiscal stimulus plan coming out of Washington. In the current environment, we are of the opinion that both mortgage-backed securities and corporate bonds should provide superior total return potential over Treasuries. We also intend to continue to maintain a shorter duration to help protect against rising yields.

Respectfully,

W. Patrick Sterner
Manager
Limited-Term Bond Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target Limited-Term Bond Portfolio and Salomon Brothers 1 - 5 Year Treasury/Government
Sponsored/Corporate Index, Salomon Brothers 1 - 5 Year Treasury/Government Sponsored/Credit Index and Lipper Variable Annuity Short-Intermediate Investment Grade Debt Funds

                                Universe Average

                                                                        Lipper
                                                                       Variable
                                     Salomon          Salomon           Annuity
                                     Brothers         Brothers           Short-
                                     1-5 Year         1-5 Year       Intermediate
                                     Treasury/        Treasury/       Investment
                   W&R Target       Government       Government          Grade
                  Limited-Term      Sponsored/       Sponsored/       Debt Funds
                     Bond            Corporate         Credit          Universe
                   Portfolio           Index            Index          Average
                  ------------      ----------       ----------       -----------
05/03/94Purchase     $10,000         $10,000          $10,000           $10,000
12/31/94              10,026          10,105           10,105            10,080
12/31/95              11,462          11,404           11,404            11,247
12/31/96              11,892          11,938           11,938            11,707
12/31/97              12,707          12,791           12,791            12,497
12/31/98              13,553          13,769           13,769            13,300
12/31/99              13,790          14,065           14,065            13,570
12/31/00              14,993          15,328           15,328            14,600
12/31/01              16,375          16,722           16,727            15,729
12/31/02              17,264          18,056           18,079            16,646

+++++ W&R Target Limited-Term Bond Portfolio(1) -- $17,264 ..... Salomon
Brothers 1 - 5 Year Treasury/Government Sponsored/Corporate Index(2) -- $18,056

===== Salomon Brothers 1 - 5 Year Treasury/Government Sponsored/Credit Index(2) -- $18,079

***** Lipper Variable Annuity Short-Intermediate Investment Grade Debt Funds Universe Average(2) -- $16,646

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes were effected as of April 30, 1994.

     AVERAGE ANNUAL TOTAL RETURN(3)
     ------------------------------
1-year period ended
  12-31-02                      5.43%
5-year period ended
  12-31-02                      6.32%
8+ year period ended
  12-31-02(4)                   6.50%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)5-3-94 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE LIMITED-TERM BOND PORTFOLIO

   December 31, 2002

                                                        Principal
                                                        Amount in
                                                        Thousands       Value
CORPORATE DEBT SECURITIES
Aircraft - 3.55%
 Lockheed Martin Corporation,
   7.25%, 5-15-06 ..................................   $     1,000   $ 1,126,211
 Raytheon Company,
   6.75%, 8-15-07 ..................................           500       554,434
                                                                     -----------
                                                                       1,680,645
                                                                     -----------

Banks - 2.83%
 First Union Corporation,
   6.875%, 9-15-05 .................................         1,200     1,339,640
                                                                     -----------

Chemicals -- Specialty - 0.96%
 Praxair, Inc.,
   6.75%, 3-1-03 ...................................           450       453,400
                                                                     -----------

Construction Materials - 1.02%
 Black & Decker Corp.,
   7.5%, 4-1-03 ....................................           475       480,830
                                                                     -----------

Finance Companies - 3.88%
 Aristar, Inc.,
   5.85%, 1-27-04 ..................................           250       260,406
 General Motors Acceptance Corporation,
   6.625%, 10-15-05 ................................           800       824,166
 Grand Metropolitan Investment Corp.,
   7.125%, 9-15-04 .................................           379       411,329
 John Deere Capital Corporation,
   5.125%, 10-19-06 ................................           320       341,126
                                                                     -----------
                                                                       1,837,027
                                                                     -----------

Food and Related - 2.75%
 ConAgra, Inc.,
   7.4%, 9-15-04 ...................................         1,200     1,300,303
                                                                     -----------

Forest and Paper Products - 1.53%
 International Paper Company,
   6.125%, 11-1-03 .................................           700       722,280
                                                                     -----------

Household -- General Products - 2.84%
 CPC International Inc.,
   6.15%, 1-15-06 ..................................         1,218     1,341,407
                                                                     -----------

Insurance -- Life - 1.25%
 American General Finance Corporation,
   6.75%, 11-15-04 .................................           550       589,484
                                                                     -----------

Multiple Industry - 9.28%
 Ford Motor Credit Company,
   6.7%, 7-16-04 ...................................           900       916,944
 General Electric Capital Corporation,
   7.25%, 2-1-05 ...................................         1,000     1,100,718
 Honeywell International Inc.,
   6.875%, 10-3-05 .................................           400       443,013
 Household Finance Corporation:
   7.25%, 7-15-03 ..................................           300       307,800
   6.5%, 1-24-06 ...................................           500       532,461
 National Rural Utilities Cooperative
   Finance Corporation,
   6.0%, 5-15-06 ...................................         1,000     1,090,910
                                                                     -----------
                                                                       4,391,846
                                                                     -----------

Petroleum -- Domestic - 1.85%
 Anadarko Petroleum Corporation,
   6.5%, 5-15-05 ...................................           805       873,758
                                                                     -----------

Petroleum -- International - 1.87%
 Chevron Corporation Profit Sharing/Savings
   Plan Trust Fund,
   8.11%, 12-1-04 ..................................            47        49,595
 Conoco Inc.,
   5.9%, 4-15-04 ...................................           800       837,435
                                                                     -----------
                                                                         887,030
                                                                     -----------

Railroad - 4.12%
 Norfolk Southern Corporation,
   7.35%, 5-15-07 ..................................           783       899,138
 Union Pacific Corporation,
   5.84%, 5-25-04 ..................................         1,000     1,049,343
                                                                     -----------
                                                                       1,948,481
                                                                     -----------

Retail -- Food Stores - 2.28%
 Safeway Inc.,
   7.25%, 9-15-04 ..................................         1,000     1,076,258
                                                                     -----------

Retail -- General Merchandise - 1.07%
 Sears Roebuck Acceptance Corp.,
   6.9%, 8-1-03 ....................................           500       504,431
                                                                     -----------

Security and Commodity Brokers - 4.03%
 CIT Group Holdings, Inc. (The),
   6.625%, 6-15-05 .................................           900       939,407
 Salomon Smith Barney Holdings Inc.,
   6.25%, 6-15-05 ..................................           900       966,818
                                                                     -----------
                                                                       1,906,225
                                                                     -----------

Trucking and Shipping - 2.40%
 WMX Technologies, Inc.,
   7.0%, 5-15-05 ...................................         1,080     1,136,146
                                                                     -----------

Utilities -- Electric - 5.19%
 Dominion Resources, Inc.,
   3.875%, 1-15-04 .................................         1,300     1,309,162
 Wisconsin Energy Corporation,
   5.875%, 4-1-06 ..................................         1,055     1,146,361
                                                                     -----------
                                                                       2,455,523
                                                                     -----------

Utilities -- Telephone - 2.50%
 GTE Corporation,
   6.36%, 4-15-06 ..................................         1,095     1,182,477
                                                                     -----------

TOTAL CORPORATE DEBT SECURITIES - 55.20% ...........                 $26,107,191
 (Cost: $25,361,550)

UNITED STATES GOVERNMENT SECURITIES
Agency Obligations - 8.97%
 Federal Farm Credit Bank,
   4.125%, 2-14-05 .................................         1,000     1,003,394
 Federal Home Loan Bank:
   5.125%, 1-13-03 .................................           350       350,409
   4.875%, 5-14-04 .................................           550       574,864
   5.6%, 3-7-05 ....................................           500       504,132
 Federal National Mortgage Association:
   5.0%, 2-14-03 ...................................           200       200,863
   5.125%, 2-13-04 .................................         1,100     1,146,066
 Tennessee Valley Authority,
   5.0%, 12-18-03 ..................................           450       464,806
                                                                     -----------
                                                                       4,244,534
                                                                     -----------

Mortgage-Backed Obligations - 22.84%
Federal Home Loan Mortgage Corporation Fixed Rate

   Participation Certificates:
   7.0%, 8-1-07 ....................................            32        32,690
   5.5%, 2-1-16 ....................................           305       317,120
   6.0%, 5-1-16 ....................................           159       166,455
   5.5%, 1-1-17 ....................................           455       472,630
   5.5%, 5-1-17 ....................................           563       584,249
 Federal National Mortgage Association Fixed Rate
   Pass-Through Certificates:
   6.5%, 12-1-10 ...................................            27        28,786
   6.0%, 1-1-11 ....................................            25        26,917
   6.5%, 2-1-11 ....................................            30        31,507
   7.0%, 5-1-11 ....................................            15        16,393
   7.0%, 7-1-11 ....................................            20        21,471
   7.0%, 9-1-12 ....................................            20        21,389
   6.0%, 11-1-13 ...................................           116       122,062
   7.0%, 9-1-14 ....................................            60        63,411
   7.0%, 10-1-14 ...................................            85        90,419
   6.0%, 3-1-16 ....................................           585       613,900
   6.0%, 6-1-16 ....................................           199       207,805
   6.5%, 6-1-16 ....................................           161       169,707
   5.5%, 2-1-17 ....................................           988     1,025,568
   5.0%, 12-1-17 ...................................         1,194     1,226,226
   7.0%, 4-1-26 ....................................            24        25,667
 Government National Mortgage Association Fixed Rate
   Pass-Through Certificates:
   6.5%, 1-15-14 ...................................            70        74,620
   7.5%, 3-15-15 ...................................            87        93,807
   6.0%, 8-15-16 ...................................           310       327,005
   6.0%, 12-15-16 ..................................           502       529,276
   5.5%, 1-15-17 ...................................           520       543,444
   6.0%, 1-15-17 ...................................           422       444,675
   5.5%, 7-15-17 ...................................           754       788,176
   5.5%, 10-15-17 ..................................           989     1,034,349
   5.0%, 12-15-17 ..................................         1,300     1,345,094
   7.0%, 6-15-28 ...................................           222       235,791
   7.0%, 7-15-29 ...................................           114       121,224
                                                                     -----------
                                                                      10,801,833
                                                                     -----------

Treasury Obligation - 5.48%
 United States Treasury Notes:
   3.875%, 6-30-03 .................................         1,000     1,013,164
   3.625%, 3-31-04 .................................         1,000     1,028,750
   5.0%, 8-15-11 ...................................           500       548,281
                                                                     -----------
                                                                       2,590,195
                                                                     -----------

Treasury Inflation Protected Obligation - 1.12%
United States Treasury Note,
   3.0%, 7-15-12 (A) ...............................           500       531,328
                                                                     -----------

TOTAL UNITED STATES GOVERNMENT SECURITIES - 38.41%..                 $18,167,890
 (Cost: $17,750,474)

SHORT-TERM SECURITIES
Chemicals -- Petroleum and Inorganic - 2.74%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note ...........................         1,297     1,297,000
                                                                     -----------

Food and Related - 0.24%
 General Mills, Inc.,
   1.53%, Master Note ..............................           114       114,000
                                                                     -----------

Health Care -- Drugs - 2.11%
 Pfizer Inc.,
   1.3%, 1-29-03 ...................................         1,000       998,989
                                                                     -----------

TOTAL SHORT-TERM SECURITIES - 5.09% ................                 $ 2,409,989
 (Cost: $2,409,989)

TOTAL INVESTMENT SECURITIES - 98.70% ...............                 $46,685,070
 (Cost: $45,522,013)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.30% ..                     613,090

NET ASSETS - 100.00% ...............................                 $47,298,160

Notes to Schedule of Investments

(A)The interest rate for this security is a stated rate, but the interest payments are determined by multiplying the inflation-adjusted principal by one half of the stated rate for each semiannual interest payment date.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
LIMITED-TERM BOND PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3)   $ 46,685
 Cash ..........................................          1
 Receivables:
   Interest ....................................        540
   Fund shares sold ............................         77
                                                   --------
    Total assets ...............................     47,303
                                                   --------
LIABILITIES
 Accrued accounting services fee (Note 2) ......          2
 Accrued management fee (Note 2) ...............          1
 Accrued service fee (Note 2) ..................        ---*
 Other .........................................          2
                                                   --------
    Total liabilities ..........................          5
                                                   --------
      Total net assets .........................   $ 47,298
                                                   ========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ...............................   $      8
   Additional paid-in capital ..................     46,567
 Accumulated undistributed income (loss):
   Accumulated undistributed net realized loss
    on investment transactions .................       (440)
   Net unrealized appreciation in value
    of investments .............................      1,163
                                                   --------
    Net assets applicable to outstanding units
      of capital ...............................   $ 47,298
                                                   ========
Net asset value, redemption
 and offering price per share ..................   $ 5.6068
                                                   ========
Capital shares outstanding .....................      8,436
Capital shares authorized ......................     15,000

*Not shown due to rounding.

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
LIMITED-TERM BOND PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME
 Income (Note 1B):
   Interest and amortization ..........................   $ 1,281
                                                          -------
 Expenses (Note 2):
   Investment management fee ..........................       137
   Service fee ........................................        69
   Accounting services fee ............................        17
   Custodian fees .....................................         6
   Audit fees .........................................         5
   Other ..............................................         5
                                                          -------
    Total .............................................       239
      Less expenses in excess of voluntary
       waiver of investment management fee (Note 2) ...       (50)
                                                          -------
       Total expenses .................................       189
                                                          -------
         Net investment income ........................     1,092
                                                          -------
REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on investments .....................      (429)
 Unrealized appreciation in value of
   investments during the period ......................       955
                                                          -------
   Net gain on investments ............................       526
                                                          -------
    Net increase in net assets resulting
      from operations .................................   $ 1,618
                                                          =======

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
LIMITED-TERM BOND PORTFOLIO

                                 (In Thousands)

                                             For the fiscal year ended
                                                    December 31,
                                             -------------------------
                                                2002        2001
                                              --------    --------
INCREASE IN NET ASSETS
Operations:
 Net investment income ....................   $  1,092    $    549
 Realized net gain (loss) on investments ..       (429)          5
 Unrealized appreciation ..................        955         227
                                              --------    --------
   Net increase in net assets
    resulting from operations .............      1,618         781
                                              --------    --------
Dividends to shareholders from
 net investment income (Note 1E)(1) .......     (1,092)       (549)
                                              --------    --------
Capital share transactions(2) .............     31,241       8,823
                                              --------    --------
    Total increase ........................     31,767       9,055
NET ASSETS
Beginning of period .......................     15,531       6,476
                                              --------    --------
End of period .............................   $ 47,298    $ 15,531
                                              ========    ========
 Undistributed net investment income ......   $    ---    $    ---
                                              ========    ========

(1)See "Financial Highlights" on page 109.

(2)Shares issued from sale of shares ......      6,611       2,367
Shares issued from reinvestment of dividend        195         101
Shares redeemed ...........................     (1,223)       (868)
                                              --------    --------
Increase in outstanding capital shares ....      5,583       1,600
                                              ========    ========
Value issued from sale of shares ..........   $ 36,979    $ 13,044
Value issued from reinvestment of dividend       1,092         549
Value redeemed ............................     (6,830)     (4,770)
                                              --------    --------
Increase in outstanding capital ...........   $ 31,241    $  8,823
                                              ========    ========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
LIMITED-TERM BOND PORTFOLIO
For a Share of Capital Stock Outstanding Throughout Each Period:

                                       For the fiscal year ended December 31,
                               ----------------------------------------------------
                                 2002       2001       2000       1999       1998
                               --------   --------   --------   --------   --------
Net asset value,               --------   --------   --------   --------   --------
 beginning of
 period  ...........           $ 5.4437   $ 5.1666   $ 5.0405   $ 5.2292   $ 5.1882
Income (loss) from             --------   --------   --------   --------   --------
 investment operations:
 Net investment income           0.1327     0.1971     0.3155     0.2799     0.2935
 Net realized and
   unrealized gain (loss)
   on investments ..             0.1631     0.2771     0.1261    (0.1887)    0.0522
Total from investment          --------   --------   --------   --------   --------
 operations  .......             0.2958     0.4742     0.4416     0.0912     0.3457
                               --------   --------   --------   --------   --------
Less distributions from:
 Net investment
   income ..........            (0.1327)   (0.1971)   (0.3155)   (0.2799)   (0.2935)
 Capital gains .....            (0.0000)   (0.0000)   (0.0000)   (0.0000)   (0.0112)
                               --------   --------   --------   --------   --------
Total distributions             (0.1327)   (0.1971)   (0.3155)   (0.2799)   (0.3047)
Net asset value,               --------   --------   --------   --------   --------
 end of period  ....           $ 5.6068   $ 5.4437   $ 5.1666   $ 5.0405   $ 5.2292
                               ========   ========   ========   ========  =========
Total return .......               5.43%      9.21%      8.73%      1.74%      6.66%
Net assets, end of
 period (in millions)          $     47   $     16   $      6   $      6   $      5
Ratio of expenses to
 average net assets
 including voluntary
 expense waiver ....               0.69%      0.38%      0.40%      0.64%      0.79%
Ratio of net investment
 income to average
 net assets including
 voluntary expense
 waiver  ...........               3.97%      5.52%      6.33%      5.63%      5.65%
Ratio of expenses
 to average net assets
 excluding voluntary
 expense waiver  ...               0.87%      0.88%      0.90%      0.91%       ---
Ratio of net investment
 income to average net
 assets excluding voluntary
 expense waiver  ...               3.79%      5.02%      5.83%      5.36%       ---
Portfolio turnover
 rate  .............              27.36%     22.43%     47.32%     22.81%     47.11%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with Mira Stevovich, portfolio manager of W&R Target Funds, Inc. - Money Market Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Money Market Portfolio for the fiscal year ended December 31, 2002. The following discussion and tables provide you with information regarding the Portfolio's performance during that period.

How did the Portfolio perform during the last fiscal year?
Overall return was lower during the fiscal year compared with the previous year, primarily due to the sustained low short-term interest rates. The Federal Reserve maintained a Federal Funds rate of 1.75 percent throughout most of the year, then lowered it further to 1.25 percent in November. This long period of historically low money market interest rates has made for a challenging environment for all money market funds.

What market conditions or events influenced the Portfolio's performance during the fiscal year?
As the fiscal year began, interest rates stood at 1.75 percent, having been lowered by the Federal Reserve a total of 4.75 percent during the previous fiscal year. Although rates remained fairly constant until the one-half percent decrease in November, market sentiment fluctuated throughout the year. At times, when the market anticipated a rebound in the economy, interest rates would occasionally move up with that anticipation. During these periods, we would attempt to take advantage of any increase in market rates to increase the yield of the Portfolio.

In addition to interest rates, credit quality played a role in the management and performance of the Portfolio during the fiscal year. The weak economy has played havoc on the credit quality of many companies. As a result, we have chosen to extend our overall maturity with very select securities of the highest quality, based on our strict credit risk constraints. We have remained vigilant in our review of the companies whose securities we purchase, due to the weak economic environment and risk potential.

What strategies and techniques did you employ that specifically affected the Portfolio's performance?
We have maintained a defensive posture during the weak economic period. We have maintained the average maturity of the Portfolio by carefully selecting securities in which to invest, choosing those with the highest credit quality. Overall, we believe that this strategy helped performance. However, securities issued by the highest quality companies are issued at premium rates of interest (lowest-yielding securities). This, of course, affects ultimate Portfolio yield. To attempt to compensate for this, we timed the purchase of our longer- maturing securities during periods in which the overall market anticipated higher future rates of interest, generally attempting to take advantage of temporary rate increases.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
We intend to continue to invest in securities of the highest quality companies, as well as U.S. Treasury and government agency securities, when we feel that they look attractive on a relative basis. In light of the current interest rate climate, and uncertainties regarding the U.S. economy, we intend to review security purchases on a case-by-case basis, following closely the developments in all industries and their effects on each company in which we invest.

Respectfully,

Mira Stevovich
Manager
Money Market Portfolio

Please remember that an investment in the Portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

THE INVESTMENTS OF THE MONEY MARKET PORTFOLIO

     December 31, 2002

                                                     Principal
                                                     Amount in
                                                     Thousands       Value
CORPORATE OBLIGATIONS
Commercial Paper
 Beverages - 3.81%
 Diageo Capital plc,
   1.31%, 1-13-03 ................................   $ 3,913     $  3,911,291
                                                                 ------------
Electrical Equipment - 3.32%
Emerson Electric Co.:
   1.3%, 1-9-03 ..................................     1,000          999,711
   1.42%, 1-9-03 .................................       900          899,716
   1.3%, 1-14-03 .................................     1,500        1,499,296
                                                                 ------------
                                                                    3,398,723
                                                                 ------------

Finance Companies - 5.80%
Caterpillar Financial Services Corp.:
   1.32%, 1-2-03 .................................     2,000        1,999,927
   1.3%, 1-9-03 ..................................     2,200        2,199,364
PACCAR Financial Corp.,
   1.33%, 1-13-03 ................................     1,000          999,557
USAA Capital Corp.,
   1.35%, 1-10-03 ................................       750          749,747
                                                                 ------------
                                                                    5,948,595
                                                                 ------------

Food and Related - 3.80%
Golden Peanut Co.:
   1.32%, 3-14-03 ................................       700          698,152
   1.33%, 3-26-03 ................................       700          697,828
Unilever Capital Corporation,
   1.3%, 1-30-03 .................................     2,500        2,497,382
                                                                 ------------
                                                                    3,893,362
                                                                 ------------

Health Care -- Drugs - 16.79%
Alcon Finance PLC (Nestle S.A.):
   1.3%, 1-13-03 .................................     1,400        1,399,393
   1.31%, 1-13-03 ................................     2,000        1,999,127
   1.33%, 1-17-03 ................................     1,500        1,499,113
GlaxoSmithKline Finance plc:
   1.32%, 1-13-03 ................................     2,777        2,775,778
   1.32%, 1-29-03 ................................       551          550,434
Merck & Co., Inc.:
   1.3%, 1-9-03 ..................................     1,000          999,711
   1.3%, 1-23-03 .................................     1,500        1,498,808
Pfizer Inc.:
   1.29%, 1-16-03 ................................     1,000          999,463
   1.29%, 1-21-03 ................................     2,000        1,998,567
   1.3%, 1-29-03 .................................     1,000          998,989
Pharmacia Corporation:
   1.32%, 1-6-03 .................................     1,500        1,499,725
   1.32%, 1-21-03 ................................     1,000          999,267
                                                                 ------------
                                                                   17,218,375
                                                                 ------------

Health Care -- General - 0.97%
Johnson & Johnson,
   1.27%, 2-3-03 .................................     1,000          998,836
                                                                 ------------

Household -- General Products - 6.37%
Kimberly-Clark Corporation,
   1.26%, 1-6-03 .................................     1,000          999,825
Kimberly-Clark Worldwide Inc.,
   1.3%, 2-10-03 .................................     1,545        1,542,768
Procter & Gamble Company (The),
   1.3%, 2-10-03 .................................     4,000        3,994,222
                                                                 ------------
                                                                    6,536,815
                                                                 ------------

Petroleum -- International - 3.66%
BP America Inc.:
   1.3%, 1-16-03 .................................     3,000        2,998,375
   1.33%, 1-16-03 ................................       750          749,584
                                                                 ------------
                                                                    3,747,959
                                                                 ------------

Utilities -- Telephone - 6.36%
BellSouth Corporation,
   1.27%, 1-2-03 .................................     1,822        1,821,936
SBC International Inc.:
   1.33%, 1-8-03 .................................     3,200        3,199,173
   1.32%, 1-16-03 ................................     1,500        1,499,175
                                                                 ------------
                                                                    6,520,284
                                                                 ------------

Total Commercial Paper - 50.88% ..................                 52,174,240

Commercial Paper (backed by letter of credit)
Utilities -- Electric - 4.09%
  AES Shady Point Inc. (Bank of America N.A.),
    1.38%, 1-16-03 ...............................     4,200        4,197,585
                                                                 ------------

Notes
  Banks - 1.46%
  Wells Fargo & Company,
    1.42125%, 1-2-03 .............................     1,500        1,500,000
                                                                 ------------

Business Equipment and Services - 1.61%
Playworld Systems Incorporated
   (Wachovia Bank, N.A.),
   1.52%, 1-1-03 .................................     1,650        1,650,000
                                                                 ------------

Health Care -- Drugs - 4.30%
Lilly (Eli) and Company,
   4.226%, 3-22-03 (A) ...........................     2,650        2,657,701
Merck & Co., Inc.,
   4.54%, 2-24-03 (A) ............................     1,750        1,755,348
                                                                 ------------
                                                                    4,413,049
                                                                 ------------

Hospital Supply and Management - 1.61%
Meriter Management Services, Inc. (U.S. Bank
   Milwaukee, National Association),
   1.6%, 1-1-03 ..................................     1,650        1,650,000
                                                                 ------------

Leisure Time Industry - 1.48%
Ansley Golf Club, Inc. (Wachovia Bank, N.A.),
   1.52%, 1-2-03 .................................     1,510        1,510,000
                                                                 ------------

Retail - General Merchandise - 1.48%
Wal-Mart Stores, Inc.,
   4.878%, 6-1-03 ................................     1,500        1,513,872
                                                                 ------------

Trucking and Shipping - 1.46%
Volpe Family Partnership, L.P.
   (Wachovia Bank, N.A.),
   1.47%, 1-2-03 .................................     1,500        1,500,000
                                                                 ------------

Utilities - Telephone - 2.45%
BellSouth Corporation,
   4.105%, 4-26-03 ...............................     2,500        2,510,679
                                                                 ------------

Total Notes - 15.85% .............................                 16,247,600

TOTAL CORPORATE OBLIGATIONS - 70.82% .............               $ 72,619,425
 (Cost: $72,619,425)

MUNICIPAL OBLIGATIONS
California - 3.98%
 California Pollution Control Financing Authority,
   Environmental Improvement Revenue Bonds:
   Air Products Manufacturing Corporation,
   Taxable Series 1997A,
   1.41%, 1-9-03 .................................     2,832        2,832,000
   Air Products and Chemicals, Inc./Wilmington
   Facility, Taxable Series 1997A,
   1.41%, 1-14-03 ................................     1,250        1,250,000
                                                                 ------------
                                                                    4,082,000
                                                                 ------------

Colorado - 2.44%
 Colorado Agricultural Development Authority,
   Adjustable Rate Industrial Development Revenue
   Bonds (Royal Crest Dairy, Inc. Project),
   Series 1998,
   1.85%, 1-1-03 .................................     2,500        2,500,000
                                                                 ------------

Louisiana - 2.97%
 Industrial Development Board of the Parish
   of Calcasieu, Inc., Environmental Revenue
   Bonds (CITGO Petroleum Corporation Project),
   Series 1996 (Taxable), (Westdeutsche
   Landesbank Girozentrale),
   1.38%, 1-21-03 ................................     3,050        3,050,000
                                                                 ------------

New York - 1.95%
 The City of New York, General Obligation Bonds,
   Fiscal 1995 Series B, Taxable Adjustable Rate
   Bonds (Bayerische Landesbank Girozentrale,
   New York Branch),
   1.7%, 1-14-03 .................................     2,000        2,000,000
                                                                 ------------

Washington - 3.86%
 Washington State Housing Finance Commission,
   Taxable Variable Rate Demand Multifamily
   Revenue Bonds (Brittany Park Project),
   Series 1996B (U.S. Bank of Washington,
   National Association),
   1.4%, 1-2-03 ..................................     2,290        2,290,000
Watts Brothers Frozen Foods, L.L.C., Variable
   Rate Demand Taxable Revenue Bonds, 1997 (U.S.
   Bank of Washington, National Association),
   1.5%, 1-2-03 ..................................     1,169        1,169,000
Wenatchee Valley Clinic, P.S., Floating Rate
   Taxable Bonds, Series 1998 (U.S. Bank,
   National Association),
   1.5%, 1-2-03 ..................................       500          500,000
                                                                 ------------
                                                                    3,959,000
                                                                 ------------

Wisconsin - 1.71%
 Sheboygan County, Wisconsin, Taxable
   General Obligation Promissory Notes,
   2.5%, 2-1-03 ..................................     1,000        1,000,000
City of Green Bay, Brown County, Wisconsin,
   General Obligation Refunding Bonds,
   Series 2003A,
   1.65%, 6-17-03 ................................       750          750,000
                                                                 ------------
                                                                    1,750,000
                                                                 ------------

TOTAL MUNICIPAL OBLIGATIONS - 16.91%                             $ 17,341,000
 (Cost: $17,341,000)

UNITED STATES GOVERNMENT SECURITIES
 Federal Farm Credit Bank,
   1.48%, 10-31-03 ...............................     2,500        2,468,964
 Federal Home Loan Bank:
   1.49%, 4-16-03 ................................     1,432        1,425,777
   2.0%, 11-14-03 ................................     1,000        1,000,000
 Federal Home Loan Mortgage Corporation:
   2.45%, 1-16-03 ................................     2,000        2,000,000
   1.65%, 12-25-03 ...............................     2,200        2,200,000
 United States Treasury Bill,
   1.24%, 5-8-03 .................................       400          398,257
 United States Treasury Notes:
   5.25%, 8-15-03 ................................     1,600        1,634,322
   2.75%, 10-31-03 ...............................     1,000        1,007,695

TOTAL UNITED STATES GOVERNMENT SECURITIES - 11.84%               $ 12,135,015
 (Cost: $12,135,015)

TOTAL INVESTMENT SECURITIES - 99.57%                             $102,095,440
 (Cost: $102,095,440)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.43%                     441,514

NET ASSETS - 100.00%                                             $102,536,954

NOTES TO SCHEDULE OF INVESTMENTS

(A)Security was purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, the total value of these securities amounted to $4,413,049 or 4.30% of net assets.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
MONEY MARKET PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3) ...............        $102,095
 Cash ..........................................................               1
 Receivables:
   Interest ....................................................             391
   Fund shares sold ............................................             149
 Prepaid insurance premium .....................................               9
                                                                        --------
    Total assets ...............................................         102,645
                                                                        --------
LIABILITIES
 Payable to Fund shareholders ..................................              98
 Accrued accounting services fee (Note 2) ......................               4
 Accrued management fee (Note 2) ...............................               1
 Accrued service fee (Note 2) ..................................               1
 Other .........................................................               4
                                                                        --------
    Total liabilities ..........................................             108
                                                                        --------
      Total net assets .........................................        $102,537
                                                                        ========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ...............................................        $    103
   Additional paid-in capital ..................................         102,434
                                                                        --------
    Net assets applicable to outstanding units
      of capital ...............................................        $102,537
                                                                        ========
Net asset value, redemption
 and offering price per share ..................................        $ 1.0000
                                                                        ========
Capital shares outstanding .....................................         102,537
Capital shares authorized ......................................         185,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
MONEY MARKET PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT INCOME
Interest and amortization (Note 1B) .............................         $1,813
                                                                          ------
Expenses (Note 2):
  Investment management fee .....................................            386
  Service fee ...................................................            242
  Accounting services fee .......................................             38
  Custodian fees ................................................             17
  Audit fees ....................................................              4
  Legal fees ....................................................              2
  Other .........................................................             31
                                                                          ------
   Total expenses ...............................................            720
                                                                          ------
     Net investment income ......................................          1,093
                                                                          ------
      Net increase in net assets resulting from
        operations ..............................................         $1,093
                                                                          ======

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
MONEY MARKET PORTFOLIO

                                 (In Thousands)

                                                       For the fiscal year ended
                                                             December 31,
                                                       -------------------------
                                                          2002           2001
                                                       ----------     ----------
INCREASE IN NET ASSETS
Operations:
 Net investment income ...........................     $   1,093      $   2,610
                                                       ---------      ---------
 Net increase in net assets
   resulting from operations .....................         1,093          2,610
                                                       ---------      ---------
Dividends to shareholders from
   net investment income (Note 1E)(1) ............        (1,093)        (2,610)
                                                       ---------      ---------
Capital share transactions(2) ....................         3,660         47,175
                                                       ---------      ---------
      Total increase .............................         3,660         47,175
NET ASSETS
Beginning of period ..............................        98,877         51,702
                                                       ---------      ---------
End of period ....................................     $ 102,537      $  98,877
                                                       =========      =========
 Undistributed net investment income .............     $     ---      $     ---
                                                       =========      =========

(1)See "Financial Highlights" on page 120.

(2)Shares issued from sale of shares .............       147,301        174,935
Shares issued from reinvestment of dividends .....         1,093          2,610
Shares redeemed ..................................      (144,734)      (130,370)
                                                       ---------      ---------
Increase in outstanding
 capital shares ..................................         3,660         47,175
                                                       =========      =========
Value issued from sale of shares .................     $ 147,301      $ 174,935
Value issued from reinvestment of dividends ......         1,093          2,610
Value redeemed ...................................      (144,734)      (130,370)
                                                       ---------      ---------
Increase in outstanding
 capital .........................................     $   3,660      $  47,175
                                                       =========      =========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
MONEY MARKET PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                             For the fiscal year ended December 31,
                              ------------------------------------------------------------------
                                 2002          2001          2000          1999          1998
                              ----------    -----------   ----------    ----------    ----------
Net asset value,
 beginning of
 period ...................   $  1.0000     $  1.0000     $  1.0000     $  1.0000     $  1.0000
                              ---------     ---------     ---------     ---------     ---------
Net investment
 income ...................      0.0113        0.0356        0.0571        0.0450        0.0492
Less dividends
 declared .................     (0.0113)      (0.0356)      (0.0571)      (0.0450)      (0.0492)
                              ---------     ---------     ---------     ---------     ---------
Net asset value,
 end of period ............   $  1.0000     $  1.0000     $  1.0000     $  1.0000     $  1.0000
                              =========     =========     =========     =========     =========
Total return ..............        1.12%         3.62%         5.87%         4.62%         5.04%
Net assets, end of
 period (in
 millions) ................   $     103     $      99     $      52     $      64     $      54
Ratio of expenses
 to average net
 assets ...................        0.75%         0.73%         0.75%         0.77%         0.68%
Ratio of net investment
 income to average
 net assets ...............        1.13%         3.31%         5.67%         4.51%         4.90%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with Zachary H. Shafran, portfolio manager of W&R Target Funds, Inc. - Science and Technology Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Science and Technology Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform over the last fiscal year?
The Portfolio did relatively well, as it outperformed its benchmark index during the fiscal year. Even so, given the very challenging environment for the technology sector, it had a negative return for the year. The Portfolio declined
23.99 percent for the fiscal year, compared with the Goldman Sachs Technology Industry Composite Index (reflecting the performance of securities that generally represent the technology sector of the stock market), which declined
40.27 percent for the year, and the Lipper Variable Annuity Specialty/Miscellaneous Funds Universe Average (reflecting the universe of funds with similar investment objectives), which declined 31.19 percent for the year.

What helped the Portfolio outperform its benchmark index during the fiscal year? We were able to outperform our benchmark due primarily, we believe, to our relative underweight position in technology and a higher than normal cash reserve. Our generally defensive and diversified approach throughout the year proved to be beneficial.

What other market conditions or events influenced the Portfolio's return during the fiscal year?
The global economy remained soft throughout the year, yet that softness was cushioned by strong domestic consumer confidence. Rising geopolitical tensions spread beyond the Middle East, including the general strike in Venezuela, growing anti-American sentiment in both North and South Korea and the increased threat of terrorist attacks around the globe. Information Technology (IT) spending by corporations was under pressure for most of the period, and consumer-related spending began to slow late in the year.

What strategies and techniques did you employ that specifically affected the Portfolio's performance?
The Portfolio remained well diversified, and we were largely successful in avoiding the wrong areas during the year. Our underweight position in technology worked out well despite the late year rally. We were overweight in health care, which also was relatively helpful to overall performance. Higher than normal cash reserves allowed us to be both defensive and opportunistic.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
Consistent with our mandate, we continued to focus on science and technology holdings during the fiscal year. However, we continue to take a broader view in two ways. We are looking more globally for opportunities and for industries that we feel are benefiting from advances in science and technology. A good example of this would be the energy sector, particularly natural gas in North America. We believe that supply will remain tight and that a key to new exploration and production efforts will be new technology. Science, particularly health care, likely will remain a focus within the Portfolio, as we feel that the opportunities to practice better medicine and address unmet clinical needs have never been greater. Overall, we continue to look for companies that we feel are well positioned to prosper in an ever-changing environment.

Respectfully,

Zachary H. Shafran
Manager
Science and Technology Portfolio

Comparison of Change in Value of $10,000 Investment W&R Target Science and Technology Portfolio, Goldman Sachs Technology Industry Composite Index and Lipper Variable Annuity Specialty/Miscellaneous Funds Universe Average

                                                     Lipper
                                                   Variable
                                      Goldman       Annuity
                                       Sachs       Specialty/
                       W&R Target   Technology   Miscellaneous
                      Science and    Industry        Funds
                      Technology    Composite      Universe
                       Portfolio       Index        Average
                      -----------   ----------   -------------
4/4/97    Purchase     $ 10,000      $ 10,000     $ 10,000
12/31/97                 11,623        12,760       12,376
12/31/98                 16,976        21,580       15,920
12/31/99                 46,626        40,757       24,836
12/31/00                 36,766        25,336       22,762
12/31/01                 32,386        18,098       17,414
12/31/02                 24,618        10,809       11,982

===== W&R Target Science and Technology Portfolio(1) -- $24,618 ***** Goldman
Sachs Technology Industry Composite Index(2) -- $10,809 ..... Lipper Variable
Annuity Specialty/Miscellaneous Funds Universe Average(2) -- $11,982

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes (including income) was effected as of March 31, 1997.

               AVERAGE ANNUAL TOTAL RETURN(3)

1-year period ended
  12-31-02                 -23.99%
5-year period ended
  12-31-02                  16.19%
5+ year period ended
  12-31-02(4)               16.98%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)4-4-97 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

Investing in companies involved in one specified sector may involve a greater degree of risk than an investment with greater diversification.

THE INVESTMENTS OF THE SCIENCE AND TECHNOLOGY PORTFOLIO

                                December 31, 2002

                                                        Shares       Value
COMMON STOCKS
Aircraft - 4.09%
 Northrop Grumman Corporation ......................    64,100   $  6,217,700
 Raytheon Company ..................................    57,200      1,758,900
                                                                 ------------
                                                                    7,976,600
                                                                 ------------

Broadcasting - 0.01%
 Adelphia Communications Corporation,
   Class A* ........................................   324,400         27,574
                                                                 ------------

Business Equipment and Services - 1.38%
 Edison Schools Inc.* ..............................   345,800        558,467
 Euronet Worldwide, Inc.* ..........................   176,550      1,297,642
 RSA Security Inc.* ................................   139,300        834,407
                                                                 ------------
                                                                    2,690,516
                                                                 ------------

Capital Equipment - 0.46%
 Cooper Cameron Corporation* .......................    18,000        896,760
                                                                 ------------

Chemicals -- Specialty - 1.97%
 Pall Corporation ..................................   230,200      3,839,736
                                                                 ------------

Communications Equipment - 1.21%
 ADC Telecommunications, Inc.* .....................   249,800        523,331
 Cisco Systems, Inc.* ..............................   139,400      1,825,443
                                                                 ------------
                                                                    2,348,774
                                                                 ------------

Computers -- Peripherals - 4.09%
 PeopleSoft, Inc.* .................................   212,100      3,880,370
 Symbol Technologies, Inc. .........................   496,700      4,082,874
                                                                 ------------
                                                                    7,963,244
                                                                 ------------

Consumer Electronics - 1.71%
 Sony Corporation, ADR .............................    80,600      3,329,586
                                                                 ------------

Electronic Components - 2.13%
 Agere Systems Inc.* ...............................   716,000      1,031,040
 IXYS Corporation* .................................   111,860        791,969
 United Microelectronics Corporation* ..............   694,285      2,332,798
                                                                 ------------
                                                                    4,155,807
                                                                 ------------

Health Care -- Drugs - 19.68%
 Abbott Laboratories ...............................   117,500      4,700,000
 Alcon, Inc.* ......................................   150,200      5,925,390
 Biogen, Inc. (A)* .................................   145,300      5,827,256
 Forest Laboratories, Inc. (A)* ....................   100,200      9,841,644
 Genzyme Corporation - General Division* ...........   125,400      3,708,705
 IVAX Corporation* .................................   192,600      2,336,238
 Incyte Genomics, Inc.* ............................    60,000        273,900
 Pfizer Inc. (A) ...................................   148,300      4,533,531
 SICOR Inc.* .......................................    77,460      1,228,128
                                                                 ------------
                                                                   38,374,792
                                                                 ------------

Hospital Supply and Management - 14.34%
 Anthem, Inc.* .....................................    67,300      4,233,170
 Cerner Corporation* ...............................    27,400        854,880
 Guidant Corporation* ..............................   231,300      7,135,605
 HCA - The Healthcare Company ......................   204,000      8,466,000
 Province Healthcare Company* ......................   337,600      3,284,848
 UnitedHealth Group Incorporated ...................    47,700      3,982,950
                                                                 ------------
                                                                   27,957,453
                                                                 ------------

Mining - 2.07%
 Newmont Mining Corporation ........................   139,100      4,038,073
                                                                 ------------

Multiple Industry - 1.29%
 Garmin Ltd.* ......................................    86,100      2,520,577
                                                                 ------------

Petroleum -- Domestic - 7.88%
 Apache Corporation ................................    70,650      4,026,343
 Burlington Resources Inc. .........................    60,215      2,568,170
 ConocoPhillips ....................................    26,900      1,301,691
 Newfield Exploration Company* .....................    57,800      2,083,690
 Noble Energy, Inc. ................................    85,200      3,199,260
 Unocal Corporation ................................    71,600      2,189,528
                                                                 ------------
                                                                   15,368,682
                                                                 ------------

Petroleum -- Services - 1.11%
 Baker Hughes Incorporated .........................    67,400      2,169,606
                                                                 ------------

Publishing - 1.14%
 Getty Images, Inc.* ...............................    72,500      2,214,875
                                                                 ------------

Steel - 0.22%
 Lone Star Technologies, Inc.* .....................    29,200        434,788
                                                                 ------------

Timesharing and Software - 4.94%
 Concord EFS, Inc.* ................................   560,500      8,822,270
 Manhattan Associates, Inc.* .......................     9,700        230,036
 Micromuse Inc.* ...................................   150,100        581,638
                                                                 ------------
                                                                    9,633,944
                                                                 ------------

Utilities -- Telephone - 2.36%
   Vodafone Group Plc, ADR .........................   253,500      4,593,420
                                                                 ------------

TOTAL COMMON STOCKS - 72.08% .......................             $140,534,807
 (Cost: $171,927,826)

                                           Number of
                                           Contracts
PUT OPTIONS - 0.00%
 Biogen, Inc., January 30,
   Expires 1-18-03 ....................       567       1,016
 Forest Laboratories, Inc., January 65,
   Expires 1-18-03 ....................       361          72
                                                       ------
                                                       $1,088
                                                       ------

(Cost: $387,803)

                                                            Principal
                                                            Amount in
                                                            Thousands
SHORT-TERM SECURITIES
Commercial Paper
 Chemicals -- Petroleum and Inorganic - 3.18%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note ..........................          $ 6,210        6,210,000
                                                                        -------------

 Food and Related - 5.95%
 General Mills, Inc.,
   1.53%, Master Note .............................            6,608        6,608,000
 Sara Lee Corporation,
   1.48%, 1-6-03 ..................................            5,000        4,998,972
                                                                        -------------
                                                                           11,606,972
                                                                        -------------

 Health Care -- Drugs - 6.23%
 GlaxoSmithKline Finance plc,
   1.32%, 1-29-03 .................................            2,145        2,142,798
 Merck & Co., Inc.,
   1.3%, 1-9-03 ...................................            8,000        7,997,689
 Pfizer Inc.,
   1.3%, 1-9-03 ...................................            2,000        1,999,422
                                                                        -------------
                                                                           12,139,909
                                                                        -------------

 Health Care -- General - 4.10%
 Johnson & Johnson,
   1.27%, 2-3-03 ..................................            8,000        7,990,687
                                                                        -------------

 Household -- General Products - 3.48%
 Kimberly-Clark Worldwide Inc.,
   1.28%, 1-22-03 .................................            6,800        6,794,922
                                                                        -------------

 Security and Commodity Brokers - 2.65%
 UBS Finance Delaware LLC,
   1.2%, 1-2-03 ...................................            5,161        5,160,828
                                                                        -------------

Total Commercial Paper - 25.59% ...................                        49,903,318

United States Government Security - 3.59%
 United States Treasury Bill,
   1.48%, 1-30-03 .................................            7,000        6,991,683
                                                                        -------------

TOTAL SHORT-TERM SECURITIES - 29.18%                                    $  56,895,001
 (Cost: $56,895,001)

TOTAL INVESTMENT SECURITIES - 101.26%                                   $ 197,430,896
 (Cost: $229,210,630)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (1.26%)                        (2,464,778)

NET ASSETS - 100.00%                                                    $ 194,966,118

NOTES TO SCHEDULE OF INVESTMENTS

*No dividends were paid during the preceding 12 months.

(A)As of December 31, 2002, all or a portion of these securities was used as cover for the following written call options (See Note 5 to financial statements):


     Underlying              Subject    Expiration Month/    Premium       Market
      Security               to Call     Exercise Price      Received       Value
------------------          ---------   -----------------   ----------   ----------
Biogen, Inc.:                  886         April/45         $  380,980   $  194,731
                               567         January/35          207,275      324,802
Forest Laboratories, Inc.      672         January/75          379,967    1,565,928
Transkaryotic Therapies,
 Inc.                          272         January/35          129,117        1,360
                                                            ----------   ----------
                                                            $1,097,339   $2,086,821
                                                            ==========   ==========

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
SCIENCE AND TECHNOLOGY PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3) ...   $ 197,431
 Cash ..............................................           1
 Receivables:
   Fund shares sold ................................          84
   Dividends and interest ..........................          66
 Prepaid insurance premium .........................           2
                                                       ---------
    Total assets ...................................     197,584
                                                       ---------
LIABILITIES
 Outstanding call options--at value (Note 5) .......       2,087
 Payable for investment securities purchased .......         383
 Payable to Fund shareholders ......................         125
 Accrued management fee (Note 2) ...................           5
 Accrued accounting services fee (Note 2) ..........           4
 Accrued service fee (Note 2) ......................           1
 Other .............................................          13
                                                       ---------
    Total liabilities ..............................       2,618
                                                       ---------
      Total net assets .............................   $ 194,966
                                                       =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ...................................   $      21
   Additional paid-in capital ......................     292,987
 Accumulated undistributed loss:
   Accumulated undistributed net investment loss ...          (3)
   Accumulated undistributed net realized loss on
    investment transactions ........................     (65,270)
   Net unrealized depreciation in value of
    securities .....................................     (31,393)
   Net unrealized depreciation in value of written
    options ........................................        (989)
   Net unrealized depreciation in value of purchased
    options ........................................        (387)
                                                       ---------
    Net assets applicable to outstanding units
      of capital ...................................   $ 194,966
Net asset value, redemption                            =========
 and offering price per share ......................   $  9.4961
                                                       =========
Capital shares outstanding .........................      20,531
Capital shares authorized ..........................      40,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
SCIENCE AND TECHNOLOGY PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

INVESTMENT LOSS
Income (Note 1B):
   Interest and amortization ..........................   $  1,279
   Dividends (net of foreign withholding taxes of $23).        788
                                                          --------
    Total income ......................................      2,067
                                                          --------
 Expenses (Note 2):
   Investment management fee ..........................      1,871
   Service fee ........................................        550
   Accounting services fee ............................         51
   Custodian fees .....................................         39
   Audit fees .........................................          7
   Legal fees .........................................          3
   Other ..............................................         48
                                                          --------
    Total expenses ....................................      2,569
                                                          --------
      Net investment loss .............................       (502)
                                                          --------
REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities ......................    (28,479)
 Realized net gain on written options .................      1,579
 Realized net loss on purchased options ...............       (798)
 Realized net loss on foreign currency transactions ...        (18)
                                                          --------
   Realized net loss on investments ...................    (27,716)
                                                          --------
 Unrealized depreciation in value of
   securities during the period .......................    (36,989)
 Unrealized appreciation in value of written
   options during the period ..........................        869
 Unrealized depreciation in value of
   purchased options during the period ................       (187)
                                                          --------
   Unrealized depreciation in value of investments
    during the period .................................    (36,307)
                                                          --------
    Net loss on investments ...........................    (64,023)
                                                          --------
      Net decrease in net assets
       resulting from operations ......................   $(64,525)
                                                          ========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
SCIENCE AND TECHNOLOGY PORTFOLIO

                                 (In Thousands)

                                                       For the fiscal year ended
                                                             December 31,
                                                       -------------------------
                                                          2002          2001
                                                       ----------    ----------
DECREASE IN NET ASSETS
Operations:
 Net investment income (loss) ......................   $    (502)    $   1,244
 Realized net loss on investments ..................     (27,716)      (37,478)
 Unrealized depreciation ...........................     (36,307)         (217)
                                                       ---------     ---------
   Net decrease in net assets
    resulting from operations ......................     (64,525)      (36,451)
Dividends to shareholders from (Note 1E):(1)            --------      --------
 Net investment income .............................          (2)       (1,254)
 Realized gains on
   securities transactions .........................         ---           (84)
                                                       ---------     ---------
                                                              (2)       (1,338)
                                                       ---------     ---------
Capital share transactions(2) ......................      (7,970)        9,896
                                                       ---------     ---------
    Total decrease .................................     (72,497)      (27,893)
NET ASSETS
Beginning of period ................................     267,463       295,356
                                                       ---------     ---------
End of period ......................................   $ 194,966     $ 267,463
                                                       =========     =========
 Undistributed net investment income (loss)            $      (3)    $     ---
                                                       =========     =========
(1)See "Financial Highlights" on page 132.
(2)Shares issued from sale of shares ...............       4,531         9,581
Shares issued from reinvestment of dividend
 and/or capital gains distribution .................         ---*           107
Shares redeemed ....................................      (5,410)       (8,999)
Increase (decrease) in outstanding .................   ---------     ---------
 capital shares ....................................        (879)          689
                                                       =========     =========
Value issued from sale of shares ...................   $  47,962     $ 117,460
Value issued from reinvestment of dividend
 and/or capital gains distribution .................           2         1,338
Value redeemed .....................................     (55,934)     (108,902)
Increase (decrease) in outstanding                     ---------     ---------
 capital ...........................................   $  (7,970)    $   9,896
                                                       =========     =========

*Not shown due to rounding.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
SCIENCE AND TECHNOLOGY PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                                       For the fiscal
                                                  year ended December 31,
                            ------------------------------------------------------------------
                               2002          2001          2000          1999          1998
                            ----------    ----------    ----------    ---------     ----------
Net asset value,
 beginning of period ....   $ 12.4927     $ 14.2542     $ 22.4087     $  8.2750     $  5.7726
                            ---------     ---------     ---------     ---------     ---------
Income (loss) from
 investment operations:

 Net investment
   income (loss) ........     (0.0245)       0.0584        0.1151       (0.0309)       0.0032
 Net realized and
   unrealized gain (loss)
   on investments .......     (2.9720)      (1.7571)      (4.8532)      14.4840        2.6551
                            ---------     ---------     ---------     ---------     ---------
Total from investment
 operations .............     (2.9965)      (1.6987)      (4.7381)      14.4531        2.6583
                            ---------     ---------     ---------     ---------     ---------
Less distributions from:
 Net investment
   income ...............     (0.0001)      (0.0589)      (0.1151)      (0.0000)      (0.0032)
 Capital gains ..........     (0.0000)      (0.0039)      (3.3013)      (0.3194)      (0.1527)
                            ---------     ---------     ---------     ---------     ---------
Total distributions .....     (0.0001)      (0.0628)      (3.4164)      (0.3194)      (0.1559)
                            ---------     ---------     ---------     ---------     ---------
Net asset value,
 end of period ..........   $  9.4961     $ 12.4927     $ 14.2542     $ 22.4087     $  8.2750
                            =========     =========     =========     =========     =========
Total return ............     - 23.99%       -11.91%       -21.15%       174.66%        46.05%
Net assets, end of
 period (in
 millions) ..............   $     195     $     267     $     295     $     253     $      35
Ratio of expenses
 to average net
 assets .................        1.17%         1.15%         1.14%         1.10%         0.92%
Ratio of net investment
 income (loss) to average
 net assets .............      - 0.23%         0.47%         0.64%        -0.38%         0.07%
Portfolio turnover
 rate ...................       92.25%        93.19%        93.76%        47.36%        64.72%

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGER'S DISCUSSION

                                December 31, 2002

An interview with Grant P. Sarris, portfolio manager of W&R Target Funds, Inc. - Small Cap Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Small Cap Portfolio for the fiscal year ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year?
The Portfolio significantly outperformed its benchmark index for the year. Even so, given the difficult environment for stocks overall, it had a negative return for the year. The Portfolio declined 21.79 percent for the fiscal year, compared with the Russell 2000 Growth Index (reflecting the performance of securities that generally represent the small companies sector of the stock market), which declined 30.22 percent for the year, and the Lipper Variable Annuity Small-Cap Growth Funds Universe Average (reflecting the universe of funds with similar investment objectives), which declined 30.90 percent for the year.

What helped the Portfolio outperform its benchmark index during the fiscal year? The Portfolio remains balanced across most sectors, with some relative emphasis on health care, consumer discretionary and energy. Also, we continue to be slightly underweight in technology and producer durables, which we believe helped our performance during the period.

What other market conditions or events influenced the Portfolio's performance during the fiscal year?
Although the fiscal year overall was a difficult and disappointing time for small cap stocks, the market did rally a bit toward year-end. News from the economic and political fronts stopped getting worse, while corporate earnings grew modestly on a year-over-year basis. Generally, stocks that had suffered the worst up until the fourth calendar quarter of 2002 began to show the strongest growth during that quarter.

What strategies and techniques did you employ that specifically affected the Portfolio's performance?
The Portfolio remained quite defensive through much of the fiscal year, although by year-end we had begun to attempt to increase the risk profile. As mentioned above, we believe that our overall balance, along with our slightly underweight positions in selected sectors -- such as technology -- ultimately aided our performance. We have begun to gradually decrease the Portfolio's cash position, as we feel that the market appears to be at least in a sideways trend, as opposed to the downward trend of the last three years.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
We are now attempting to position the Portfolio for a continued slow recovery in economic activity and corporate earnings. Our current expectation is that the market will increase at a rate very close to earnings growth, implying very little price-to-earnings ratio changes in the near future. We believe that small cap stocks should perform in-line with large caps until the recovery becomes more robust, at which point we would expect small caps to outperform. We anticipate continuing to slowly reduce the cash position of the Portfolio, while potentially increasing the number of holdings. Generally, we intend to continue to look for companies that have lowered their cost structures and that may have the opportunity for revenue growth.

Respectfully,

Grant P. Sarris
Manager
Small Cap Portfolio

Please note that, effective March 18, 2002, Grant P. Sarris became the sole portfolio manager for the Portfolio.

Comparison of Change in Value of $10,000 Investment W&R Target Small Cap Portfolio, Russell 2000 Growth Index and Lipper Variable Annuity Small-Cap Growth Funds Universe Average

                                                   Lipper Variable
                                                       Annuity
                                                      Small-Cap
                       W&R Target   Russell 2000    Growth Funds
                       Small Cap       Growth         Universe
                       Portfolio       Index          Average
                       ----------   ------------   -------------
05/03/94  Purchase      $10,000        $10,000        $10,000
12/31/94                 12,091         10,137         10,747
12/31/95                 15,999         13,274         14,064
12/31/96                 17,360         14,756         16,593
12/31/97                 22,834         16,663         19,188
12/31/98                 25,315         16,869         20,097
12/31/99                 38,537         24,136         32,162
12/31/00                 33,779         18,738         28,821
12/31/01                 33,126         17,011         25,111
12/31/02                 25,908         11,870         17,352

----- W&R Target Small Cap Portfolio(1) -- $25,908 ..... Russell 2000 Growth
Index(2) -- $11,870 ***** Lipper Variable Annuity Small-Cap Growth Funds Universe Average(2) -- $17,352

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes was effected as of April 30, 1994.

                         AVERAGE ANNUAL TOTAL RETURN(3)

1-year period ended
  12-31-02                 -21.79%
5-year period ended
  12-31-02                   2.56%
8+ year period ended
  12-31-02(4)               11.61%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)5-3-94 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

Investing in small cap stocks may carry more risk than investing in stocks of larger, more well-established companies.

THE INVESTMENTS OF THE SMALL CAP PORTFOLIO

            December 31, 2002

                                                  Shares        Value
COMMON STOCKS
Business Equipment and Services - 14.84%
 Acxiom Corporation* .....................        457,100   $  7,009,628
 Catalina Marketing Corporation* .........        175,700      3,250,450
 CheckFree Corporation* ..................        366,155      5,860,311
 ITT Educational Services, Inc.* .........        306,400      7,215,720
 MSC Industrial Direct Co., Inc., Class A*        535,000      9,496,250
 MAXIMUS, Inc.* ..........................        185,500      4,841,550
 MemberWorks Incorporated* ...............         81,305      1,463,083
 ProBusiness Services, Inc.* .............        230,000      2,301,150
                                                            ------------
                                                              41,438,142
                                                            ------------

Chemicals -- Specialty - 1.83%
 IMC Global Inc. .........................        480,000      5,121,600
                                                            ------------

Communications Equipment - 3.02%
 Advanced Fibre Communications, Inc.* ....        320,000      5,352,000
 Tekelec* ................................        293,500      3,070,010
                                                            ------------
                                                               8,422,010
                                                            ------------

Computers -- Peripherals - 3.15%
 NetIQ Corporation* ......................        180,000      2,225,700
 Sanchez Computer Associates, Inc.* ......        286,700        861,534
 Take-Two Interactive Software, Inc.* ....        177,800      4,176,522
 Transaction Systems Architects, Inc.,
   Class A* ..............................        234,400      1,522,428
                                                            ------------
                                                               8,786,184
                                                            ------------

Electrical Equipment - 0.43%
 Intermagnetics General Corp.* ...........         60,300      1,189,116
                                                            ------------

Electronic Components - 1.58%
 Cree, Inc.* .............................        269,600      4,409,308
                                                            ------------

Electronic Instruments - 2.61%
 Lam Research Corporation* ...............        237,800      2,564,673
 PerkinElmer, Inc. .......................        320,250      2,642,063
 Plexus Corp.* ...........................        237,200      2,084,988
                                                            ------------
                                                               7,291,724
                                                            ------------

Finance Companies - 1.42%
 Financial Federal Corporation* ..........        158,200      3,975,566
                                                            ------------

Food and Related - 3.80%
 American Italian Pasta Company, Class A*         190,000      6,836,200
 Smucker (J.M.) Company (The) ............         95,000      3,781,950
                                                            ------------
                                                              10,618,150
                                                            ------------

Health Care -- Drugs - 5.57%
 Affymetrix, Inc.* .......................        202,998      4,647,639
 Andrx Corporation* ......................        235,000      3,448,625
 Cell Therapeutics, Inc.* ................        131,100        953,752
 Gene Logic Inc.* ........................        325,700      2,055,167
 Sepracor Inc.* ..........................        460,900      4,438,467
                                                            ------------
                                                              15,543,650
                                                            ------------

Health Care -- General - 11.69%
 Apria Healthcare Group Inc.* ............        256,300      5,700,112
 ArthroCare Corporation* .................        270,000      2,673,000
 Cholestech Corporation* .................         71,200        492,348
 IDEXX Laboratories, Inc.* ...............        118,957      3,928,555
 IMPATH Inc.* ............................        283,200      5,591,784
 Omnicare, Inc. ..........................        330,000      7,863,900
 Urologix, Inc.* .........................        240,000        788,400
 VISX, Incorporated* .....................        584,200      5,596,636
                                                            ------------
                                                              32,634,735
                                                            ------------

Hospital Supply and Management - 3.91%
 American Healthways, Inc.* ..............        157,179      2,751,418
 Amsurg Corp.* ...........................        185,000      3,774,000
 Cerner Corporation* .....................        141,022      4,399,886
                                                            ------------
                                                              10,925,304
                                                            ------------

Hotels and Gaming - 0.31%
 Vail Resorts, Inc.* .....................         56,700        860,139
                                                            ------------

Motor Vehicle Parts - 4.26%
 Gentex Corporation* .....................        376,000     11,894,760
                                                            ------------

Petroleum -- Domestic - 6.25%
 Newfield Exploration Company* ...........        223,700      8,064,385
 Patterson-UTI Energy, Inc.* .............        140,000      4,224,500
 Stone Energy Corporation* ...............        155,000      5,170,800
                                                            ------------
                                                              17,459,685
                                                            ------------

Petroleum -- Services - 0.72%
 Global Industries, Ltd.* ................        481,400      2,014,659
                                                            ------------

Publishing - 3.41%
 Getty Images, Inc.* .....................        312,200      9,537,710
                                                            ------------

Railroad - 1.53%
 Kansas City Southern* ...................        356,600      4,279,200
                                                            ------------

Retail -- General Merchandise - 1.11%
 Tuesday Morning Corporation* ............        181,500      3,106,373
                                                            ------------

Retail -- Specialty Stores - 3.52%
 Borders Group, Inc.* ....................        155,300      2,500,330
 Gymboree Corporation (The)* .............        158,500      2,514,603
 O'Reilly Automotive, Inc.* ..............        190,000      4,804,150
                                                            ------------
                                                               9,819,083
                                                            ------------

Security and Commodity Brokers - 0.77%
 Chicago Mercantile Exchange Holdings Inc.         49,283      2,151,696
                                                            ------------

Timesharing and Software - 2.85%
 Digital Insight Corporation* ............        380,000      3,321,200
 FactSet Research Systems, Inc. ..........        163,900      4,633,453
                                                            ------------
                                                               7,954,653
                                                            ------------

Utilities -- Telephone - 1.99%
 Commonwealth Telephone Enterprises, Inc.*        155,000      5,558,300
                                                            ------------

TOTAL COMMON STOCKS - 80.57%                                $224,991,747
 (Cost: $265,221,128)

                                                        Principal
                                                        Amount in
                                                        Thousands
CORPORATE DEBT SECURITY - 0.03%
Multiple Industry
 Kestrel Solutions, Inc.,
   5.5%, 7-15-05, Convertible (A)(B) .............      $   1,000   $     80,000
                                                                    ------------
 (Cost: $1,000,000)

SHORT-TERM SECURITIES
Banks - 2.86%
 Wells Fargo & Company,
   1.29%, 1-16-03 ................................          8,000      7,995,700
                                                                    ------------

Chemicals - Petroleum and Inorganic - 1.62%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note .........................          4,522      4,522,000
                                                                    ------------

Food and Related - 2.49%
 ConAgra Foods, Inc.,
   1.42%, 1-13-03 ................................          5,000      4,997,633
 General Mills, Inc.,
   1.53%, Master Note ............................          1,961      1,961,000
                                                                    ------------
                                                                       6,958,633
                                                                    ------------

Health Care - Drugs - 7.66%
 Alcon Capital Corporation (Nestle S.A.),
   1.32%, 2-12-03 ................................          8,000      7,987,680
 Pfizer Inc.:
   1.3%, 1-9-03 ..................................          5,400      5,398,440
   1.3%, 1-29-03 .................................          8,000      7,991,911
                                                                    ------------
                                                                      21,378,031
                                                                    ------------

Health Care - General - 1.20%
 Johnson & Johnson,
   1.27%, 2-3-03 .................................          3,354      3,350,096
                                                                    ------------

Petroleum - International - 3.52%
 BP America Inc.,
   1.2%, 1-2-03 ..................................          9,836      9,835,672
                                                                    ------------

TOTAL SHORT-TERM SECURITIES - 19.35%                                $ 54,040,132
 (Cost: $54,040,132)

TOTAL INVESTMENT SECURITIES - 99.95%                                $279,111,879
 (Cost: $320,261,260)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.05%                        140,581

NET ASSETS - 100.00%                                                $279,252,460

SEE NOTES TO SCHEDULE OF INVESTMENTS ON PAGE .

THE INVESTMENTS OF THE SMALL CAP PORTFOLIO
December 31, 2002

NOTES TO SCHEDULE OF INVESTMENTS

*No dividends were paid during the preceding 12 months.

(A)Security was purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, the value of this security amounted to 0.03% of net assets.

(B)Non-income producing as the issuer has either missed its most recent interest payment or declared bankruptcy.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
SMALL CAP PORTFOLIO

                                December 31, 2002
                  (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities--at value (Notes 1 and 3).   $ 279,112
 Cash ...........................................           1
 Receivables:
   Investment securities sold ...................         556
   Fund shares sold .............................         154
   Dividends and interest .......................          21
 Prepaid insurance premium ......................           3
                                                    ---------
    Total assets ................................     279,847
                                                    ---------
LIABILITIES
 Payable for investment securities purchased ....         513
 Payable to Fund shareholders ...................          55
 Accrued management fee (Note 2) ................           7
 Accrued accounting services fee (Note 2) .......           5
 Accrued service fee (Note 2) ...................           2
 Other ..........................................          13
                                                    ---------
    Total liabilities ...........................         595
                                                    ---------
      Total net assets ..........................   $ 279,252
                                                    =========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ................................   $      45
   Additional paid-in capital ...................     385,107
 Accumulated undistributed loss:
   Accumulated undistributed net investment loss.          (4)
   Accumulated undistributed net realized loss on
    investment transactions .....................     (64,747)
   Net unrealized depreciation in value of
    investments .................................     (41,149)
                                                    ---------
    Net assets applicable to outstanding units
      of capital ................................   $ 279,252
                                                    =========
Net asset value, redemption
 and offering price per share ...................   $  6.2388
                                                    =========
Capital shares outstanding ......................      44,760
Capital shares authorized .......................      80,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
SMALL CAP PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                                 (In Thousands)

 INVESTMENT LOSS
 Income (Note 1B):
    Interest and amortization ....................   $  1,302
    Dividends ....................................        229
                                                     --------
     Total income ................................      1,531
                                                     --------
  Expenses (Note 2):
    Investment management fee ....................      2,645
    Service fee ..................................        778
    Accounting services fee ......................         58
    Custodian fees ...............................         24
    Audit fees ...................................          7
    Legal fees ...................................          4
    Other ........................................         66
                                                     --------
     Total expenses ..............................      3,582
                                                     --------
       Net investment loss .......................     (2,051)
                                                     --------
REALIZED AND UNREALIZED LOSS
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on investments ................    (18,965)
 Unrealized depreciation in value of
   investments during the period .................    (60,013)
                                                     --------
   Net loss on investments .......................    (78,978)
                                                     --------
    Net decrease in net assets
      resulting from operations ..................   $(81,029)
                                                     ========

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
SMALL CAP PORTFOLIO

                                 (In Thousands)

                                                       For the fiscal year ended
                                                              December 31,
                                                       -------------------------
                                                          2002          2001
                                                       ----------    ----------
INCREASE (DECREASE) IN NET ASSETS
Operations:
 Net investment loss ...............................   $  (2,051)    $    (465)
 Realized net loss on investments ..................     (18,965)      (45,780)
 Unrealized appreciation (depreciation) ............     (60,013)       39,983
                                                       ---------     ---------
   Net decrease in net assets resulting
    from operations ................................     (81,029)       (6,262)
Dividends to shareholders from (Note 1E):(1)            --------     ---------
 Net investment income .............................         ---            (1)
 Realized gains on
   securities transactions .........................         ---            (2)
                                                       ---------     ---------
                                                             ---            (3)
                                                       ---------     ---------
Capital share transactions(2) ......................       1,084        20,255
                                                       ---------     ---------
    Total increase (decrease) ......................     (79,945)       13,990
NET ASSETS
Beginning of period ................................     359,197       345,207
                                                       ---------     ---------
End of period ......................................   $ 279,252     $ 359,197
                                                       =========     =========
 Undistributed net investment loss .................   $      (4)    $      (2)
                                                       =========     =========
(1)See "Financial Highlights" on page 143.
(2)Shares issued from sale of shares ...............      15,643        18,777
Shares issued from reinvestment of dividend
 and/or capital gains distribution .................         ---             1
Shares redeemed ....................................     (15,912)      (16,186)
Increase (decrease) in outstanding                        ------        ------
 capital shares ....................................        (269)        2,592
                                                       =========     =========
Value issued from sale of shares ...................   $ 110,132     $ 143,499
Value issued from reinvestment of dividend
 and/or capital gains distribution .................         ---             3
Value redeemed .....................................    (109,048)     (123,247)
                                                       ---------     ---------
Increase in outstanding capital ....................   $   1,084     $  20,255
                                                       =========     =========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
SMALL CAP PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                                      For the fiscal year ended December 31,
                                      ------------------------------------------------------------------
                                          2002          2001          2000          1999         1998
                                      -----------   -----------   -----------   -----------   ----------
Net asset value, beginning
 of period ........................   $  7.9770     $  8.1345     $ 11.6130     $  7.9019     $  8.3316
                                      ---------     ---------     ---------     ---------     ---------
Income (loss) from investment
 operations:
 Net investment
   income (loss) ..................     (0.0458)      (0.0103)       0.0717        0.0423        0.0798
 Net realized and
   unrealized gain (loss)
   on investments .................     (1.6924)      (0.1471)      (1.5051)       4.0847        0.8255
                                      ---------     ---------     ---------     ---------     ---------
Total from investment
 operations .......................     (1.7382)      (0.1574)      (1.4334)       4.1270        0.9053
                                      ---------     ---------     ---------     ---------     ---------
Less distributions:
 From net investment
   income .........................     (0.0000)      (0.0000)*     (0.0717)      (0.0421)      (0.0798)
 From capital gains ...............     (0.0000)      (0.0001)      (1.9734)      (0.3738)      (1.2027)
 In excess of
   capital gains ..................     (0.0000)      (0.0000)      (0.0000)      (0.0000)      (0.0525)
                                      ---------     ---------     ---------     ---------     ---------
Total distributions ...............     (0.0000)      (0.0001)      (2.0451)      (0.4159)      (1.3350)
                                      ---------     ---------     ---------     ---------     ---------
Net asset value,
 end of period ....................   $  6.2388     $  7.9770     $  8.1345     $ 11.6130     $  7.9019
                                      =========     =========     =========     =========     =========
Total return ......................      -21.79%        -1.93%       -12.35%        52.23%        10.87%
Net assets, end of period
 (in millions) ....................   $     279     $     359     $     345     $     318     $     181
Ratio of expenses
 to average net
 assets ...........................        1.15%         1.14%         1.13%         1.12%         0.97%
Ratio of net investment
 income (loss) to average
 net assets .......................       -0.66%        -0.14%         0.68%         0.53%         0.94%
Portfolio turnover

rate ...... 34.54% 30.31% 58.35% 130.99% 177.32%

*Not shown due to rounding.

SEE NOTES TO FINANCIAL STATEMENTS.

MANAGERS' DISCUSSION

                                December 31, 2002

An interview with Harry M. Flavin and Cynthia P. Prince-Fox, portfolio managers of W&R Target Funds, Inc. - Value Portfolio

This report relates to the operation of W&R Target Funds, Inc. - Value Portfolio for the fiscal period ended December 31, 2002. The following discussion, graphs and tables provide you with information regarding the Portfolio's performance during that period. Please note that the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

How did the Portfolio perform during the last fiscal year?
Although it did show a negative return for the year, the Portfolio performed relatively well, as it outperformed its benchmark index. The Portfolio declined
12.70 percent during the period, compared with the Russell 1000 Value Index (reflecting the performance of securities that generally represent the value sector of the stock market), which declined 15.52 percent during the period, and the Lipper Variable Annuity Multi-Cap Value Funds Universe Average (generally reflecting the performance of the universe of funds with similar investment objectives), which declined 18.73 percent during the same period.

What helped the Portfolio outperform its benchmark index during the fiscal year? Our comparatively better results were, we feel, primarily due to our emphasis on defensive stocks, such as food and aerospace/defense. In addition, we maintained significant levels of cash throughout most of the year. Overall, we believe that we have remained successful in finding good businesses trading at discounts to their intrinsic value.

What other market conditions or events influenced the Portfolio's performance during the fiscal year?
This marked the third consecutive year of declines for the broad equity markets. Equity investments were simply a difficult place to be, as the S&P 500 Index experienced its sharpest decline since 1974, while the technology-laden Nasdaq Composite Index lost nearly a third of its value. Nearly every industry classification in the S&P 500 saw negative returns during the year. As a result, cash was a safe haven during the year.

What strategies and techniques did you employ that specifically affected the Portfolio's performance?
While one of our strategies was to position the Portfolio in more defensive names, we also placed a greater emphasis on stocks that we felt offered higher-than-market dividend yields. We did this because we felt that there was a strong possibility that there would be some form of relief on the double taxation of dividends. As a result, several companies that we currently hold experienced significant rallies during the final quarter of the fiscal year. We continue to believe that this will be an important theme as we move into 2003.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?
During most of the year, we emphasized health care, energy and defense stocks. While energy and defense generally held most of their ground over the year, health care -- particularly pharmaceuticals -- experienced fairly significant declines, despite their purported defensive characteristics. We believe that the reason for the declines can be traced back to challenges within that industry, such as difficulties with the patent process and the broadening popularity of generic drugs, among others. While many of these issues remain, we continue to believe that pharmaceutical stocks offer attractive valuations, given the aging demographic profile in the United States.

Going forward, our weightings may change as new opportunities present themselves. We intend to continue to focus on value, earnings stability and above-average diversification as the year progresses.

Respectfully,

Harry M. Flavin
Cynthia P. Prince-Fox
Managers
Value Portfolio

Please note: Effective January 2002, Cynthia P. Prince-Fox was added as a co-manager of W&R Target Funds, Inc. - Value Portfolio. Prior to that time, Harry
M. Flavin was the sole manager of the Portfolio.

Comparison of Change in Value of $10,000 Investment W&R Target Value Portfolio, Russell 1000 Value Index and Lipper Variable Annuity Multi-Cap Value Funds Universe Average

                                            Lipper
                                           Variable
                                            Annuity
                                           Multi-Cap
                                 Russell     Value
                    W&R Target    1000       Funds
                      Value       Value    Universe
                    Portfolio     Index     Average
                    ----------   -------   ---------
5/1/01   Purchase     10,000     10,000      10,000
12/31/01              10,203      9,557       9,724
12/31/02               8,907      8,074       7,902

===== W&R Target Value Portfolio(1) -- $8,907

+++++ Russell 1000 Value Index(2) -- $8,074

----- Lipper Variable Annuity Multi-Cap Value Funds Universe
Average(2) -- $7,902

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the indexes (including income) are not available, investment in the indexes was effected as of April 30, 2001.

                         AVERAGE ANNUAL TOTAL RETURN(3)

1-year period ended
  12-31-02                 -12.70%
1+ year period ended
  12-31-02(4)               -6.70%

(3)Performance data quoted represents past performance. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

(4)5-1-01 (the initial offering date) through 12-31-02.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. Performance data quoted does not take into account any expenses or charges associated with owning a variable life or annuity policy invested in the W&R Target Funds, Inc.

THE INVESTMENTS OF THE VALUE PORTFOLIO

                  December 31, 2002

                                                         Shares       Value
COMMON STOCKS
Aircraft - 5.56%
 Lockheed Martin Corporation .....................        26,700   $ 1,541,925
 Northrop Grumman Corporation ....................        13,000     1,261,000
 Raytheon Company ................................        44,000     1,353,000
                                                                   -----------
                                                                     4,155,925
                                                                   -----------

Banks - 3.20%
 Bank of America Corporation .....................         9,000       626,130
 Citigroup Inc. ..................................        27,000       950,130
 U.S. Bancorp ....................................        38,600       819,092
                                                                   -----------
                                                                     2,395,352
                                                                   -----------

Beverages - 1.23%
 Coca-Cola Company (The) .........................        21,000       920,220
                                                                   -----------

Business Equipment and Services - 4.96%
 Dun & Bradstreet Corporation (The)* .............        24,700       851,903
 First Data Corporation ..........................        28,000       991,480
 Genuine Parts Company ...........................        33,000     1,016,400
 Pitney Bowes Inc. ...............................        25,900       845,894
                                                                   -----------
                                                                     3,705,677
                                                                   -----------

Capital Equipment - 1.69%
 Caterpillar Inc. ................................        10,000       457,200
 Ingersoll-Rand Company Limited, Class A .........        18,700       805,222
                                                                   -----------
                                                                     1,262,422
                                                                   -----------

Chemicals -- Petroleum and Inorganic - 1.14%
 du Pont (E.I.) de Nemours and Company ...........        20,100       852,240
                                                                   -----------

Chemicals -- Specialty - 1.09%
 Air Products and Chemicals, Inc. ................        19,100       816,525
                                                                   -----------

Communications Equipment - 0.79%
 Cisco Systems, Inc.* ............................        45,000       589,275
                                                                   -----------

Computers -- Peripherals - 3.51%
 Microsoft Corporation* ..........................        50,800     2,627,376
                                                                   -----------

Cosmetic and Toiletries - 1.24%
 Estee Lauder Companies Inc. (The), Class A ......        35,000       924,000
                                                                   -----------

Electrical Equipment - 2.18%
 Emerson Electric Co. ............................        32,000     1,627,200
                                                                   -----------

Electronic Components - 1.48%
 Intel Corporation ...............................        71,000     1,105,825
                                                                   -----------

Food and Related - 1.73%
 ConAgra Foods, Inc. .............................        40,000     1,000,400
 Dean Foods Company* .............................         8,000       296,800
                                                                   -----------
                                                                     1,297,200
                                                                   -----------

Forest and Paper Products - 5.30%
 Boise Cascade Corporation .......................        19,000       479,180
 Sealed Air Corporation* .........................        62,891     2,345,834
 Smurfit-Stone Container Corporation* ............        15,812       243,742
 Temple-Inland Inc. ..............................        20,000       896,200
                                                                   -----------
                                                                     3,964,956
                                                                   -----------

Health Care -- Drugs - 6.89%
 Abbott Laboratories .............................        51,800     2,072,000
 Merck & Co., Inc. ...............................        17,000       962,370
 Pharmacia Corporation ...........................        50,700     2,119,260
                                                                   -----------
                                                                     5,153,630
                                                                   -----------

Health Care -- General - 2.29%
 Becton, Dickinson and Company ...................        12,600       386,694
 Bristol-Myers Squibb Company ....................        28,000       648,200
 Wyeth ...........................................        18,100       676,940
                                                                   -----------
                                                                     1,711,834
                                                                   -----------

Insurance -- Property and Casualty - 5.48%
 American International Group, Inc. ..............        25,600     1,480,960
 Berkshire Hathaway Inc., Class B* ...............           400       969,200
 Chubb Corporation (The) .........................        31,600     1,649,520
                                                                   -----------
                                                                     4,099,680
                                                                   -----------

Leisure Time Industry - 0.30%
 Walt Disney Company (The)* ......................        13,900       226,709
                                                                   -----------

Mining - 1.56%
 Newmont Mining Corporation ......................        40,200     1,167,006
                                                                   -----------

Petroleum -- Canada - 0.89%
 Nabors Industries Ltd.* .........................        18,800       663,076
                                                                   -----------

Petroleum -- Domestic - 3.94%
 Burlington Resources Inc. .......................        36,600     1,560,990
 Occidental Petroleum Corporation ................        48,800     1,388,360
                                                                   -----------
                                                                     2,949,350
                                                                   -----------

Petroleum -- International - 2.23%
 BP p.l.c., ADR ..................................        11,800       479,670
 Exxon Mobil Corporation .........................        34,000     1,187,960
                                                                   -----------
                                                                     1,667,630
                                                                   -----------

Publishing - 0.79%
 Washington Post Company (The), Class B ..........           800       590,400
                                                                   -----------

Real Estate Investment Trusts - 0.68%
 ProLogis Trust ..................................        20,350       511,803
                                                                   -----------

Restaurants - 0.80%
 McDonald's Corporation ..........................        37,000       594,960
                                                                   -----------

Retail -- General Merchandise - 1.43%
 Target Corporation ..............................        35,700     1,071,000
                                                                   -----------

Security and Commodity Brokers - 5.27%
 American Express Company ........................        28,900     1,021,615
 Goldman Sachs Group, Inc. (The) .................         9,300       633,330
 Marsh & McLennan Companies, Inc. ................         8,700       402,027
 Merrill Lynch & Co., Inc. .......................        23,300       884,235
 Morgan Stanley ..................................        25,100     1,001,992
                                                                   -----------
                                                                     3,943,199
                                                                   -----------

Tobacco - 0.16%
 UST Inc. ........................................         3,500       117,005
                                                                   -----------

Trucking and Shipping - 0.81%
 Hunt (J.B.) Transport Services, Inc.* ...........        20,700       606,614
                                                                   -----------

Utilities -- Electric - 3.32%
 American Electric Power Company, Inc. ...........        16,000       437,280
 Cinergy Corp. ...................................        13,500       455,220
 Exelon Corporation ..............................        17,700       934,029
 PPL Corporation .................................        18,900       655,452
                                                                   -----------
                                                                     2,481,981
                                                                   -----------

Utilities -- Gas and Pipeline - 1.41%
 FirstEnergy Corp. ...............................        32,000     1,055,040
                                                                   -----------

Utilities -- Telephone - 4.19%
 ALLTEL Corporation ..............................        18,000       918,000
 BellSouth Corporation ...........................        15,000       388,050
 SBC Communications Inc. .........................        67,500     1,829,925
                                                                   -----------
                                                                     3,135,975
                                                                   -----------

TOTAL COMMON STOCKS - 77.54% .....................                 $57,991,085
 (Cost: $59,551,105)

PREFERRED STOCKS
Forest and Paper Products - 1.07%
 Sealed Air Corporation, $2,
   Convertible ...................................        18,700       796,620
                                                                   -----------

Insurance - Property and Casualty - 0.59%
 Chubb Corporation (The), 7.0%,
   Convertible* ..................................        18,500       443,075
                                                                   -----------

TOTAL PREFERRED STOCKS - 1.66% ...................                 $ 1,239,695
(Cost: $1,291,028)

Principal Amount in Thousands

SHORT-TERM SECURITIES

Commercial Paper
 Chemicals -- Petroleum and Inorganic - 0.12%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note .........................      $     92        92,000
                                                                   -----------

 Finance Companies - 1.78%
 USAA Capital Corp.,
   1.35%, 1-10-03 ................................         1,328     1,327,552
                                                                   -----------

 Food and Related - 3.67%
 General Mills, Inc.,
   1.53%, Master Note ............................         2,744     2,744,000
                                                                   -----------

Health Care -- Drugs - 3.60%
Alcon Capital Corporation (Nestle S.A.),
   1.32%, 2-12-03 ................................         2,700     2,695,842
                                                                   -----------

 Health Care -- General - 3.34%
 Johnson & Johnson,
   1.27%, 2-3-03 .................................         2,500     2,497,089
                                                                   -----------

 Household -- General Products - 5.21%
 Kimberly-Clark Worldwide Inc.,
   1.28%, 1-22-03 ................................         1,200     1,199,104
 Procter & Gamble Company (The),
   1.3%, 2-10-03 .................................         2,700     2,696,100
                                                                   -----------
                                                                     3,895,204
                                                                   -----------

Total Commercial Paper - 17.72% ..................                  13,251,687

Municipal Obligation - 2.94%
 California
 California Pollution Control Financing
   Authority, Environmental Improvement
   Revenue Bonds, Shell Oil Company Project,
   Series 1998A (Taxable),
   1.2%, 1-2-03 ..................................         2,200     2,200,000
                                                                   -----------

Repurchase Agreement - 0.79%
 J.P. Morgan Securities Inc., 0.97% Repurchase
   Agreement dated 12-31-02, to be
   repurchased at $589,032 on
   1-2-03 (A) ....................................           589       589,000
                                                                   -----------

TOTAL SHORT-TERM SECURITIES - 21.45%                               $16,040,687
 (Cost: $16,040,687)

TOTAL INVESTMENT SECURITIES - 100.65%                              $75,271,467
 (Cost: $76,882,820)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.65%)                   (488,701)

NET ASSETS - 100.00%                                               $74,782,766

NOTES TO SCHEDULE OF INVESTMENTS

*No income dividends were paid during the preceding 12 months.

(A)Collateralized by $453,000 United States Treasury Bond, 7.5% due 11-15-16; market value and accrued interest aggregate $600,296.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
VALUE PORTFOLIO

                      December 31, 2002
       (In Thousands, Except for Per Share Amounts)

                        ASSETS

 Investment securities--at value (Notes 1 and 3) ......   $ 75,271
 Cash .................................................          1
 Receivables:
   Dividends and interest .............................         97
   Fund shares sold ...................................         61
 Prepaid insurance premium ............................          1
                                                          --------
    Total assets ......................................     75,431
                                                          --------
LIABILITIES

 Payable for investment securities purchased ..........        640
 Accrued accounting services fee (Note 2) .............          3
 Accrued management fee (Note 2) ......................          1
 Accrued service fee (Note 2) .........................          1
 Other ................................................          3
                                                          --------
    Total liabilities .................................        648
                                                          --------
      Total net assets ................................   $ 74,783
                                                          ========
NET ASSETS
 $0.001 par value capital stock:
   Capital stock ......................................   $     17
   Additional paid-in capital .........................     83,491
 Accumulated undistributed loss:
   Accumulated undistributed net realized
    loss on investment transactions ...................     (7,114)
   Net unrealized depreciation in value of
    investments .......................................     (1,611)
                                                          --------
    Net assets applicable to outstanding units
      of capital ......................................   $ 74,783
                                                          ========
Net asset value, redemption
 and offering price per share .........................   $ 4.4016
                                                          ========
Capital shares outstanding ............................     16,990
Capital shares authorized .............................     30,000

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF OPERATIONS
VALUE PORTFOLIO
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002
                             (In Thousands)

                       INVESTMENT INCOME
Income (Note 1B):
   Dividends (net of foreign withholding taxes of $2) ......   $   976
   Interest and amortization ...............................       272
                                                               -------
    Total income ...........................................     1,248
                                                               -------
 Expenses (Note 2):
   Investment management fee ...............................       445
   Service fee .............................................       159
   Accounting services fee .................................        32
   Custodian fees ..........................................        10
   Audit fees ..............................................         5
   Legal fees ..............................................         1
   Other ...................................................        10
                                                               -------
    Total expenses .........................................       662
                                                               -------
      Net investment income ................................       586
                                                               -------
REALIZED AND UNREALIZED LOSS
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on investments ..........................    (7,029)
 Unrealized depreciation in value of
   investments during the period ...........................    (2,670)
                                                               -------
   Net loss on investments .................................    (9,699)
                                                               -------
    Net decrease in net assets
      resulting from operations ............................   $(9,113)
                                                               =======

SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENT OF CHANGES IN NET ASSETS
VALUE PORTFOLIO
                                 (In Thousands)

                                                           For the      For the
                                                           fiscal     period from
                                                            year       5-1-01(1)
                                                            ended       through
                                                           12-31-02     12-31-01
                                                          ----------  -----------
INCREASE IN NET ASSETS
Operations:
 Net investment income ................................   $    586     $    170
 Realized net loss on investments .....................     (7,029)         (85)
 Unrealized appreciation

   (depreciation) .....................................     (2,670)       1,059
                                                          --------     --------
   Net increase (decrease) in net assets
    resulting from operations .........................     (9,113)       1,144
                                                          --------     --------
Dividends to shareholders from net
 investment income (Note 1E)(2) .......................       (586)        (170)
                                                          --------     --------
Capital share transactions(3) .........................     40,266       43,232
                                                          --------     --------
    Total increase ....................................     30,567       44,206
NET ASSETS
Beginning of period ...................................     44,216           10
                                                          --------     --------
End of period .........................................   $ 74,783     $ 44,216
                                                          ========     ========
 Undistributed net investment income ..................   $    ---     $    ---
                                                          ========     ========

(1)Commencement of operations
(2)See "Financial Highlights" on page 155.
(3)Shares issued from sale of shares...................      8,920        8,723
Shares issued from reinvestment of dividend............        133           33
Shares redeemed .......................................       (764)         (57)
                                                          --------     --------
Increase in outstanding capital shares                       8,289        8,699
                                                          ========     ========
Value issued from sale of shares.......................   $ 43,095     $ 43,342
Value issued from reinvestment of dividend.............        586          170
Value redeemed.........................................     (3,415)        (280)
                                                          --------     --------
Increase in outstanding capital........................   $ 40,266     $ 43,232
                                                          ========     ========

SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
VALUE PORTFOLIO
FOR A SHARE OF CAPITAL STOCK OUTSTANDING THROUGHOUT EACH PERIOD:

                                       For the        For the
                                       fiscal       period from
                                        year         5-1-01(1)
                                       ended          through
                                      12-31-02        12-31-01
                                      --------      ------------
Net asset value,
 beginning of period ..............   $ 5.0815       $ 5.0000
                                      --------       --------
Income (loss) from
 investment operations:
 Net investment income                  0.0348         0.0198
 Net realized and
   unrealized gain (loss)
   on investments .................    (0.6799)        0.0815
                                      --------       --------

Total from investment
 operations .......................    (0.6451)        0.1013
                                      --------       --------
Less distributions from
 net investment
 income ...........................    (0.0348)       (0.0198)
                                      --------       --------
Net asset value,
 end of period ....................   $ 4.4016       $ 5.0815
                                      ========       ========
Total return ......................     -12.70%          2.03%
Net assets end of
 period (in millions) .............   $     75       $     44
Ratio of expenses to
 average net assets
 including voluntary
 expense waiver ...................       1.04%          0.84%(2)
Ratio of net investment
 income to average net
 assets including voluntary
 expense waiver ...................       0.92%          1.39%(2)
Ratio of expenses to
 average net assets
 excluding voluntary
 expense waiver ...................        ---(3)        1.07%(2)
Ratio of net investment
 income to average net
 assets excluding voluntary
 expense waiver ...................        ---(3)        1.16%(2)
Portfolio turnover rate ...........      95.73%         10.91%

(1)Commencement of operations.

(2)Annualized.

(3)Because the Portfolio's net assets exceeded $25 million for the entire period, there was no waiver of expenses. Therefore, no ratio was provided. See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
W&R TARGET FUNDS, INC.
December 31, 2002

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

W&R Target Funds, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. Capital stock is currently divided into the twelve classes that are designated the Asset Strategy Portfolio, the Balanced Portfolio, the Bond Portfolio, the Core Equity Portfolio, the Growth Portfolio, the High Income Portfolio, the International Portfolio, the Limited-Term Bond Portfolio, the Money Market Portfolio, the Science and Technology Portfolio, the Small Cap Portfolio and the Value Portfolio. The assets belonging to each Portfolio are held separately by the Custodian. The capital shares of each Portfolio represent a pro rata beneficial interest in the principal, net income (loss), and realized and unrealized capital gains or losses of its respective investments and other assets. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

A. Security valuation -- Each stock and convertible bond is valued at the latest sale price thereof on each business day of the fiscal period as reported by the principal securities exchange on which the issue is traded or, if no sale is reported for a stock, the average of the latest bid and asked prices. Bonds, other than convertible bonds, are valued using a pricing system provided by a pricing service or dealer in bonds. Convertible bonds are valued using this pricing system only on days when there is no sale reported. Stocks which are traded over-the-counter are priced using the Nasdaq Stock Market, which provides information on bid and asked prices quoted by major dealers in such stocks. Gold bullion is valued at the last settlement price for current delivery as calculated by the Commodity Exchange, Inc. as of the close of that exchange. Restricted securities and securities for which quotations are not readily available are valued as determined in good faith in accordance with procedures established by and under the general supervision of the Fund's Board of Directors. Short-term debt securities are valued at amortized cost, which approximates market value.

B. Security transactions and related investment income -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Premium and discount on the purchase of bonds are amortized for both financial and tax reporting purposes. Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities are recorded as soon as the Fund is informed of the ex- dividend date. Interest income is recorded on the accrual basis. See Note 3 -- Investment Securities Transactions.

C. Foreign currency translations -- All assets and liabilities denominated in foreign currencies are translated into U.S. dollars daily. Purchases and sales of investment securities and accruals of income and expenses are translated at the rate of exchange prevailing on the date of the transaction. For assets and liabilities other than investments in securities, net realized and unrealized gains and losses from foreign currency translations arise from changes in currency exchange rates. The Fund combines fluctuations from currency exchange rates and fluctuations in market value when computing net realized and unrealized gain or loss from investments.

D. Federal income taxes -- It is the Fund's policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under the Internal Revenue Code. Accordingly, provision has not been made for Federal income taxes. See Note 4 -- Federal Income Tax Matters.

E. Dividends and distributions -- Dividends and distributions to shareholders are recorded by each Portfolio on the record date. Net investment income distributions and capital gains distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America. These differences are due to differing treatments for items such as deferral of wash sales and post-October losses, foreign currency transactions, net operating losses and expiring capital loss carryovers. At December 31, 2002, the following amounts were reclassified:

                            Accumulated      Accumulated
                           Undistributed    Undistributed
                           Net Investment    Net Realized      Additional
                               Income        Gain (Loss)    Paid-in Capital
----------------------------------------------------------------------------
Bond Portfolio               $      ---       $1,337,337       $1,337,337
Science and Technology
  Portfolio                     519,314              ---          519,314
Small Cap Portfolio           2,049,088              ---        2,049,088

F. Options -- See Note 5 -- Options

G. Futures -- See Note 6 -- Futures

H. Repurchase agreements -- Repurchase agreements are collateralized by the value of the resold securities which, during the entire period of the agreement, remains at least equal to the value of the loan, including accrued interest thereon. The collateral for the repurchase agreement is held by the Fund's custodian bank.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

NOTE 2 -- INVESTMENT MANAGEMENT AND PAYMENTS TO AFFILIATED PERSONS

Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of Waddell & Reed, Inc. ("W&R"), serves as the Fund's investment manager. The Fund pays a fee for investment management services. The fee is computed daily based on the net asset value at the close of business. The fee is payable by each Portfolio at the following annual rates:

                                                                  Annual
         Fund                     Net Asset Breakpoints            Rate
------------------------------------------------------------------------
Asset Strategy Portfolio    Up to $1 Billion                      0.700%
                            Over $1 Billion up to $2 Billion      0.650%
                            Over $2 Billion up to $3 Billion      0.600%
                            Over $3 Billion                       0.550%

Balanced Portfolio          Up to $1 Billion                      0.700%
                            Over $1 Billion up to $2 Billion      0.650%
                            Over $2 Billion up to $3 Billion      0.600%
                            Over $3 Billion                       0.550%

Bond Portfolio              Up to $500 Million                    0.525%
                            Over $500 Million up to $1 Billion    0.500%
                            Over $1 Billion up to $1.5 Billion    0.450%
                            Over $1.5 Billion                     0.400%

Core Equity Portfolio       Up to $1 Billion                      0.700%
                            Over $1 Billion up to $2 Billion      0.650%
                            Over $2 Billion up to $3 Billion      0.600%
                            Over $3 Billion                       0.550%

Growth Portfolio            Up to $1 Billion                      0.700%
                            Over $1 Billion up to $2 Billion      0.650%
                            Over $2 Billion up to $3 Billion      0.600%
                            Over $3 Billion                       0.550%

High Income Portfolio       Up to $500 Million                    0.625%
                            Over $500 Million up to $1 Billion    0.600%
                            Over $1 Billion up to $1.5 Billion    0.550%
                            Over $1.5 Billion                     0.500%

International Portfolio     Up to $1 Billion                      0.850%
                            Over $1 Billion up to $2 Billion      0.830%
                            Over $2 Billion up to $3 Billion      0.800%
                            Over $3 Billion                       0.760%

Limited-Term Bond           Up to $500 Million                    0.500%
    Portfolio               Over $500 Million up to $1 Billion    0.450%
                            Over $1 Billion up to $1.5 Billion    0.400%
                            Over $1.5 Billion                     0.350%

Money Market Portfolio      All Net Assets                        0.400%

Science and Technology      Up to $1 Billion                      0.850%
    Portfolio               Over $1 Billion up to $2 Billion      0.830%
                            Over $2 Billion up to $3 Billion      0.800%
                            Over $3 Billion                       0.760%

Small Cap Portfolio         Up to $1 Billion                      0.850%
                            Over $1 Billion up to $2 Billion      0.830%
                            Over $2 Billion up to $3 Billion      0.800%
                            Over $3 Billion                       0.760%

Value Portfolio             Up to $1 Billion                      0.700%
                            Over $1 Billion up to $2 Billion      0.650%
                            Over $2 Billion up to $3 Billion      0.600%
                            Over $3 Billion                       0.550%

The Fund accrues and pays this fee daily. The Fund also reimburses WRIMCO for certain expenses, including additional Fund-related security costs incurred by WRIMCO as a result of the September 11, 2001 terrorist activities. The amount reimbursed represents the Fund's share of incremental security-related costs including the cost of using private transportation for WRIMCO's personnel in lieu of commercial transportation, certain security-related personnel and facilities costs. At December 31, 2002, additional security costs amounted to $210,088, which is included in other expenses.

WRIMCO, the Fund's investment manager, has agreed to waive a Portfolio's management fee on any day that the Portfolio's net assets are less than $25 million, subject to its right to change or modify this waiver. During the period ended December 31, 2002, WRIMCO voluntarily waived its fee (000 omitted) as shown in the following table:

                         LIMITED-TERM BOND PORTFOLIO $50

The Fund has an Accounting Services Agreement with Waddell & Reed Services Company ("WRSCO"), a wholly owned subsidiary of W&R. Under the agreement, WRSCO acts as the agent in providing bookkeeping and accounting services and assistance to the Fund, including maintenance of Fund records, pricing of Fund shares, preparation of prospectuses for existing shareholders, preparation of proxy statements and certain shareholder reports. For these services, each Portfolio pays WRSCO a monthly fee of one-twelfth of the annual fee shown in the following table.

Accounting Services Fee Average
Net Asset Level Annual Fee (all dollars in millions)Rate for Each Portfolio

-----------------------------------
From $    0 to $   10      $      0
From $   10 to $   25      $ 11,000
From $   25 to $   50      $ 22,000
From $   50 to $  100      $ 33,000
From $  100 to $  200      $ 44,000
From $  200 to $  350      $ 55,000
From $  350 to $  550      $ 66,000
From $  550 to $  750      $ 77,000
From $  750 to $1,000      $ 93,500
     $1,000 and Over       $110,000

The Fund has adopted a Service Plan pursuant to Rule 12b-1 of the 1940 Act. Under the Plan, each Portfolio may pay a fee to W&R in an amount not to exceed

0.25% of the Portfolio's average annual net assets. The fee is to be paid to compensate W&R for amounts it expends in connection with the provision of personal services to Policyowners and/or maintenance of Policyowner accounts.

The Fund paid Directors' fees of $145,760, which are included in other expenses.

W&R is a subsidiary of Waddell & Reed Financial, Inc., a public holding company, and a direct subsidiary of Waddell & Reed Financial Services, Inc., a holding company.

NOTE 3 -- INVESTMENT SECURITIES TRANSACTIONS

Investment securities transactions for the fiscal year ended December 31, 2002 are summarized as follows:

                                        Asset Strategy    Balanced          Bond
                                           Portfolio      Portfolio       Portfolio
                                        --------------    ---------       ---------
Purchases of investment securities,
excluding short-term and United
States Government obligations          $ 78,646,340    $   90,147,399    $ 42,387,560
Purchases of United States Government
obligations                              78,582,686           991,540      98,148,169
Purchases of short-term
 securities                             561,755,621     1,423,589,939     457,376,939
Purchases of options                     11,213,881               ---             ---
Purchases of bullion                     11,345,771               ---             ---
Proceeds from maturities
 and sales of investment
 securities, excluding
 short-term and United States
 Government obligations                  54,778,830        71,920,989      10,902,460
Proceeds from maturities
 and sales of United States
 Government obligations                  58,164,792        10,090,673      54,148,087
Proceeds from maturities
 and sales of short-term
 securities                             561,373,262     1,423,205,271     456,089,000
Proceeds from bullion                     5,732,088               ---             ---
Proceeds from options                     9,921,042               ---             ---



                                                                          High
                                         Core Equity       Growth        Income
                                          Portfolio       Portfolio     Portfolio
                                        -----------       ---------     ---------
Purchases of investment
securities, excluding short-
term and United States Government
obligations                          $  260,403,792   $  308,465,604   $  116,493,678
Purchases of United States
Government obligations                          ---              ---              ---
Purchases of short-term
 securities                           3,399,574,161    3,026,244,685    1,370,500,347
Proceeds from maturities
 and sales of investment
 securities, excluding
 short-term and United States
 Government obligations                 377,019,718      412,171,412       89,168,594
Proceeds from maturities
 and sales of United States
 Government obligations                         ---              ---        2,825,671
Proceeds from maturities
 and sales of short-term
 securities                           3,347,688,896    3,002,124,140    1,372,643,596



                                                        Limited-      Science and
                                        International   Term Bond     Technology
                                          Portfolio     Portfolio     Portfolio
                                        -------------   ---------     -----------
Purchases of investment
securities, excluding short-
term and United States Government
obligations                          $  156,582,552    $ 21,653,886  $  141,003,617
Purchases of United States
Government obligations                          ---      13,138,806             ---
Purchases of short-term securities    1,531,104,449      64,922,152   2,504,487,436
Purchases of options                            ---             ---       5,251,240
Proceeds from maturities
 and sales of investment
 securities, excluding
 short-term and United States
 Government obligations                 175,218,741       4,128,435     139,000,618
Proceeds from maturities
 and sales of United States
 Government obligations                         ---       2,859,170             ---
Proceeds from maturities
 and sales of short-term
 securities                           1,527,344,746      62,294,953   2,509,622,866
Proceeds from options                           ---             ---       7,398,644

                                          Small Cap        Value
                                          Portfolio      Portfolio
                                         -----------     ---------
Purchases of investment securities,
excluding short-term and United
States Government
obligations                          $  110,171,204   $   86,956,407
Purchases of United States
 Government obligations                         ---             ---
Purchases of short-term
 securities                           2,669,997,558    1,475,856,299
Proceeds from maturities
 and sales of investment
 securities, excluding
 short-term and United States
 Government obligations                  83,855,147       45,297,514
Proceeds from maturities
 and sales of United States
 Government obligations                         ---              ---
Proceeds from maturities
 and sales of short-term
 securities                           2,698,677,313    1,476,398,000


For Federal income tax purposes, cost of investments owned at December 31, 2002 and the related unrealized appreciation (depreciation) were as follows:

                                                             Aggregate
                                                            Appreciation
                                               CostAppreciationDepreciation(Depreciation)
                                       ----------------------------------------------------------
Asset Strategy
  Portfolio                            $165,430,073   $  5,132,991   $  2,396,950    $  2,736,041
Balanced Portfolio                      168,006,128      8,474,792      8,348,918         125,874
Bond Portfolio                          240,701,092     13,043,358      1,891,158      11,152,200
Core Equity Portfolio                   601,916,788     95,100,662     48,134,219      46,966,443
Growth Portfolio                        684,595,267     93,608,527     68,285,694      25,322,833
High Income Portfolio                   126,858,420      3,596,745      4,690,606      (1,093,861)
International
  Portfolio                             147,843,678      4,884,911     13,893,747      (9,008,836)
Limited-Term Bond
  Portfolio                              45,522,013      1,172,381          9,324       1,163,057
Money Market
  Portfolio                             102,095,440            ---            ---             ---
Science and Technology
  Portfolio                             229,279,681     11,406,022     43,254,807     (31,848,785)
Small Cap Portfolio                     324,746,966     25,149,128     70,784,215     (45,635,087)
Value Portfolio                          76,882,820      2,431,115      4,042,468      (1,611,353)

NOTE 4 -- FEDERAL INCOME TAX MATTERS

For Federal income tax purposes, the Portfolios' distributed and undistributed earnings and profit for the fiscal year ended December 31, 2002 and the related Capital Loss Carryover and Post-October activity were as follows:

                                              Asset
                                             Strategy      Balanced         Bond
                                             Portfolio     Portfolio      Portfolio
                                             ----------------------------------------
Net ordinary income ......................   $ 2,616,614   $ 3,124,160   $10,170,248
Distributed ordinary income ..............     2,615,962     3,123,111    10,148,255
Undistributed ordinary income ............           978         1,889        22,667

Realized long-term capital gains .........           ---           ---           ---
Distributed long-term capital gains ......           ---           ---           ---
Undistributed long-term capital gains ....           ---           ---           ---

Capital loss carryover ...................       350,900    13,987,503       668,343

Post-October losses deferred .............           ---           ---           ---

                                                 Core                          High
                                                Equity         Growth         Income
                                               Portfolio      Portfolio      Portfolio
                                             ------------------------------------------
Net ordinary income ......................   $  3,816,386   $     97,482   $ 10,217,520
Distributed ordinary income ..............      3,810,945         91,557     10,216,847
Undistributed ordinary income ............         11,139         12,806         31,279

Realized long-term capital gains .........            ---            ---            ---
Distributed long-term capital gains ......            ---            ---            ---
Undistributed long-term capital gains ....            ---            ---            ---

Capital loss carryover ...................    117,005,003     79,094,360     13,911,720

Post-October losses deferred .............      2,620,944      6,092,111        492,960

                                                              Limited-       Money
                                             International    Term Bond      Market
                                               Portfolio      Portfolio     Portfolio
                                             -----------------------------------------
Net ordinary income ......................   $   658,931     $ 1,091,886   $ 1,093,272
Distributed ordinary income ..............       657,832       1,091,807     1,092,710
Undistributed ordinary income ............         2,587             118           910

Realized long-term capital gains .........           ---             ---           ---
Distributed long-term capital gains ......           ---             ---           ---
Undistributed long-term capital gains ....           ---             ---           ---

Capital loss carryover ...................    33,377,007         422,851           ---

Post-October losses deferred .............     3,514,734           7,001           ---

                                              Science and     Small
                                              Technology       Cap        Value
                                               Portfolio    Portfolio   Portfolio
                                              -----------------------------------
Net ordinary income ......................    $   ---         $---      $586,274
Distributed ordinary income ..............      1,619          ---       586,274
Undistributed ordinary income ............        ---          ---           ---

Realized long-term capital gains .........        ---          ---           ---
Distributed long-term capital gains ......        ---          ---           ---
Undistributed long-term capital gains ....        ---          ---           ---

Capital loss carryover ......... 28,805,115 16,908,229 6,826,049

Post-October losses deferred ... 1,019,133 2,003,407 203,246

Internal Revenue Code regulations permit each Portfolio to defer into its next fiscal year net capital losses or net long-term capital losses incurred between each November 1 and the end of its fiscal year ("post-October losses").

Capital loss carryovers are available to offset future realized capital gain net income for Federal income tax purposes. The following shows the totals by year in which the capital loss carryovers will expire if not utilized.

                              Asset                                      Core
                            Strategy      Balanced         Bond         Equity
                            Portfolio     Portfolio      Portfolio     Portfolio
                           -----------   ----------------------------------------
December 31, 2004.......   $      ---    $       ---    $   16,696   $        ---
December 31, 2008.......          ---            ---       962,383            ---
December 31, 2009.......    6,107,622      7,156,738        54,574     75,112,594
December 31, 2010.......      350,900     13,987,503       668,343    117,005,003
                           ----------    -----------    ----------   ------------
Total carryover.........   $6,458,522    $21,144,241    $1,701,996   $192,117,597
                           ==========    ===========    ==========   ============

                                             High                       Limited-
                              Growth        Income      International   Term Bond
                             Portfolio     Portfolio      Portfolio     Portfolio
                           ------------   ---------------------------------------
December 31, 2006 .....    $        ---   $    65,442    $       ---     $    ---
December 31, 2007 .....             ---     6,542,253            ---          ---
December 31, 2008 .....             ---    13,383,162            ---        9,954
December 31, 2009 .....      80,837,850     9,637,801     36,579,000          ---
December 31, 2010 .....      79,094,360    13,911,720     33,377,007      422,851
                           ------------   -----------    -----------     --------
Total carryover .....      $159,932,210   $43,540,378    $69,956,007     $432,805
                           ============   ===========    ===========     ========

                                  Science and     Small
                                   Technology      Cap            Value
                                   Portfolio     Portfolio      Portfolio
                                 -----------------------------------------
December 31, 2009 ...            $ 35,158,646   $41,349,713    $    85,194
December 31, 2010 ...              28,805,115    16,908,229      6,826,049
                                 ------------   -----------    -----------
Total carryover .....            $ 63,963,761   $58,257,942    $ 6,911,243
                                 ============   ===========    ===========

NOTE 5 -- OPTIONS

Options purchased by a Portfolio are accounted for in the same manner as marketable portfolio securities. The cost of portfolio securities acquired through the exercise of call options is increased by the premium paid to purchase the call. The proceeds from securities sold through the exercise of put options are decreased by the premium paid to purchase the put.

When the Portfolio writes (sells) an option, an amount equal to the premium received by the Portfolio is recorded as a liability. The amount of the liability is subsequently adjusted to reflect the current market value of the option written. The current market value of an option is the last sales price on the principal exchange on which the option is traded or, in the absence of transactions, the mean between the bid and asked prices or at a value supplied by a broker-dealer. When an option expires on its stipulated expiration date or the Portfolio enters into a closing purchase transaction, the Portfolio realizes a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the call option was sold) and the liability related to such option is extinguished. When a written call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Portfolio has realized a gain or loss. For the Portfolio, when a written put option is exercised, the cost basis of the securities purchased by the Portfolio is reduced by the amount of the premium received.

For Asset Strategy Portfolio, transactions in call options written were as follows:

                                   Number of      Premiums
                                   Contracts      Received
                                  ----------     ----------
Outstanding at
  December 31, 2001 ..........           727    $   215,919
Options written ..............        28,782      7,213,616
Options terminated
  in closing purchase
  transactions ...............       (29,055)    (7,255,880)
Options exercised ............           ---            ---
Options expired ..............           ---            ---
                                 -----------    -----------
Outstanding at
  December 31, 2002 ..........           454    $   173,655
                                 ===========    ===========

For Asset Strategy Portfolio, transactions in put options written were as follows:

                                 Number of     Premiums
                                 Contracts     Received
                                 ---------     --------
Outstanding at
  December 31, 2001 ..........         ---     $    ---
Options written ..............       1,300      254,592
Options terminated
  in closing purchase
  transactions ...............      (1,300)    (254,592)
Options exercised ............         ---          ---
Options expired ..............         ---          ---
                                 ---------     --------
Outstanding at
  December 31, 2002 ..........         ---     $    ---
                                 =========     ========

For Science and Technology Portfolio, transactions in call options written were as follows:

                                   Number of      Premiums
                                   Contracts      Received
                                   ---------      --------
Outstanding at
  December 31, 2001 ..........         6,880    $ 1,722,986
Options written ..............        20,901      4,383,212
Options terminated
  in closing purchase
  transactions ...............       (19,251)    (3,827,672)
Options exercised ............        (4,703)    (1,015,749)
Options expired ..............        (1,430)      (165,438)
                                   ---------    -----------
Outstanding at
  December 31, 2002 ..........         2,397    $ 1,097,339
                                   =========    ===========

For Science and Technology Portfolio, transactions in put options written were as follows:

                                   Number of      Premiums
                                   Contracts      Received
                                   ---------      --------
Outstanding at
  December 31, 2001 ..........           ---     $      ---
Options written ..............         7,719      1,198,735
Options terminated
  in closing purchase
  transactions ...............        (5,358)      (912,913)
Options exercised ............          (551)       (56,753)
Options expired ..............        (1,810)      (229,069)
                                   ---------     ----------
Outstanding at
  December 31, 2002 ..........           ---     $      ---
                                   =========     ==========

NOTE 6 -- FUTURES

No price is paid upon entering into a futures contract. Instead, upon entering into a futures contract, the Portfolio is required to deposit, in a segregated account, an amount of cash or United States Treasury Bills equal to a varying specified percentage of the contract amount. This amount is known as the initial margin. Subsequent payments ("variation margins") are made or received by the Portfolio each day, dependent on the daily fluctuations in the value of the underlying debt security or index. These changes in the variation margins are recorded by the Portfolio as unrealized gains or losses. Upon the closing of the contracts, the cumulative net change in the variation margin is recorded as realized gain or loss. The Portfolio uses futures to attempt to reduce the overall risk of its investments.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders, W&R Target Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Asset Strategy Portfolio, Balanced Portfolio, Bond Portfolio, Core Equity Portfolio, Growth Portfolio, High Income Portfolio, International Portfolio, Limited-Term Bond Portfolio, Money Market Portfolio, Science and Technology Portfolio, Small Cap Portfolio and Value Portfolio (collectively the "Portfolios") comprising W&R Target Funds, Inc., as of December 31, 2002, and the related statements of operations for the fiscal year then ended, the statements of changes in net assets for each of the two fiscal years in the period then ended (for the fiscal year ended December 31, 2002 and the fiscal period from May 1, 2001 (commencement of operations) through December 31, 2001 for Value Portfolio), and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of each of the respective Portfolios of W&R Target Funds, Inc. as of December 31, 2002, the results of their operations for the fiscal year then ended, the changes in their net assets for each of the two fiscal years in the period then ended (for the fiscal year ended December 31, 2002 and the fiscal period from May 1, 2001 (commencement of operations) through December 31, 2001 for Value Portfolio), and their financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Kansas City, Missouri
February 7, 2003

THE BOARD OF DIRECTORS OF W&R Target Funds, Inc.

Each of the individuals listed below serves as a director for each of the portfolios within the Waddell & Reed Advisors Funds, W&R Funds, Inc., Waddell & Reed InvestEd Portfolios, Inc. and W&R Target Funds, Inc. for a total of 47 portfolios served. Three of the four interested directors are "interested" by virtue of their current or former engagement as officers of Waddell & Reed Financial, Inc. (WDR) or its wholly-owned subsidiaries, including the funds' investment advisor, Waddell & Reed Investment Management Company (WRIMCO); the funds' principal underwriter, Waddell & Reed, Inc. (W&R); and the funds' transfer agent, Waddell & Reed Services Company (WRSCO), as well as by virtue of their personal ownership of shares of WDR. The fourth interested director is a partner in a law firm that has represented W&R within the past two years.

The other directors (more than a majority of the total number) are disinterested; that is, they are not employees or officers of, and have no financial interest in, WDR or any of its wholly-owned subsidiaries, including W&R, WRIMCO and WRSCO.

DISINTERESTED DIRECTORS

James M. Concannon (55)
Washburn Law School, 1700 College, Topeka, KS 66621 Position held with Fund:
Director
Director since: 1997
Principal Occupations During Past 5 Years: Professor of Law, Washburn Law School; formerly, Dean, Washburn Law School
Other Directorships held by Director: Director, Am Vestors CBO II, Inc., a bond investment firm

John A. Dillingham (64)
4040 Northwest Claymont Drive, Kansas City, MO 64116
Position held with Fund: Director
Director since: 1997
Principal Occupations During Past 5 Years: President and Director, JoDill Corp. and Dillingham Enterprises, Inc., both farming enterprises; formerly, Instructor at Central Missouri State University; formerly, Consultant and Director, McDougal Construction Co.
Other Directorships held by Director: Chairman, Clay Co. IDA and Kansas City Municipal Assistance Corp., both bonding authorities; Director, American Royal and Salvation Army

David P. Gardner (69)
2441 Iron Canyon Drive, Park City UT 84060
Position held with Fund: Director
Director since: 1998
Principal Occupation During Past 5 Years: formerly, President, William and Flora Hewlett Foundation
Other Directorships held by Director: Chairman, J. Paul Getty Trust; Director, Fluor Corp., Campus Pipeline, John & Karen Huntsman Foundation and Huntsman Cancer Foundation; formerly, Chairman, George S. and Dolores Dor'e Eccles Foundation; formerly, Director, First Security Corp., Digital Ventures and Charitableway

Linda K. Graves (49)
6300 Lamar Avenue, Overland Park, KS 66202
Position held with Fund: Director
Director since: 1995
Principal Occupation During Past 5 Years: formerly, First Lady of Kansas
Other Directorships held by Director: Chairman & Director, Community Foundation of Johnson County; Director, Greater Kansas City Community Foundation; Director, American Guaranty Life Insurance Company

Joseph Harroz, Jr. (36)
6300 Lamar Avenue, Overland Park, KS 66202
Position held with Fund: Director
Director since: 1998
Principal Occupations During Past 5 Years: General Counsel, University of Oklahoma, Cameron University and Rogers State University; Vice President, University of Oklahoma; Adjunct Professor, University of Oklahoma Law School; Managing Member, Harroz Investments, LLC, commercial enterprise investments Other Directorships held by Director: Treasurer, Oklahoma Appleseed (Center for Law and Justice); Trustee, Ivy Fund

John F. Hayes (83)
6300 Lamar Avenue, Overland Park, KS 66202
Position held with Fund: Director
Director since: 1988
Principal Occupation During Past 5 Years: Chairman, Gilliland & Hayes, PA, a law firm
Other Directorships held by Director: Director, Central Bank & Trust and Central Financial Corp.; formerly, Director, Central Properties, Inc.

Glendon E. Johnson (79)
13635 Deering Bay Drive, Unit 284, Miami, FL 33158
Position held with Fund: Director
Director since: 1971
Principal Occupations During Past 5 Years: Retired; formerly, Chief Executive Officer and Director, John Alden Financial Corp.
Other Directorships held by Director: Manager, Castle Valley Ranches LLC; Chairman, Wellness Council of America; Chairman, Bank Assurance Partners, marketing; Executive Board and Advisory Committee, Boy Scouts of America

Eleanor B. Schwartz (66)
1213 W. 95th Ct., Chartwell #4, Kansas City, MO 64114
Position held with Fund: Director
Director since: 1995
Principal Occupations During Past 5 Years: Professor, University of Missouri at Kansas City; formerly, Chancellor, University of Missouri at Kansas City
Other Directorships held by Director: Trustee, Ivy Fund

Frederick Vogel III (67)
6300 Lamar Avenue, Overland Park, KS 66202 Position held with Fund: Director Director since: 1971
Principal Occupation During Past 5 Years: Retired Other Directorships held by
Director: None

INTERESTED DIRECTORS

Robert L. Hechler (66)
6300 Lamar Avenue, Overland Park, KS 66202 Positions held with Fund: Director; formerly, President, Principal Financial Officer; formerly, Vice President Director since: 1998
Principal Occupations During Past 5 Years: Consultant of WDR and W&R (2001 to present); Director of WDR (1998 to present); Executive Vice President and Chief Operating Officer of WDR (1998 to 2001); Director, Principal Financial Officer and Treasurer of W&R (1981 to 2001); Chief Executive Officer and President of W&R (1993 to 2001); Director, Executive Vice President, Principal Financial Officer and Treasurer of WRIMCO (1985 to 2001); Director and Treasurer of WRSCO (1981 to 2001); President of WRSCO (1981 to 1999) Other Directorships held by
Director: None

Henry J. Herrmann (60)
6300 Lamar Avenue, Overland Park, KS 66202 Positions held with Fund: Director and President; formerly, Vice President Director since: 1998; President since:
2001 Principal Occupation(s) During Past 5 Years: Director, President and Chief Investment Officer of WDR (1998 to present); Treasurer of WDR (1998 to 1999); Director of W&R (1993 to present); Director of WRIMCO (1992 to present); President and Chief Executive Officer of WRIMCO (1993 to present); Chief Investment Officer of WRIMCO (1991 to present); President and Chief Executive Officer of Waddell & Reed Ivy Investment Company (WRIICO), an affiliate of WDR (2002 to present); President of Ivy Fund (2002 to present) Other Directorships held by Director: Director, Austin, Calvert & Flavin, an affiliate of WRIMCO; Chairman and Director, Ivy Services. Inc., an affiliate of WRIICO; Director, WRIICO; Trustee, Ivy Fund

Frank J. Ross, Jr. (49)
Polsinelli, Shalton & Welte,700 West 47th Street, Suite 1000, Kansas City, MO 64112 Position held with Fund: Director Director since: 1996 Principal Occupation During Past 5 Years: Shareholder/Director, Polsinelli,
Shalton & Welte, a law firm
Other Directorships held by Director: Director, Columbian Bank & Trust

Keith A. Tucker (58)
6300 Lamar Avenue, Overland Park, KS 66202 Positions held with Fund: Chairman of the Board of Directors and Director; formerly, President Director since: 1993; Chairman of the Board of Directors since: 1998 Principal Occupation(s) During Past 5 Years: Chairman of the Board of Directors, Director and Chief Executive Officer of WDR (1998 to present); Principal Financial Officer of WDR (1998 to
1999); Chairman of the Board of Directors and Director of W&R, WRIMCO and WRSCO (1993 to present); Vice Chairman of the Board of Directors of Torchmark Corporation (1991 to 1998) Other Directorships held by Director: Chairman of the Board and Trustee, Ivy Fund

OFFICERS

Theodore W. Howard (60)
6300 Lamar Avenue, Overland Park, KS 66202 Positions held with Fund: Vice President, Treasurer, Principal Accounting Officer, and Principal Financial Officer Length of Time Served: Vice President, Treasurer and Principal Accounting Officer, 16 years; Principal Financial Officer, 1 year Principal Occupation(s) During Past 5 Years: Senior Vice President of WRSCO (2001 to present); Vice President of WRSCO (1988 to 2001); Vice President and Assistant Treasurer of Ivy Fund (2002 to present) Directorships held: None

Kristen A. Richards (35)
6300 Lamar Avenue, Overland Park, KS 66202 Positions held with Fund: Vice President, Secretary and Associate General Counsel
Length of Time Served: 3 years
Principal Occupation(s) During Past 5 Years: Vice President, Associate General Counsel and Chief Compliance Officer of WRIMCO (2000 to present); Vice President, Associate General Counsel and Chief Compliance Officer of WRIICO (2002 to present); Vice President and Secretary of Ivy Fund (2002 to present); Assistant Secretary of each of the funds in the Fund Complex (1998 to 2000); Compliance Officer of WRIMCO (1995 to 1998) Directorships held: None

Daniel C. Schulte (37)
6300 Lamar Avenue, Overland Park, KS 66202 Positions held with Fund: Vice President, Assistant Secretary and General Counsel
Length of Time Served: 3 years
Principal Occupation(s) During Past 5 Years: Vice President, Secretary and General Counsel of WDR (2000 to present); Senior Vice President, Secretary and General Counsel of W&R, WRIMCO and WRSCO (2000 to present); Senior Vice President, General Counsel and Assistant Secretary of Ivy Services, Inc. (2002 to present); Vice President, General Counsel and Assistant Secretary of WRIICO (2002 to present); Vice President and Assistant Secretary of Ivy Fund (2002 to present); Assistant Secretary of WDR (1998 to 2000); an attorney with Klenda, Mitchell, Austerman & Zuercher, L.L.C. (1994 to 1998) Directorships held: None

Michael D. Strohm (51)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President Length of Time Served: 1 year
Principal Occupation(s) During Past 5 Years: Senior Vice President of WDR (1998 to present); Chief Operations Officer of WDR (2002 to present); President, Director, Chief Executive Officer and Chief Financial Officer of W&R (2002 to present); Senior Vice President of W&R (1994 to 2002); President and Director of WRSCO (1999 to present); President and Chief Executive Officer of Ivy Services, Inc. (2002 to present); Vice President of Ivy Fund (2002 to present) Directorships held: Director of WRIICO and Ivy Services, Inc.

Michael L. Avery (49)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 6 years Principal Occupation(s) During Past 5 Years: Senior Vice President/Vice President and Director of Research for WRIMCO (1987 to present); portfolio manager for investment companies managed by WRIMCO (1994 to present) Directorships held:
None

James C. Cusser (53)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 11 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Vice President of Ivy Fund (2002 to present); Vice President of WRIMCO (1992 to 2000); portfolio manager for investment companies managed by WRIMCO (1992 to present); Senior Vice President of WRIICO (2002 to present); portfolio manager for investment companies managed by WRIICO (2002 to present) Directorships held: None

Harry M. Flavin (59)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 2 years Principal Occupation(s) During Past 5 Years: President, Co-Chief Investment Officer of Austin, Calvert & Flavin, Inc., an affiliate of WRIMCO; Senior Vice President of WRIMCO (2000 to present); portfolio manager for investment companies managed by WRIMCO (2000 to present) Directorships held: Director of Austin, Calvert & Flavin, Inc.

Thomas A. Mengel (45)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 7 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Vice President of Ivy Fund (2002 to present); Vice President of WRIMCO (1996 to 2000); portfolio manager for investment companies managed by WRIMCO (1996 to present); Senior Vice President of WRIICO (2002 to present); portfolio manager for investment companies managed by WRIICO (2002 to present) Directorships held: None

William M. Nelson (42)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 4 years Principal Occupation(s) During Past 5 Years: Vice President of WRIMCO (1999 to present); employee of WRIMCO (1995 to present) Directorships held: None

Cynthia P. Prince-Fox (44)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 9 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Co-Chief Investment Officer and Vice President of Austin, Calvert & Flavin (2001 to present); Vice President of WRIMCO (1993 to 2000); portfolio manager for investment companies managed by WRIMCO (1993 to present) Directorships held: None

Philip J. Sanders (43)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 5 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Vice President of WRIMCO (1998 to 2000); portfolio manager for investment companies managed by WRIMCO (1998 to present) Directorships held:
None

Grant P. Sarris (36)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 4 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Vice President of Ivy Fund (2002 to present); Vice President of WRIMCO (1998 to 2000); portfolio manager for investment companies managed by WRIMCO (1998 to present); assistant portfolio manager for investment companies managed by WRIMCO (1996 to 1998); Senior Vice President of WRIICO (2002 to present); portfolio manager for investment companies managed by WRIICO (2002 to present) Directorships held: None

Zachary H. Shafran (37)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 2 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Vice President of Ivy Fund (2002 to present); Vice President of WRIMCO (1996 to 2000); portfolio manager for investment companies managed by WRIMCO (1996 to present); Senior Vice President of WRIICO (2002 to present); portfolio manager for investment companies managed by WRIICO (2002 to present) Directorships held: None

W. Patrick Sterner (54)
6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 9 years Principal Occupation(s) During Past 5 Years: Senior Vice President of WRIMCO (2000 to present); Vice President of WRIMCO (1992 to 2000); portfolio manager for investment companies managed by WRIMCO (1992 to present) Directorships held:
None

Mira Stevovich (49)

6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President, Assistant Treasurer and portfolio manager Length of Time Served: 5 years
Principal Occupation(s) During Past 5 Years: Vice President and Assistant Treasurer of WRIMCO (1998 to present); Vice President and Assistant Treasurer of Ivy Fund (2002 to present); Senior Vice President of WRIICO (2002 to present); portfolio manager for investment companies managed by WRIMCO (1998 to present); portfolio manager for investment companies managed by WRIICO (2002 to present); assistant portfolio manager for investment companies managed by WRIMCO and its predecessor (1989 to 1998)
Directorships held: None

Daniel J. Vrabac (48)

6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 6 years Principal Occupation(s) During Past 5 Years: Senior Vice President and Head of Fixed Income for WRIMCO (2000 to present); portfolio manager for investment companies managed by WRIMCO (1997 to present); Vice President of WRIMCO (1997 to 2000) Directorships held: None

James D. Wineland (51)

6300 Lamar Avenue, Overland Park KS 66202 Position held with Fund: Vice President and portfolio manager Length of Time Served: 6 years Principal Occupation(s) During Past 5 Years: Senior Vice President/Vice President of WRIMCO (1988 to present); Vice President of Ivy Fund (2002 to present); portfolio manager for investment companies managed by WRIMCO and its predecessor (1988 to present); Senior Vice President of WRIICO (2002 to present); portfolio manager for investment companies managed by WRIICO (2002 to present) Directorships held: None

ANNUAL PRIVACY NOTICE

Waddell & Reed, Inc., Waddell & Reed Advisors Group of Mutual Funds and W&R Funds, Inc. ("Waddell & Reed") are committed to ensuring their customers have access to a broad range of products and services to help them achieve their personal financial goals. In the course of doing business with Waddell & Reed, customers are requested to share financial information and they may be asked to provide other personal details. Customers can be assured that Waddell & Reed is diligent in its efforts to keep such information confidential.

Recognition of a Customer's Expectation of Privacy At Waddell & Reed, we believe the confidentiality and protection of customer information is one of our fundamental responsibilities. And while information is critical to providing quality service, we recognize that one of our most important assets is our customers' trust. Thus, the safekeeping of customer information is a priority for Waddell & Reed.

Information Collected

In order to tailor available financial products to your specific needs, Waddell & Reed may request that you complete a variety of forms that require nonpublic personal information about your financial history and other personal details, including but not limited to, your name, address, social security number, assets, income and investments. Waddell & Reed may also gather information about your transactions with us, our affiliates and others.

Categories of Information that may be Disclosed While Waddell & Reed may disclose information it collects from applications and other forms, as described above, we at Waddell & Reed also want to assure all of our customers that whenever information is used, it is done with discretion. The safeguarding of customer information is an issue we take seriously.

Categories of Parties to whom we disclose nonpublic personal information Waddell & Reed may disclose nonpublic personal information about you to the following types of third parties: selectively chosen financial service providers, whom we believe have valuable products or services that could benefit you. Whenever we do this, we carefully review the company and the product or service to make sure that it provides value to our customers. We share the minimum amount of information necessary for that company to offer its product or service. We may also share information with unaffiliated companies that assist us in providing our products and services to our customers; in the normal course of our business (for example, with consumer reporting agencies and government agencies); when legally required or permitted in connection with fraud investigations and litigation; and at the request or with the permission of a customer.

Opt Out Right

If you prefer that we not disclose nonpublic personal information about you to nonaffiliated third parties, you may opt out of those disclosures, that is, you may direct us not to make those disclosures (other than disclosures permitted by law). If you wish to opt out of disclosures to nonaffiliated third parties, please provide a written request to opt-out with your name and social security number to your financial advisor.

Confidentiality and Security

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide products and services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information. If you decide to close your account(s) or become an inactive customer, we will adhere to the privacy policies and practices as described in this notice.

This report is submitted for the general information of the shareholders of W&R Target Funds, Inc. It is not authorized for distribution to prospective investors in the Fund unless accompanied with or preceded by the W&R Target Funds, Inc. current prospectus and current Fund performance information.

ASSET STRATEGY Portfolio
Goal: To seek high total return over the long term.

Invested In: An allocation of its assets among stocks, bonds (of any quality) and short-term instruments.

BALANCED Portfolio
Goals: To seek current income, with a secondary goal of long-term appreciation of capital.

Invested in: Primarily a mix of stocks, fixed-income securities and cash, depending on market conditions.

BOND Portfolio
Goal: To seek a reasonable return with emphasis on preservation of capital.

Invested In: Primarily domestic debt securities, usually of investment grade.

CORE EQUITY Portfolio
Goals: To seek capital growth and income.

Invested In: Primarily common stocks of large, high-quality U.S. and foreign companies that are well known, have been consistently profitable and have dominant market positions in their industries.

GROWTH Portfolio
Goals: To seek capital growth, with a secondary goal of current income.

Invested In: Primarily common stocks of U.S. and foreign companies with market capitalization of at least $1 billion representing faster growing sectors of the economy, such as the technology, health care and consumer-oriented sectors.

HIGH INCOME Portfolio
Goals: To seek a high level of current income, with a secondary goal of capital growth.

Invested In: Primarily high-yield, high-risk, fixed-income securities of U.S. and foreign issuers.

INTERNATIONAL Portfolio
Goals: To seek long-term appreciation of capital, with a secondary goal of current income.

Invested in: Primarily common stocks of foreign companies that may have the potential for long-term growth.

LlMITED-TERM BOND Portfolio
Goal: To seek a high level of current income consistent with preservation of capital.

Invested in: Primarily investment-grade debt securities of U.S. issuers, including U.S. Government securities. The Portfolio maintains a dollar-weighted average portfolio maturity of 2-5 years.

MONEY MARKET Portfolio
Goal: To seek maximum current income consistent with stability of principal.

Invested In: U.S. dollar-denominated, high-quality money market obligations and instruments.

SCIENCE AND TECHNOLOGY Portfolio
Goal: To seek long-term capital growth.

Invested in: Primarily in the equity securities of U.S. and foreign science and technology companies whose products, processes or services are being or are expected to be significantly benefited by the use or commercial application of scientific or technological developments or discoveries.

SMALL CAP Portfolio
Goal: To seek growth of capital.

Invested in: Primarily common stocks of relatively new or unseasoned companies in their early stages of development, or smaller companies positioned in new or in emerging industries where the opportunity for rapid growth is above average.

VALUE Portfolio
Goal: To seek long-term capital appreciation.

Invested in: Primarily stocks of large U.S. and foreign companies that are undervalued relative to the true worth of the company.

FOR MORE INFORMATION:
Contact your financial advisor, or your local office as listed on your Account Statement, or contact:
        United Investors Life                      Nationwide Financial, Inc.
        Variable Products Division            or   P.O. Box 182449
        P.O. Box 156                               One Nationwide Plaza
        Birmingham, AL 35201-0156                  Columbus, OH 43218-2449
        (205)325-4300                              1-888-867-5175

                              OR CALL 1-888-WADDELL

For more complete information regarding the W&R Target Funds, including charges and expenses, please obtain the Fund's prospectus by calling or writing to the number or address listed above. Please read the prospectus carefully before investing.

NUR1016A(12-02)